Exhibit 10.21

DAVENPORT BUILDING

I N D E X T O L E A S E

FROM

DAVENPORT BUILDING LIMITED PARTNERSHIP

TO

ZIPCAR, INC.

ARTICLE NUMBER	CAPTION	PAGE
I	BASIC LEASE PROVISIONS AND ENUMERATION OF EXHIBITS	1

II	PREMISES	5

III	LEASE TERM AND EXTENSION OPTIONS	7

IV	CONSTRUCTION	9

V	ANNUAL FIXED	15

VI	TAXES	16

VII	LANDLORD’S REPAIRS AND SERVICES AND TENANT’S ESCALATION PAYMENTS	18

VIII	TENANT’S REPAIRS	27

IX	ALTERATIONS	28

X	PARKING	32

XI	CERTAIN COVENANTS	34

XII	ASSIGNMENT AND SUBLETTING	37

XIII	INDEMNITY AND LIABILITY INSURANCE	42

XIV	FIRE, CASUALTY AND TAKING	45

XV	DEFAULT	50

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XVI MISCELLANEOUS PROVISIONS			55

Section	16.1	Waiver	55
Section	16.2	Cumulative Remedies	55
Section	16.3	Quiet Enjoyment	55
Section	16.4	Surrender	56
Section	16.5	Brokerage	56
Section	16.6	Invalidity Of Particular Provisions	57
Section	16.7	Provisions Binding, Etc.	57
Section	16.8	Recording	57
Section	16.9	Notices And Time For Action	58
Section	16.10	When Lease Becomes Binding	58
Section	16.11	Paragraph Headings	59
Section	16.12	Rights Of Mortgagee	59
Section	16.13	Rights Of Ground Lessor	60
Section	16.14	Notice To Mortgagee And Ground Lessor	60
Section	16.15	Assignment Of Rents	60
Section	16.16	Status Report And Financial Statements	61
Section	16.17	Self-Help	62
Section	16.18	Holding Over	62
Section	16.19	Entry By Landlord	63
Section	16.20	Tenant’s Payments	63
Section	16.21	Late Payment	64
Section	16.22	Counterparts	64
Section	16.23	Entire Agreement	64
Section	16.24	Landlord Liability	65
Section	16.25	No Partnership	65
Section	16.26	Security Deposit	65
Section	16.27	Governing Law	67
Section	16.28	Waiver Of Trial By Jury	67
Section	16.29	Intentionally Omitted	67
Section	16.30	Signage	67
Section	16.31	Arbitration	68
Section	16.32	Rules And Regulations	68

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DAVENPORT BUILDING

THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the building known as the Davenport Building, 25 First Street, Cambridge, Massachusetts, 02141.

The parties to this instrument hereby agree with each other as follows:

ARTICLE I

BASIC LEASE PROVISIONS AND ENUMERATION OF EXHIBITS

1.1	INTRODUCTION. The following sets forth the basic data and identifying Exhibits elsewhere hereinafter referred to in this Lease, and, where appropriate, constitute definitions of the terms hereinafter listed.

1.2	BASIC DATA.

Execution Date:	January 23, 2004

Landlord:	Davenport Building Limited Partnership, a Delaware limited partnership

Present Mailing Address of Landlord:	c/o IBUS Management & Development, Inc. 2311 M Street, N.W. Suite 303 Washington, DC 20037

Landlord’s Construction Representative:	Paradigm Properties LLC, or such other party designated by Landlord by written notice from time to time to Tenant

Tenant:	Zipcar, Inc., a Delaware corporation

Present Mailing Address of Tenant:	675 Massachusetts Ave., 9th Floor Cambridge, MA 02139 Attn: Chief Executive Officer

Tenant’s Construction	, or such other

Representative:	party designated by Tenant by written notice from time to time to Landlord

Estimated Commencement Date:	March 8, 2004

Commencement Date:	As defined in Section 3.1 hereof.

Rent Commencement Date:	Three and one-half (3 1/2) months after the Commencement Date

Outside Completion Date:	May 1, 2004

Term or Lease Term:	Commencing as of the Commencement Date and terminating as of the date sixty (60) months (plus the partial month, if any) after the Rent Commencement Date.

Extension Option(s):	One (1) period of five (5) years as provided in and on the terms set forth in Section 3.2 hereof

Rent Year:	Any twelve (12) month period during the term of this Lease commencing as of the Rent Commencement Date, or as of any anniversary of the Rent Commencement Date.

Premises:	A portion of the fourth (4th) floor of the Building, substantially as shown on the floor plan annexed hereto as Exhibit D and incorporated herein by reference, as further defined and limited in Section 2.1 hereof.

Rentable Floor Area of the Premises:	5,080 square feet of Rentable Floor Area

Annual Fixed Rent:
	(a)	Rent Year	Annual Rate Per Rentable Square Foot	Annual Fixed Rent	Monthly Payment
		1	$19.50	$99,060.00	$8,255.00
		2	$20.50	$104,140.00	$8,678.33
		3	$21.50	$109,220.00	$9,101.67
		4	$22.50	$114,300.00	$9,525.00
		5	$23.50	$119,380.00	$9,948.33

	No Annual Fixed Rent shall be due for the period from the Commencement Date through the Rent Commencement Date

	(b) During the extension option period(s) (if exercised), as determined pursuant to Section 3.2.

Tenant Electricity:	Separately metered.

Additional Rent:	All charges and other sums payable by Tenant as set forth in this Lease, in addition to Annual Fixed Rent.

Initial Minimum Limits of Tenant’s Commercial General Liability Insurance:	$3,000,000 combined single limit per occurrence on a per location basis. Notwithstanding the foregoing, for a period of ninety (90) days following the Execution Date hereof, provided that Tenant is working diligently to obtain the foregoing minimum limits, Tenant shall not be in default hereunder provided that its commercial general liability insurance has minimum limits of at least $1,000,000 combined single limit per occurrence on a per location basis, with an aggregate general limit of at least $2,000,000.

Total Rentable Floor Area of the Building:	220,750 square feet.

Lot:	The land described in Exhibit A attached hereto.

Building:	The building and other improvements on the Lot commonly known as The Davenport Building, 25 First Street, Cambridge, Massachusetts, as the same may be altered, expanded, reduced or otherwise changed by Landlord from time to time.

Permitted Use:	General business office use.

Broker:	CB Richard Ellis/Whittier Partners and CRESA Partners

Security Deposit:	$18,200.00

Prepaid Rent:	$24,765.00, to be applied as more fully set forth in Article V

Guarantor of Tenant’s Obligations under this Lease:	None

1.3	ENUMERATION OF EXHIBITS. The following Exhibits attached hereto are a part of this Lease, are incorporated herein by reference, and are to be treated as a part of this Lease for all purposes. Undertakings contained in such Exhibits are agreements on the part of Landlord and Tenant, as the case may be, to perform the obligations stated therein to be performed by Landlord and Tenant, as and where stipulated therein.

Exhibit A	—	Legal Description of the Davenport Building.

Exhibit B	—	Plans for Landlord’s Work

Exhibit B-1	—	Building Standard Specifications

Exhibit C	—	Landlord’s Services.

Exhibit D	—	Floor Plan.

Exhibit E	—	Form of Commencement Date Agreement.

Exhibit F	—	Form of Letter of Credit.

Exhibit G	—	Determination of Fair Market Rental Value.

Exhibit H	—	List of Mortgagees.

Exhibit I	—	Building Rules and Regulations

Exhibit J	—	Form of Subordination, Nondisturbance and Attornment Agreement

Exhibit K	—	Form of Estoppel Statement

Exhibit L	—	Garage Lease Use Provision

ARTICLE II

PREMISES

2.1	DEMISE AND LEASE OF PREMISES.

(A) Landlord hereby demises and leases to Tenant, and Tenant hereby hires and accepts from Landlord, the Premises in the Building, excluding exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator walls, mechanical rooms, electric and telephone closets, janitor closets, and pipes, ducts, shafts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building, and if the Premises includes less than the entire rentable area of any floor, excluding the common corridors, elevator lobbies and toilets located on such floor.

(B) The parties acknowledge and agree that: (i) they have agreed upon the Rentable Floor Area of the Premises and the entire Building, and (ii) such agreed upon amounts are set forth in Section 1.2 of this Lease. Neither party shall have any right to remeasure the Premises.

2.2	APPURTENANT RIGHTS AND RESERVATIONS.

(A) Subject to Landlord’s right to change or alter any of the following in its discretion as provided in this Section 2.2, Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others, but not in a manner or extent that would materially interfere with the normal operation and use of the Building as a multi-tenant office building and subject to Rules and Regulations (as set forth in Section 16.32): (a) the common lobbies, corridors, stairways, and elevators of the Building, and the pipes, ducts, shafts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others (“Common Areas”), (b) the loading areas serving the Building and the common walkways and driveways necessary for access to the Building, and (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor. Notwithstanding anything to the contrary herein or in the Lease contained, Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to Tenant’s premises, but Landlord shall not be unreasonable in denying such access. If Landlord permits such access, Landlord may condition such access upon the payment to Landlord by the service provider of commercially reasonable fees assessed by Landlord in its reasonable discretion, if other building owners of similar buildings in the greater Boston area are then assessing such fees. Provided that and so long as Tenant’s telecommunications service provider (“Provider”) does not provide telecommunications service to any other tenant of the Building, Landlord shall not require such Provider to pay any fees for such access.

(B) Landlord reserves the right from time to time, without unreasonable interference with Tenant’s use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or the Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in clause (a) above shall be located, so far as practicable, in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises. Except in the case of emergencies or for normal cleaning or maintenance operations, Landlord agrees to give Tenant reasonable advance notice (which may be oral) of any of the foregoing activities which require work in the Premises. In making any entry into the Premises, Landlord shall use reasonable efforts to minimize interference with the Tenant’s use and enjoyment of the Premises.

(C) Landlord reserves and excepts for its benefit all rights of ownership and use in all respects outside the Premises, including without limitation, the Building and Common Areas in connection therewith, except that at all times during the Term of this Lease Tenant shall have a reasonable means of access from First Street to the Premises. Without limitation of the foregoing reservation of rights by Landlord, it is understood that in its sole discretion Landlord shall have the right to change and rearrange the Common Areas, to change, relocate and eliminate facilities therein, to permit the use of or lease all or part thereof for exhibitions and displays and to sell, lease or dedicate all or part thereof to public use; and further that (subject to the provisions of Section 2.2(B)(b)) Landlord shall have the right to make changes in additions to and eliminations from the Building, the Premises excepted; provided however that Tenant, its employees, agents, clients, customers, and invitees shall at all times have reasonable access to the Building and Premises. So long as Tenant shall comply with Landlord’s reasonable security program for the Building, and subject to circumstances beyond Landlord’s reasonable control, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week during the term of this Lease. Landlord is not under any obligation to permit individuals without proper building identification to enter the Building after 6:00 p.m., unless Tenant makes appropriate arrangements with Landlord beforehand.

ARTICLE III

LEASE TERM AND EXTENSION OPTIONS

3.1	TERM. The Term of this Lease shall be the period specified in Section 1.2 hereof as the “Lease Term”, unless sooner terminated or extended as herein provided. The Lease Term hereof shall commence on, and the Commencement Date shall be, the first to occur of:

(a)	The day on which the Premises are substantially complete, as defined in Section 4.1 hereof, but not earlier than the Estimated Commencement Date, as set forth in Section 1.2; or

(b)	The date upon which Tenant commences beneficial use of the Premises.

Tenant shall, in all events, be treated as having commenced beneficial use of the Premises when it begins to utilize the Premises for its regular business operations.

At the request of either Landlord or Tenant and as soon as may be convenient after a Commencement Date has been determined, Landlord and Tenant agree to join with each other in the execution, in the form of Exhibit E hereto, of a written Commencement Date Agreement in which such Commencement Date, Rent Commencement Date and specified Lease Term of this Lease shall be stated.

3.2	EXTENSION OPTIONS:

(A)

Options. On the conditions (which conditions Landlord may waive by written notice to Tenant) that, both at the time of exercise of the herein described option to extend and as of the commencement of the Extended Term in question: (i) there exists no “Event of Default” (defined in Section 15.1), (ii) this Lease is still in full force and effect, and (iii) Zipcar, Inc. itself, a Permitted Tenant Successor, and/or Tenant Affiliates occupy at least seventy-five percent (75%) of the Rentable Floor Area of the Premises then demised to Tenant, then Tenant shall have the right to extend the Term hereof upon all the same terms, conditions, covenants and agreements herein contained from the original expiration date hereof for one (1) period(s) of five (5) years each as hereinafter set forth. Notwithstanding the foregoing, the Annual Fixed Rent shall be equal to the Fair Market Rental Value as determined in accordance with Paragraph (B) of this Section 3.2, of the

Premises then demised to Tenant, as of the commencement of the Extended Term in question. Except as set forth in this Paragraph (A), there shall be no further option to extend. Each option period is sometimes herein referred to as the “Extended Term.” Notwithstanding any implication to the contrary Landlord has no obligation to make any additional payment to Tenant in respect of any construction allowance or the like or to perform any work to the Premises as a result of the exercise by Tenant of any such option.

(B) If Tenant desires to exercise an option to extend the Term, then Tenant shall give notice (“Exercise Notice”) to Landlord, not earlier than twelve (12) months nor later than nine (9) months prior to the expiration of the then Term of this Lease (as it may have been previously extended) exercising such option to extend. Promptly after Landlord’s receipt of the Exercise Notice, Landlord shall provide Landlord’s quotation to Tenant of its good faith estimate of the Fair Market Rental Value of the Premises for the Extended Term (“Landlord’s Rent Quotation”). If at the expiration of thirty (30) days after the date when Landlord provides such quotation to Tenant (the “Negotiation Period”), Landlord and Tenant have not reached agreement on a determination of an Annual Fixed Rent for such Extended Term and executed a written instrument memorializing such agreement, then Tenant shall have the right, for thirty (30) days following the expiration of the Negotiation Period, to make a request to Landlord for a determination (the “Determination”) of the Fair Market Rental Value of the Premises (as defined in Exhibit G) for such Extended Term, which Determination shall be made in the manner set forth in Exhibit G. If Tenant timely shall have requested the Determination, then the Annual Fixed Rent for such Extended Term shall be the Prevailing Market Rent as determined by the Determination. If Tenant does not timely request the Determination, then the Annual Fixed Rent during such Extended Term shall be equal to Landlord’s Rent Quotation.

Tenant shall also have the right, but not the obligation, to request that Landlord provide a Landlord’s Rent Quotation prior to Tenant giving Landlord the Exercise Notice. Tenant shall exercise such right by sending Landlord a notice (“Inquiry Notice”), not earlier than thirteen (13) months prior to the expiration of the then Term of this Lease (as it may have been previously extended) requesting such a quotation. Tenant’s Inquiry Notice shall clearly state thereon that it is not an Exercise Notice. Landlord’s only obligation with respect to an Inquiry Notice shall be to provide a Landlord’s Rent Quotation within thirty (30) days after receipt thereof. The Inquiry Notice shall not act to exercise Tenant’s option to extend the Term of this Lease, or otherwise in any way alter the terms and conditions of this Section 3.2 including, without limitation, Tenant’s obligation to timely give the Exercise Notice in order to exercise its option to extend the Term of this Lease.

(C) Upon the giving of the Exercise Notice by Tenant to Landlord exercising Tenant’s applicable option to extend the Lease Term in accordance with the provisions of Section 3.2 (B) above, then this Lease and the Lease Term hereof shall automatically be deemed extended, for the applicable Extended Term, without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the applicable Extended Term as determined in the relevant manner set forth in this Section 3.2; and in such event all references herein to the Lease Term or the Term of this Lease shall be construed as referring to the Lease Term, as so extended, unless the context clearly otherwise requires, and except that there shall be no further option to extend the Lease Term. If Tenant fails to timely give the Exercise Notice to Landlord pursuant to the provisions of Section 3.2(B) above, then Tenant shall have no right to extend the Lease Term. Notwithstanding anything contained herein to the contrary, in no event shall the Lease Term hereof be extended for more than five (5) years after the expiration of the Original Lease Term hereof.

ARTICLE IV

CONSTRUCTION

4.1	SUBSTANTIAL COMPLETION.

(A)	Plans and Construction Process.

(1) Landlord’s Work. Landlord shall, at Landlord’s sole cost and expense except for Change Orders as set forth below, perform the work shown on the plans (the “Plans”) listed on Exhibit B annexed hereto utilizing Building standard materials as listed on Exhibit B-1 annexed hereto (the “Building Standard Specifications”) (“Landlord’s Work”); provided, however, that Landlord shall have no responsibility for the installation or connection of Tenant’s computer, telephone, other communication equipment, systems or wiring. Any items of work requested by Tenant and not shown on the Plans and/or the Building Standard Specifications shall be deemed to be Change Proposal(s) (as defined below) and shall be subject to the terms and provisions of subsection (2) below.

(2) Change Orders. Tenant shall have the right, in accordance herewith, to submit for Landlord’s approval change proposals with respect to items of work not shown on the Plans and/or the Building Standard Specifications (each, a “Change Proposal”). Landlord agrees to respond to any such Change Proposal within such time as is reasonably necessary (taking into consideration the information contained in such Change Proposal) after the submission thereof by Tenant, advising Tenant of any anticipated costs (“Change Order Costs”) associated with such Change Proposal, as well as an estimate of any delay which would likely result in the completion of the Landlord’s Work if a Change Proposal is made pursuant thereto and an indication that such delay may qualify as a Tenant Delay pursuant to the provisions of Section 4.1(C) of this Lease (“Landlord’s Change Order Response”). If Landlord cannot provide Tenant with all of the information required in Landlord’s Change Order Response within two (2) business days after the submission of such Change Proposal by Tenant, Landlord shall nonetheless respond to Tenant (“Landlord’s Status Response”) within such two (2) business day period informing Tenant that Landlord cannot fully respond within such period, and giving an estimate, based on Landlord’s reasonable judgment, of when a full response will be forthcoming. Tenant shall have the right to then approve or withdraw such Change Proposal within two (2) business days after receipt of such Landlord’s Change Order Response, and the right to withdraw such Change Proposal at any time after Landlord’s Status Response up until the time two (2) business days after receipt of Landlord’s Change Order Response with respect to the Change Proposal in question. If Tenant fails to respond to Landlord’s Change Order Response within such two (2) business day period, such Change Proposal shall be deemed withdrawn. If Tenant approves such Change Proposal, then such Change Proposal shall be deemed a “Change Order” hereunder and if the Change Order is made, then the Change Order Costs associated with the Change Order shall be deemed additions to the Tenant Plan Excess Costs and shall be paid in the same manner as Tenant Plan Excess Costs are paid as set forth in Section 4.5.

(3) Tenant Response to Requests for Information and Approvals. Except to the extent that another time period is expressly herein set forth, Tenant shall respond to any request from Landlord, Landlord’s architect, Landlord’s contractor and/or Landlord’s Construction Representative for approvals or information in connection with Landlord’s Work, within four (4) business days of Tenant’s receipt of such request. In addition, Tenant shall, within four (4) business days after receipt thereof from Landlord, execute and deliver to Landlord any affidavits and documentation required in order to obtain all permits and approvals necessary for Landlord to commence and complete Landlord’s Work on a timely basis (“Permit Documentation”).

(4) Time of the Essence. Time is of the essence in connection with Tenant’s obligations under this Section 4.1.

(B) Substantial Completion; Tenant Delay.

(1) Landlord’s Obligations. Subject to delays due to governmental regulation, strikes, lockouts, acts of God, acts of war, terrorists acts, civil commotions, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord’s control or attributable to Tenant’s action or inaction (collectively “Landlord’s Force Majeure” ) Landlord shall use reasonable speed and diligence to have the Landlord’s Work substantially completed on or before the Estimated

Commencement Date, but Tenant shall have no claim against Landlord for failure so to complete construction of Landlord’s Work in the Premises, except for the right to terminate this Lease, without further liability to either party, in accordance with the provisions hereinafter specified in Section 4.2.

(2) Definition of Substantial Completion. The Premises shall be treated as having been substantially completed and be deemed ready for Tenant’s occupancy on the later of:

(a)	The date on which Landlord’s Work has been completed (or would have been substantially completed except for Tenant Delay) except for items of work and adjustment of equipment and fixtures which can be completed after occupancy has been taken without causing substantial interference with Tenant’s use of the Premises (i.e. so-called “punch list” items), or

(b)	The date when permission has been obtained from the applicable governmental authority, to the extent required by law, for occupancy by Tenant of the Premises for the Permitted Use, unless the failure to obtain such permission is due to a Tenant Delay.

In the event of any dispute as to the date on which Landlord’s Work has been completed as described in subsection 4.1(B)(2) above, the reasonable written determination of Landlord’s architect as to such date shall be deemed conclusive and binding on both Landlord and Tenant, unless Tenant shall, within five (5) business days after receipt thereof, notify Landlord of its objection thereto and the specific reason(s) for such objection. Any disputes between the parties with respect to this Article IV shall be submitted to arbitration in accordance with the provisions of Section 16.29 hereof.

(3) Incomplete Work. Landlord shall complete as soon as conditions practically permit any incomplete items of Landlord’s Work, and Tenant shall cooperate with Landlord in providing access as may be required to complete such work in a normal manner.

(4) Early Access by Tenant. Landlord shall permit Tenant access for installing Tenant’s trade fixtures, cabling, furniture and telephone and computer systems in portions of the Premises prior to substantial completion at any time if it can be done without material interference with remaining work or with the maintenance of harmonious labor relations. Any such access by Tenant shall be upon all of the terms and conditions of the Lease (other than the payment of Annual Fixed Rent) and shall be at Tenant’s sole risk, and Landlord shall not be responsible for any injury to persons or damage to property resulting from such early access by Tenant.

(5) Prohibition on Access by Tenant Prior to Actual Substantial Completion. If, prior to the date that the Premises are in fact actually substantially complete, the Premises are deemed to be substantially complete pursuant to the provisions of this Section 4.1 (i.e. and the Commencement Date has therefore occurred), Tenant shall not (except with Landlord’s consent, which shall not be withheld if Landlord believes, in its reasonable judgment, that any such early access will not materially interfere with the completion of Landlord’s Work in a timely fashion) be entitled to take possession of the Premises for the Permitted Use until the Premises are in fact actually substantially complete.

(C) Tenant Delay.

(1) Definition. A “Tenant Delay” shall be defined as the following:

(a)	Tenant’s failure timely to respond to any request from Landlord, Landlord’s architect, Landlord’s contractor and/or Landlord’s Construction Representative or to timely provide all required Permit Documentation to Landlord within the applicable time periods set forth in this Article IV;

(b)	Tenant’s failure to pay the Tenant Plan Excess Costs in accordance with Section 4.5;

(c)	Any delay due to items of work (i) for which there is long lead time in obtaining the materials therefor or (ii) which are specially or specifically manufactured, produced or milled for the work in or to the Premises and require additional time for receipt or installation (in either (i) or (ii) above, a “long lead time item”), but only with respect to items as to which Landlord notifies Tenant in writing that such items are long lead time items. Landlord hereby notifies Tenant that with respect to Landlord’s Work prior to any Change Orders, the only item of work that may be a long lead time item is the carpeting, depending on whether or not Tenant chooses a carpet that is in-stock locally;

(d)	Any delay due to changes, alterations or additions required or made by Tenant with respect to items not shown on the Plans and/or the Building Specifications including, without limitation, Change Orders; or

(e)	Any other delays caused by Tenant, Tenant’s contractors, architects, engineers, or anyone else engaged by Tenant in connection with the preparation of the Premises for Tenant’s occupancy, including, without limitation, utility companies and other entities furnishing communications, data processing or other service, equipment, or furniture. With respect to any Tenant Delay under this clause (e), no period of time prior to the date that Landlord notifies Tenant of a Tenant Delay shall be considered to be a Tenant Delay.

Landlord shall use reasonable efforts to notify Tenant of any delay described in subsections (a), (b) and (d) above promptly after Landlord becomes aware of such delay, but such delay shall be considered to be a Tenant Delay immediately, without the requirement of Landlord first notifying Tenant thereof (provided, however, that with respect to delays described in subsection (d) above, no period of time prior to the date that Landlord gives Tenant Landlord’s Change Order Response in accordance with the provisions of Section 4.1(a)(2) hereof or otherwise notifies Tenant of a Tenant Delay shall be considered to be a Tenant Delay).

(2) Tenant Obligations with Respect to Tenant Delays.

(a)	Tenant covenants that no Tenant Delay shall delay commencement of the Term or the obligation to pay Annual Fixed Rent or Additional Rent, regardless of the reason for such Tenant Delay or whether or not it is within the control of Tenant or any such employee. Landlord’s Work shall be deemed substantially completed as of the date when Landlord’s Work would have been substantially completed but for any Tenant Delays, as determined by Landlord’s architect in the exercise of its good faith business judgement.

(b)	Tenant shall reimburse Landlord the amount, if any, by which the cost of Landlord’s Work is increased as the result of any Tenant Delay, as certified by Landlord’s Architect.

(c)	Any amounts due from Tenant to Landlord under this Section 4.1(B)(2) shall be due and payable within thirty (30) days of billing therefor, and shall be considered to be Additional Rent. Nothing contained in this Section 4.1 (B)(2) shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained in this Lease.

4.2	OUTSIDE COMPLETION DATE. If Landlord shall have failed to actually substantially complete Landlord’s Work in the Premises described in the Plans (as modified by Change Orders) on or before the Outside Completion Date as defined in Section 1.2 hereof (which date shall be extended automatically for such periods of time as Landlord is prevented from proceeding with or completing the same by reason of Landlord’s Force Majeure as defined in Section 4.1 or any Tenant Delay, including a Tenant Delay in connection with a Change Order, provided that the Outside Completion Date shall not be extended for more than thirty (30) days on account of Landlord’s Force Majeure), Tenant shall have the right to terminate this Lease by giving notice to Landlord of Tenant’s desire to do so before such completion; and, upon the giving of such notice, the term of this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within thirty (30) days after receipt of such notice, Landlord substantially completes Landlord’s Work; and such right of termination shall be Tenant’s sole and exclusive remedy for Landlord’s failure so to complete Landlord’s Work within such time. Landlord shall use reasonable efforts to keep Tenant abreast of any extensions to the Outside Completion Date which Landlord believes are then in effect, and in any event from time to time upon written request of Tenant, Landlord shall notify Tenant as to the extensions to the Outside Completion Date which Landlord believes are then in effect.

4.3	QUALITY AND PERFORMANCE OF WORK. All construction work required or permitted by this Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions, and orders and requirements of all public authorities (“Legal Requirements”) and all Insurance Requirements (as defined in Section 9.1 hereof). All of Tenant’s work shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the party’s behalf by any Construction Representative of the party named in Section 1.2 or any person hereafter designated in substitution or addition by notice to the party relying. Except to the extent to which Tenant shall have given Landlord notice of respects in which Landlord has not performed Landlord’s construction obligations under this Article IV (if any) not later than the end of the eleventh (11th) full calendar month next beginning after the Commencement Date, Tenant shall be deemed conclusively to have approved Landlord’s construction and shall have no claim that Landlord has failed to perform any of Landlord’s obligations under this Article IV (if any). Landlord agrees to correct or repair at its expense items which are then incomplete or do not conform to the work contemplated under the Plans and/or the Building Specifications and as to which, in either case, Tenant shall have given notice to Landlord, as aforesaid.

4.4	INTENTIONALLY OMITTED.

4.5	TENANT PLAN EXCESS COSTS. Notwithstanding anything contained in this Article IV to the contrary, it is understood and agreed that Tenant shall be fully responsible for the costs of any items of work not shown on Exhibit B and/or Exhibit B-1 hereto (the “Tenant Plan Excess Costs”). To the extent, if any, that there are Tenant Plan Excess Costs, Tenant shall reimburse Landlord, as Additional Rent, within thirty (30) days of billing therefor, from time to time during the performance of Landlord’s Work.

ARTICLE V

ANNUAL FIXED RENT

5.1	FIXED RENT. Tenant agrees to pay to Landlord, or as directed by Landlord at such place as Landlord shall from time to time designate by notice, (1) on the Rent Commencement Date, and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Lease Term, a sum equal to one-twelfth (1/12) of the Annual Fixed Rent specified in Section 1.2 hereof, and (2) on the first day of each and every calendar month during each Extended Term (if exercised), a sum equal to one-twelfth of the Annual Fixed Rent as determined in Section 3.2 for such Extended Term. Until notice of some other designation is given, Annual Fixed Rent and all other charges for which provision is herein made shall be paid by remittance to or to the order of Davenport Building L.P. at P.O. Box 10728, Silver Spring, MD 20914.

Annual Fixed Rent for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis, and, if the Rent Commencement Date shall be other than the first day of a calendar month, the first payment of Annual Fixed Rent which Tenant shall make to Landlord shall be a payment equal to a proportionate part of such monthly Annual Fixed Rent for the partial month from the Rent Commencement Date to the first day of the succeeding calendar month.

Additional Rent payable by Tenant on a monthly basis, as elsewhere provided in this Lease, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion and shall commence on the Rent Commencement Date and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

The Annual Fixed Rent and all other charges for which provision is made in this Lease shall be paid by Tenant to Landlord without setoff, deduction or abatement, except as otherwise expressly herein provided.

5.2	PREPAID RENT. Notwithstanding the provisions of Section 5.1 above, Tenant shall pay to Landlord the amount of Prepaid Rent, as set forth in Section 1.2, which shall be credited by Landlord against Tenant’s obligations to pay Annual Fixed Rent hereunder as follows:

Month of Lease Term After the Commencement Date	Amount of Credit to Annual Fixed Rent
6	$8,255.00
7	$4,127.50
12	$8,255.00
13	$4,127.50

5.3	UTILITY CHARGES. Tenant shall pay for all electricity or other utilities at the Premises directly to the utility providing the same.

ARTICLE VI

TAXES

6.1	DEFINITIONS. With reference to the real estate taxes referred to in this Article VI, it is agreed that terms used herein are defined as follows:

(a)	“Tax Year” means the 12-month period beginning July 1 each year during the Lease Term or if the appropriate Governmental tax fiscal period shall begin on any date other than July 1, such other date.

(b)	“Landlord’s Tax Expenses Allocable to the Premises” means the same proportion of Landlord’s Tax Expenses as Rentable Floor Area of Tenant’s Premises bears to the Total Rentable Floor Area of the Building.

(c)	“Landlord’s Tax Expenses” with respect to any Tax Year means the aggregate “real estate taxes” (hereinafter defined) with respect to that Tax Year, reduced by any net (i.e., net of the costs of obtaining the abatement or refund) abatement receipts with respect to that Tax Year.

(d)

“Real estate taxes” means all taxes and special assessments of every kind and nature and user fees and other like fees assessed by any Governmental authority on, or allocable to, the Building, which the Landlord shall be obligated to pay because of or in connection with the ownership, leasing or operation of the Building or Lot and reasonable expenses of any proceedings for abatement of taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest other than penalty interest payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance and transfer taxes; provided, however, that if at any time during the Lease Term the present system of ad valorem taxation of real property shall be changed so that in lieu of, or in addition to, the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Building Lot, or a Federal, State, County, Municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Building is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term “real estate taxes” but only to the extent that the same would be payable if the Building, were the only property of Landlord.

(e)	“Base Taxes” means Landlord’s Tax Expenses (hereinbefore defined) for fiscal tax year 2004 (that is the period beginning July 1, 2003 and ending June 30, 2004).

(f)	“Base Taxes Allocable to the Premises” means the same proportion of Base Taxes as the Rentable Floor Area of Tenant’s Premises bears to the Total Rentable Floor Area of the Building.

(g)	If during the Lease Term the Tax Year is changed by applicable law to less than a full 12-month period, the Base Taxes and Base Taxes Allocable to the Premises shall each be proportionately reduced.

6.2

TENANT’S SHARE OF REAL ESTATE TAXES. If with respect to any full Tax Year or fraction of a Tax Year falling within the Lease Term after the Rent Commencement Date Landlord’s Tax Expenses Allocable to the Premises for a full Tax Year exceed Base Taxes Allocable to the Premises or for any such fraction of a Tax Year exceed the corresponding fraction of Base Taxes Allocable to the Premises (such amount being hereinafter referred to as the “Tax Excess”), then Tenant shall pay to Landlord, as Additional Rent, the amount of such Tax Excess. Payments by Tenant on account of the Tax Excess shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to provide Landlord, in the aggregate, a sum equal to the Tax Excess, ten (10) days at least before the day on which tax payments by Landlord would become delinquent. Within a reasonable time after Landlord’s Tax Expenses Allocable to the Premises are determinable for the first such Tax Year or fraction thereof and for each succeeding Tax Year or fraction thereof during the Lease Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord showing for the preceding year or fraction thereof, as the case may be, real estate taxes allocated to the Building, abatements and refunds, if any, of any such taxes and assessments, expenditures incurred in obtaining such abatement or refund, the amount of the Tax Excess, the amount thereof already paid by Tenant and the amount thereof overpaid by, or remaining due from, Tenant for the period covered by such statement. Within thirty (30) days after the receipt of such statement, Tenant shall pay any sum remaining due. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or refunded to Tenant if the Lease Term has then expired and Tenant has no further obligation to Landlord.

To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the statement to be furnished by Landlord shall be rendered and payments made on account of such installments.

6.3	Any dispute between Landlord and Tenant relating to Article VI shall be submitted to arbitration in accordance with Section 16.31.

ARTICLE VII

LANDLORD’S REPAIRS AND SERVICES

AND TENANT’S ESCALATION PAYMENTS

7.1	STRUCTURAL REPAIRS. Except for damage caused by fire or casualty and by eminent domain, Landlord shall, throughout the Lease Term, at Landlord’s sole cost and expense, keep and maintain, or cause to be kept and maintained, in good order, condition and repair the following portions of the Building: the roof, the exterior and load bearing walls, the foundation, the structural columns and floor slabs and other structural elements of the Building; provided however, that (subject to the provisions of Section 13.4 hereof) Tenant shall pay to Landlord, as Additional Rent, the cost of any and all such repairs which may be required as a result of repairs, alterations, or installations made by Tenant or any subtenant, assignee, licensee or concessionaire of Tenant or any agent, servant, employee or contractor of any of them or to the extent of any loss, destruction or damage caused by the omission or negligence of Tenant, any assignee or subtenant or any agent, servant, employee, customer, visitor or contractor of any of them.

7.2

OTHER REPAIRS TO BE MADE BY LANDLORD. Except for damage caused by fire or casualty and by eminent domain, and except as may be otherwise specifically provided in this Lease, Landlord agrees to keep and maintain, or cause to be kept and maintained, in good order, condition and repair the Common Areas and facilities of the Building, including heating, ventilating, air conditioning, plumbing and other Building systems equipment servicing the Premises, except that Landlord shall in no event be responsible to Tenant for (a) the condition of glass in and about the Premises (other than for glass in exterior walls for which

Landlord shall be responsible unless the damage thereto is attributable to Tenant’s negligence or misuse, in which event the responsibility therefor shall be Tenant’s), or (b) subject to the provisions of Section 13.4 hereof, any condition in the Premises or the Building caused by any act or neglect of Tenant or any agent, employee, contractor, assignee, subtenant, licensee, concessionaire or invitee of Tenant. Without limitation, Landlord shall not be responsible to make any improvements or repairs to the Building or the Premises other than as expressly provided in Section 7.1 or in this Section 7.2, unless expressly otherwise provided in this Lease.

7.3	SERVICES TO BE PROVIDED BY LANDLORD. In addition, and except as otherwise provided in this Lease, Landlord agrees to furnish services, utilities, facilities and supplies as set forth in Exhibit C hereto equal in quality comparable to those customarily provided by landlords in similar office buildings in Cambridge. In addition, Landlord agrees to furnish, at Tenant’s expense, reasonable additional Building operation services which are usual and customary in similar buildings in Cambridge, and such additional special services as may be mutually agreed upon by Landlord and Tenant, upon reasonable and equitable rates from time to time established by Landlord.

7.4	OPERATING COSTS DEFINED.

A. “Operating Expenses Allocable to the Premises” means the same proportion of the Operating Expenses for the Building (as hereinafter defined) as Rentable Floor Area of the Premises bears to the Total Rentable Floor Area of the Building.

B. “Base Operating Expenses” means Operating Expenses for the Building for calendar year 2004 (that is the period beginning January 1, 2004 and ending December 31, 2004). Base Operating Expenses shall not include market-wide cost increases due to extraordinary circumstances which continue for a total of twenty-four (24) months or less (“Extraordinary Expenses”), including but not limited to, Landlord’s Force Majeure, boycotts, strikes, conservation surcharges, embargoes or shortages. By way of example only, Base Operating Expenses would not include market-wide cost increases due to a carpenter’s strike in the Base Year which is settled prior to the date twenty-four (24) months after the beginning of the strike, but would include a conservation surcharge imposed during the Base Year which continues for more than the next twenty-four (24) months. Since the determination of whether or not a particular item of costs in the Base Year constitutes an Extraordinary Expense cannot be made until twenty-four (24) months later, all such costs shall be included in Base Operating Expenses initially. If Landlord determines that Base Operating Expenses have indeed included one or more items that do constitute Extraordinary Expenses, then Landlord shall provide evidence thereof to Tenant, and such Extraordinary

Expenses shall be excluded from Base Operating Expenses and shall also be excluded from Operating Expenses for the Building for the twenty-four (24) month period following the onset of such Extraordinary Expense.

C. “Base Operating Expenses Allocable to the Premises” means the same proportion of Base Operating Expenses as the Rentable Floor Area of Tenant’s Premises bears to the Total Rentable Floor Area of the Building.

D. “Operating Expenses for the Building” means the cost of operation of the Building and Common Areas, including those incurred in discharging the obligations under Sections 7.2 and 7.3. In addition, such costs shall exclude payments of debt service and any other mortgage charges, brokerage commissions, salaries of executives and owners not directly employed in the management or operation of the Building, the general overhead and administrative expenses of the home office of Landlord or Landlord’s managing agent, and costs of special services rendered to tenants (including Tenant) for which a separate charge is made, but shall include, without limitation:

(a)	compensation, wages and all fringe benefits, workmen’s compensation insurance premiums and payroll taxes paid to, for or with respect to all persons at or below the level of property manager for their services in the operating, maintaining, managing, insuring or cleaning of the Building or the Common Areas (and to the extent that any such persons provide services to the Building and to other buildings, then only the percentage of the foregoing amounts reasonably allocable to the Building shall be included);

(b)	payments under service contracts with independent contractors for operating, maintaining or cleaning of the Building or the Common Areas;

(c)	steam, water, sewer, gas, oil, electricity and telephone charges (excluding such utility charges separately chargeable to tenants for additional or separate services and the cost of electricity or telephone service provided to leasable areas of the Building) and costs of maintaining letters of credit or other security as may be required by utility companies as a condition of providing such services;

(d)	cost of maintenance, cleaning and repairs and replacements (other than repairs reimbursed from contractors under guarantees);

(e)	cost of snow removal and care of landscaping;

(f)	cost of building and cleaning supplies and equipment (including, without limitation, the costs of cellular telephones utilized by all persons at or below the level of property manager in connection with the Building);

(g)	premiums for insurance carried with respect to the Building or Common Areas (including, without limitation, liability insurance, insurance against loss in case of fire or casualty and of monthly installments of Annual Fixed Rent and any Additional Rent which may be due under this Lease and other leases of space in the Building for not more than twelve (12) months in the case of both Annual Fixed Rent and Additional Rent and, if there be any first mortgage on the Building, including such insurance as may be required by the holder of such first mortgage);

(h)	management fees at competitive rates consistent with the type of occupancy and the services rendered;

(i)	Operating Expenses related to the operation of the Common Areas;

(j)	depreciation for capital improvements (x) to reduce Operating Expenses if Landlord reasonably shall have determined that the annual reduction in Operating Expenses shall exceed depreciation therefor or (y) to comply with Legal Requirements not in existence on the Commencement Date (plus, in the case of both (x) and (y), an interest factor, reasonably determined by Landlord, as being the interest rate then charged for long term mortgages by institutional lenders on like properties within the general locality in which the Building is located), and in the case of both (x) and (y) depreciation shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired, which useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item; and

(k)	all other reasonable and necessary expenses paid in connection with the operating, cleaning and maintenance of the Building or the Common Areas and facilities and properly chargeable against income.

Notwithstanding the foregoing, the following shall be excluded from Operating Expenses for the Building:

(i)	The costs of the initial construction of the Building;

(ii)	All capital expenditures and depreciation, except as otherwise explicitly provided in this Section 7.4;

(iii)	Leasing fees or commissions, advertising and promotional expenses, legal fees, the cost of tenant improvements, build out allowances, moving expenses, assumption of rent under existing leases and other concessions incurred in connection with leasing space in the Building;

(iv)	Interest on indebtedness, debt amortization, ground rent, and refinancing costs for any mortgage or ground lease of the Building, provided however, that the foregoing shall not exclude the inclusion of the amortization and interest permitted to be included in Operating Expenses on account of capital improvements under Section 7.4(j) above;

(v)	Legal, auditing, consulting and professional fees and other costs (other than those legal, auditing, consulting and professional fees and other costs incurred in connection with the normal and routine maintenance and operation of the Building), including, without limitation, those: (i) paid or incurred in connection with financings, refinancings or sales of any Landlord’s interest in the Building, (ii) relating to specific disputes with tenants, and (iii) relating to any special reporting required by securities laws

(vi)	Costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant’s or Landlord’s expense, to the extent that such work or services is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord’s expense (e.g., if Landlord agrees to provide extra cleaning to another tenant, the cost thereof would be excluded since Landlord is not obligated to furnish extra cleaning to Tenant);

(vii)	The cost of any item or service to the extent reimbursed or reimbursable to Landlord by insurance maintained by Landlord (Tenant acknowledging that Landlord may include such costs in Operating Expenses up to the amount of the deductible carried by Landlord under its casualty insurance), by any tenant, or by any third party;

(viii)	Any advertising, promotional or marketing expenses for the Building;

(ix)	The cost of any service or materials provided by any party related to Landlord, to the extent such costs exceed the reasonable cost for such service or materials absent such relationship in buildings similar to the Building in the vicinity of the Building;

(x)	Payments for rented equipment leased for longer than thirty (30) days, the cost of which equipment would constitute a capital expenditure if the equipment were purchased to the extent that such payments exceed the amount which could have been included in Operating Expenses had Landlord purchased such equipment rather than leasing such equipment;

(xi)	Penalties, damages, costs and interest for late payment or violations of any obligations of Landlord, including, without limitation, taxes, insurance, equipment leases and other past due amounts and violations by Landlord of other tenant leases;

(xii)	The cost of testing, remediation or removal of “Hazardous Materials” (as defined in Section 11.2) in the Building required by “Hazardous Materials Laws” (as defined in Section 11.2), provided however, that with respect to the testing, remediation or removal of any material or substance which, as of the Commencement Date was not considered, as a matter of law, to be a Hazardous Material, but which is subsequently determined to be a Hazardous Material as a matter of law, the costs thereof shall be included in Operating Expenses, subject, however, to Section 7.4(j) to the extent that such cost is treated as a capital expenditure.

(xiii)	Wages, salaries, or other compensation paid to any executive employees above the grade of property manager at the Building, except that if any such employee performs a service (i) for which said employee holds a professional qualification (e.g., a law degree or a CPA designation) and (ii) which would have been performed by an outside consultant and (iii) the cost of such consultant would be included in Operating Expenses, then the compensation paid to such employee for performing such service shall be included in Operating Expenses, to the extent only that the cost of such service does not exceed competitive cost of such service had such service been rendered by an outside consultant.

(xiv)	Costs for sculpture, paintings or other objects of art.

(xv)	Charitable or political contributions.

(xvi)	Rent for any office space occupied by Building management personnel to the extent the size or rental rate for such office space exceeds the size or fair market rental value of office space occupied by management personnel of comparable buildings in the Cambridge/Boston market.

In addition, the net (i.e. net of the reasonable costs of collection) amount recovered by Landlord under any warranty or service agreement from any contractor or service provider shall be credited against Operating Expenses for the Building.

E. Notwithstanding the foregoing, in determining the amount of Operating Expenses for the Building for any calendar year or portion thereof falling within the Lease Term (including the Base Year), if less than ninety-five percent (95%) of the Total Rentable Floor Area of the Building shall have been occupied by tenants at any time during the period in question, then, at Landlord’s election for years other than the Base Year, but as a requirement for the Base Year, those components of Operating Expenses Allocable to the Premises that vary based on occupancy for such period shall be adjusted to equal the amount such components of Operating Expenses Allocable to the Premises would have been for such period had occupancy been ninety-five percent (95%) throughout such period.

7.5	TENANT’S ESCALATION PAYMENTS. (A) If with respect to any calendar year falling within the Lease Term, or fraction of a calendar year falling within the Lease Term at the beginning or end thereof, the Operating Expenses Allocable to the Premises (as defined in Section 7.4) for a full calendar year exceed Base Operating Expenses Allocable to the Premises (as defined in Section 7.4) or for any such fraction of a calendar year exceed the corresponding fraction of Base Operating Expenses Allocable to the Premises (such amount being hereinafter referred to as the “Operating Cost Excess”), then Tenant shall pay to Landlord, as Additional Rent, on or before the thirtieth (30th) day following receipt by Tenant of the statement referred to below in this Section 7.5, the amount of such excess.

(B) Payments by Tenant on account of the Operating Cost Excess shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to cover, in the aggregate, a sum equal to the Operating Cost Excess for each calendar year during the Lease Term.

(C) No later than one hundred twenty (120) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Lease Term or fraction thereof at the end of the Lease Term, Landlord shall render Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, the Operating Expenses for the Building and the Operating Expenses Allocable to the Premises. Said statement to be rendered to Tenant also shall show for the preceding year or fraction thereof, as the case may be, the amounts already paid by Tenant on account of Operating Cost Excess and the amount of Operating Cost Excess remaining due from, or overpaid by, Tenant for the year or other period covered by the statement.

If such statement shows a balance remaining due to Landlord, Tenant shall pay same to Landlord on or before the thirtieth (30th) day following receipt by Tenant of said statement. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or refunded to Tenant if the Lease Term has then expired and Tenant has no further obligation to Landlord.

Any payment by Tenant for the Operating Cost Excess shall not be deemed to waive any rights of Tenant to claim that the amount thereof was not determined in accordance with the provisions of this Lease.

(D) Subject to the provisions of this paragraph, Tenant shall have the right, at Tenant’s cost and expense, to examine all documentation and calculations prepared in the determination of Operating Cost Excess:

1. Tenant’s right to make such examination shall be conditioned on Tenant having paid the full amount of Operating Cost Excess claimed by Landlord under this Section 7.5 within the time frames set forth in Section 7.5(C).

2. Such documentation and calculation shall be made available to Tenant at the offices where Landlord keeps such records during normal business hours within a reasonable time after Landlord receives a written request from Tenant to make such examination.

3. Tenant shall have the right to make such examination no more than once in respect of any period for which Landlord has given Tenant a statement of the actual amount of Operating Expenses.

4. Any request for examination in respect of any calendar year may be made no more than one hundred eighty (180) days after Landlord advises Tenant of the actual amount of Operating Expenses in respect of such calendar year and provides to Tenant the year-end statement required under Paragraph C of this Section 7.5.

5. Such examination may be made only by an independent certified public accounting firm approved by Landlord, which approval shall not be unreasonably withheld. Without limiting Landlord’s approval rights, Landlord may withhold its approval of any examiner of Tenant who is being paid by Tenant on a contingent fee basis.

6. As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form reasonably acceptable to Landlord, agreeing to keep confidential any information which it discovers about Landlord or the Building in connection with such examination, provided however, that Tenant shall be permitted to share such information with each of its permitted subtenants so long as such subtenants execute and deliver to Landlord similar confidentiality agreements. Without limiting the foregoing, if Tenant uses any examiner which is other than a nationally recognized accounting firm, Tenant’s examiner shall be required to agree that it will not represent any other tenant in the Building in connection with reviewing operating expenses for such tenant.

7. Any claim for an adjustment based upon such the results of such examination must be made by Tenant, if at all, within sixty (60) days after Landlord makes such documentation and calculation available to Tenant.

8. If the results of such examination, as verified by Landlord’s accountant, show that Operating Cost Excess for the year in question was overstated by more than five percent (5%), then Landlord shall reimburse Tenant for the reasonable costs of performing such examination.

7.6	NO DAMAGE. (A) Except for Landlord’s gross negligence or willful misconduct, and subject to the provisions of Section 2.2 hereof, Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any purposes in this Lease authorized, or for repairing the Premises or any portion of the Building or Common Areas however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord’s part, by reason of any cause reasonably beyond Landlord’s control, including, without limitation, strike, lockout, breakdown, accident, order or regulation of or by any Governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause due to any act or neglect of Tenant or Tenant’s servants, agents, employees, licensees or any person claiming by, through or under Tenant, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in this Lease, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

(B) Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use diligent efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

(C) Rent Abatement. Notwithstanding anything to the contrary in this Lease contained, if due to (i) any repairs, alterations, replacements, or improvements made by Landlord, (ii) Landlord’s failure to make any repairs, alterations, or improvements required to be made by Landlord hereunder, or to provide any service required to be provided by Landlord hereunder, or (iii) failure of electric supply, any portion of the Premises becomes untenantable so that for the Premises Untenantability Cure Period, as hereinafter defined, the continued operation in the ordinary course of Tenant’s business is materially adversely affected, then, provided that Tenant ceases to use the affected portion of the Premises during the entirety of the Premises Untenantability Cure Period by reason of such untenantability, and that such untenantability and Landlord’s inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant’s agents, employees or contractors, Annual Fixed Rent and Operating Cost Excess and Tax Excess shall thereafter be abated in proportion to such untenantability and its impact on the continued operation in the ordinary course of Tenant’s business until the day such condition is completely corrected. For the purposes hereof, the “Premises Untenantability Cure Period” shall be defined as five (5) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing untenantability in the Premises, provided however, that the Premises Untenantability Cure Period shall be ten (10) consecutive business days after Landlord’s receipt of written notice from Tenant of such condition causing untenantability in the Premises if either the condition was caused by causes beyond Landlord’s control or Landlord is unable to cure such condition as the result of causes beyond Landlord’s control. The provisions of this clause (C) shall not apply in the event of untenantability caused by fire or other casualty, or taking (see Article XIV).

7.7	DISPUTES. Any disputes arising under this Article VII shall, at the election of either party, be submitted to arbitration in accordance with Section 16.31, provided however, that pending the outcome of such arbitration, Landlord shall have the right to perform or take any actions which Landlord believes in good faith it is entitled to take under this Lease.

ARTICLE VIII

TENANT’S REPAIRS

8.1

TENANT’S REPAIRS AND MAINTENANCE. Tenant covenants and agrees that, from and after the date that possession of the Premises is delivered to Tenant and until the end of the Lease Term, Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only reasonable wear and tear, those repairs for which Landlord is responsible under the terms of Article VII of this Lease, damage by fire or casualty and as a consequence of the exercise of the power of eminent domain and, subject to the provisions of Section 13.4, damage caused by the negligence or willful misconduct of Landlord, Landlord’s agents, employees or contractors. Tenant shall not permit or commit any waste, and, subject to the provisions of Section 13.4, Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damages to Common Areas or the Building by the negligence or willful misconduct of Tenant, Tenant’s agents, employees, contractors, sublessees, licensees, concessionaires or invitees. Tenant shall maintain all its equipment, furniture and furnishings in good order and repair.

If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may, upon reasonable advance notice, except that no notice shall be required in an emergency, demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant’s stock or business by reason thereof. If Landlord makes or causes such repairs to be made (after the expiration of any applicable notice or cure period, except in case of emergency), Tenant agrees that Tenant will forthwith on demand, pay to Landlord as Additional Rent the cost thereof together with interest thereon at the rate specified in Section 16.21, and if Tenant shall default in such payment, Landlord shall have the remedies provided for non-payment of rent or other charges payable hereunder.

ARTICLE IX

ALTERATIONS

9.1	LANDLORD’S APPROVAL. Tenant covenants and agrees not to make alterations, additions or improvements to the Premises, whether before or during the Lease Term, except in accordance with plans and specifications therefor first approved by Landlord in writing, which approval shall not be unreasonably withheld or delayed. However, Landlord’s determination of matters relating to aesthetic issues relating to alterations, additions or improvements which are visible outside the Premises shall be in Landlord’s sole discretion. Without limiting such standard, Landlord shall not be deemed unreasonable:

(a) for withholding approval of any alterations, additions or improvements which (i) in Landlord’s reasonable opinion might materially adversely affect any structural or exterior element of the Building, any area or element outside of the Premises or any facility or base building mechanical system serving any area of the Building outside of the Premises, or (ii) involve or affect the exterior design, size, height or other exterior dimensions of the Building, or (iii) enlarge the Rentable Floor Area of the Premises, or (iv) are not at least equal in quality, in Landlord’s reasonable judgment, with Landlord’s Work, as defined in Section 4.1 hereof.

(b) for making its approval conditional on Tenant’s agreement to restore the Premises to its condition prior to such alteration, addition, or improvement at the expiration or earlier termination of the Lease Term. Landlord agrees, upon written request of Tenant made at the time Tenant requests Landlord’s approval, to indicate to Tenant whether or not it will require restoration as aforesaid at the expiration or earlier termination of the term hereof.

Landlord’s review and approval of any such plans and specifications or under Section 4.1 and consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable Legal Requirements and requirements of insurers of the Building (herein called “Insurance Requirements”) nor deemed a waiver of Tenant’s obligations under this Lease with respect to applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements and Insurance Requirements.

9.1.1	CERTAIN ALTERATIONS. Notwithstanding the terms of Section 9.1, Tenant shall have the right, without obtaining the prior consent of Landlord, but upon at least five (5) business days’ prior written notice to Landlord, to make alterations, additions or improvements to the Premises (“Permitted Alterations”) where:

(i)	the same are within the interior of the Premises within the Building, and do not affect the exterior of the Premises and the Building;

(ii)	the same do not affect the roof, any structural element of the Building, the mechanical, electrical, plumbing, heating, ventilating, air-conditioning and fire protection systems of the Building;

(iii)	the aggregate cost of all Permitted Alterations does not exceed $25,000.00 in any twelve month period; and

(iv)	Tenant shall comply with the provisions of this Lease and if such work increases the cost of insurance or taxes or of services, Tenant shall pay for any such increase in cost.

9.2	CONFORMITY OF WORK. Tenant covenants and agrees that any alterations, additions, improvements or installations made by it to or upon the Premises shall be done in a good and workmanlike manner and in compliance with all applicable Legal Requirements and Insurance Requirements now or hereafter in force, that materials of first and otherwise good quality shall be employed therein, that the structure of the Building shall not be endangered or impaired thereby and that the Premises shall not be diminished in value thereby.

9.3	PERFORMANCE OF WORK, GOVERNMENTAL PERMITS AND INSURANCE. All of Tenant’s alterations and additions and installation of furnishings shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or Common Areas or interfere with Building construction or operation and, except for installation of furnishings and voice and data cabling, shall be performed by Landlord’s general contractor or by contractors or workmen first approved by Landlord, such approval not to be unreasonably withheld. Except for work by Landlord’s general contractor, Tenant shall procure all necessary governmental permits before making any repairs, alterations, other improvements or installations. Subject to the provisions of Section 13.4, Tenant agrees to save harmless and indemnify Landlord from any and all injury, loss, claims or damage to any person or property occasioned by or arising out of the doing of any such work whether the same be performed prior to or during the Term of this Lease, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, contractors or employees. At Landlord’s election, where the cost of such work exceeds $75,000.00 in any one instance, Tenant shall cause its contractor to maintain a payment and performance bond in such amount and with such companies as Landlord shall reasonably approve. In addition, Tenant shall cause each contractor to carry workmen’s compensation insurance in statutory amounts covering the employees of all contractors and subcontractors, and commercial general liability insurance or comprehensive general liability insurance with a broad form comprehensive liability endorsement with such limits as Landlord may require reasonably from time to time during the Term of this Lease, but in no event less than the minimum amount of commercial general liability insurance or comprehensive general liability insurance Tenant is required to maintain as set forth in Section 1.2 hereof and as the same may be modified as provided in Section 13.2 hereof (all such insurance to be written in companies approved reasonably by Landlord and insuring Landlord, Landlord’s managing agent and Tenant as additional insureds as well as contractors) and to deliver to Landlord certificates of all such insurance.

9.4	LIENS. Tenant covenants and agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees or contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Building or the Common Areas and immediately to discharge or bond over any such liens which may so attach.

9.5	NATURE OF ALTERATIONS. All work, construction, repairs, alterations, other improvements or installations made to or upon the Premises (including, but not limited to, Landlord’s Work, shall become part of the Premises and shall become the property of Landlord and remain upon and be surrendered with the Premises as a part thereof upon the expiration or earlier termination of the Lease Term, except as follows:

(a)	All trade fixtures and business equipment (including any furniture systems) whether by law deemed to be a part of the realty or not, installed at any time or times by Tenant or any person claiming under Tenant shall remain the property of Tenant or persons claiming under Tenant and may be removed by Tenant or any person claiming under Tenant at any time or times during the Lease Term or any occupancy by Tenant thereafter and shall be removed by Tenant at the expiration or earlier termination of the Lease Term if so requested by Landlord. Tenant shall repair any damage to the Premises occasioned by the removal by Tenant or any person claiming under Tenant of any such property from the Premises.

(b)	At the expiration or earlier termination of the Lease Term, unless otherwise agreed in writing by Landlord, Tenant shall remove (i) any wiring, cables or other installations appurtenant thereto for Tenant’s computer, telephone and other communication systems and equipment in any portion of the Building outside of the Premises, including all risers, and (ii) any alterations, additions and improvements (excluding Landlord’s Work) made with Landlord’s consent during the Lease Term for which such removal was made a condition of such consent under Section 9.1(A)(b). Upon such removal Tenant shall restore the Premises to their condition prior to such alterations, additions and improvements and repair any damage occasioned by such removal and restoration.

(c)	If Tenant shall make any alterations, additions or improvements to the Premises for which Landlord’s approval is required under Section 9.1 without obtaining such approval, then at Landlord’s request at any time during the Lease Term, and at any event at the expiration or earlier termination of the Lease Term, Tenant shall remove such alterations, additions and improvements and restore the Premises to their condition prior to same and repair any damage occasioned by such removal and restoration. Nothing herein shall be deemed to be a consent to Tenant to make any such alterations, additions or improvements, the provisions of Section 9.1 being applicable to any such work.

9.6	INCREASES IN TAXES. Tenant shall pay, as Additional Rent, one hundred percent (100%) of any increase in real estate taxes on the Building which shall, at any time after the Commencement Date, result from alterations, additions or improvements to the Premises made by Tenant if the taxing authority specifically determines such increase results from such alterations, additions or improvements made by Tenant.

ARTICLE X

PARKING

10.1	PARKING PRIVILEGES. Commencing as of the Commencement Date, Landlord shall provide to Tenant monthly parking privileges in the City of Cambridge Garage located adjacent to the Building at Thorndike Street, Cambridge (the “Garage”) for three (3) passenger automobiles for the parking of motor vehicles in unreserved stalls in the Garage by Tenant’s employees, invitees and clients, and for the temporary storage of cars, all subject to the remaining provisions of this Section 10.1. Tenant acknowledges that Landlord does not own or control the Garage, but rather leases spaces therein pursuant to a long-term lease agreement with the City of Cambridge (the “Garage Lease”). Tenant acknowledges that Tenant’s parking privileges as aforesaid are a sublicense of Landlord’s rights under the Garage Lease, and are subject and subordinate in all respects to the Garage Lease. Without limiting the foregoing, a copy of the use provision of the Garage Lease is attached hereto as Exhibit L. Landlord makes no representation or warranty as to whether or not Tenant’s proposed use of the Garage other than for employee parking complies with the use provisions of the Garage Lease and/or with applicable law. If at any time the City of Cambridge or any other authority having jurisdiction objects to Tenant’s use of the Garage for anything other than parking by Tenant’s employees (“Non-Employee Use”) as not being in accordance with applicable law or the terms of the Garage Lease, Tenant shall immediately cease such Non-Employee Use. Tenant specifically acknowledges that Landlord shall have no obligation to defend Tenant’s Non- Employee Use or otherwise contest any such objection, and that Tenant shall have no claim for diminution of rent or other remedy at law, in equity, or under this Lease for Tenant’s loss of the use of the Garage for the Non-Employee Use. Landlord agrees that, except for causes beyond Landlord’s control (including, without limitation, casualty, condemnation and the termination of the Garage Lease), Tenant shall have the right to use the aforesaid three (3) parking privileges throughout the Term of the Lease for the parking of motor vehicles in unreserved stalls in the Garage by Tenant’s employees.

10.2

PARKING CHARGES. Tenant shall pay Landlord for such parking privileges at the monthly rates from time to time charged to Landlord under the Garage Lease. Such monthly parking charges for parking privileges shall constitute Additional Rent and shall be payable monthly as directed by Landlord upon billing therefor by Landlord. Tenant acknowledges that said monthly charges to be paid under this Section are for the use by the Tenant of the parking privileges referred to herein, and not for any other service. The monthly charge for each parking privilege is currently One Hundred Sixty-Five Dollars ($165.00), but said charge is subject to change without notice.

10.3	GARAGE OPERATION. Unless otherwise determined by Landlord or the operator of such garage (the “Garage Operator”), the Garage is to be operated on a self-parking basis, and Tenant shall be obligated to park and remove its own automobiles, and Tenant’s parking shall be on an unreserved basis, Tenant having the right to park in any available stalls. Tenant’s access and use privileges with respect to the Garage shall be in accordance with the Garage Lease and with regulations of uniform applicability to the users of the Garage from time to time established by the Landlord or the Garage Operator. Tenant acknowledges that the Garage Lease only requires the Garage to be open eighteen (18) hours per day, seven (7) days per week, and that the Garage Lease does not specify which eighteen (18) hours in any twenty-four (24) hour period the Garage is required to be open. Tenant shall supply Landlord or, if directed by Landlord, the Garage Operator with an identification roster listing the name of the employee and the make, color and registration number of the vehicle to which a parking right has been assigned, and shall provide a revised roster to Landlord indicating changes thereto promptly upon Landlord’s request. The Garage owner reserves the right to have any automobile found parked in the Garage during normal business hours without appropriate identification towed at said automobile owner’s expense. The parking privileges granted herein are non-transferable (other than to a permitted assignee or subtenant pursuant to the applicable provisions of Article XII hereof). The Garage Operator may institute a so-called valet or attendant-managed parking program for the Garage, and in such event Tenant shall cooperate in all respects with such program.

10.4	LIMITATIONS. Tenant agrees that it and all persons claiming by, through and under it, shall at all times abide by all reasonable rules and regulations promulgated by Landlord or the Garage Operator with respect to the use of the Garage. Except to the extent of gross negligence or willful acts, Landlord assumes no responsibility whatsoever for loss or damage due to fire or theft or otherwise to any automobile or to any personal property therein, however caused, and Tenant agrees, upon request from the Landlord, from time to time, to notify its officers, employees and agents then using any of the parking privileges provided for herein, of such limitation of liability. Tenant further acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created.

ARTICLE XI

CERTAIN COVENANTS

Tenant covenants during the Lease Term and for such further time as Tenant occupies any part of the Premises, and Landlord covenants to the extent expressly set forth in this Article XI, as follows:

11.1	To pay when due all Annual Fixed Rent and Additional Rent and all charges for utility services rendered to the Premises and, as further Additional Rent, all charges for additional and special services rendered pursuant to Section 7.3.

11.2	(A) To use and occupy the Premises for the Permitted Use only, and not to injure or deface the Premises, the Common Areas or the Building and not to permit in the Premises any auction sale or flammable fluids or chemicals (other than de minimus amounts of office supplies and cleaning supplies used in the normal course of Tenant’s Permitted Use of the Premises, and in any event used and stored and disposed of in accordance with all applicable laws), or nuisance, or the emission from the Premises of any objectionable noise or odor and not to use or devote the Premises or any part thereof for any purpose other than the Permitted Use, nor any use thereof which is inconsistent with the maintenance of the Building as an office building of the highest caliber in the quality of its maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building.

(B) Further, (i) Tenant shall not, nor shall Tenant permit its employees, invitees, agents, independent contractors, contractors, assignees or subtenants to, keep, maintain, store or dispose of (into the sewage or waste disposal system or otherwise) (except for standard office and cleaning supplies stored, handled and disposed of in accordance with all applicable laws) or engage in any activity which might produce or generate any substance which is or may hereafter be classified as a hazardous material, waste or substance (collectively “Hazardous Materials”), under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 9601 et seq., 42 U.S.C. Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 21E and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively “Hazardous Materials Laws”), (ii) Tenant shall immediately notify Landlord of any incident in, on or about the Premises, the Common Areas or the Building that would require the filing of a notice under any Hazardous Materials Laws, (iii) Tenant shall comply and shall cause its employees, invitees, agents, independent contractors, contractors, assignees and subtenants to comply with each of the foregoing and (iv) Landlord shall have the right to make such inspections (including testing) as Landlord shall elect from time to time to determine that Tenant is complying with the foregoing.

(C) Notwithstanding anything to the contrary in the Lease contained, if (for any reason other than abandonment or vacation due to casualty or eminent domain, renovations, or Landlord’s default) the Premises shall be entirely abandoned or vacated for a period (“Vacancy Period”) of no less than one hundred eighty (180) days, then Landlord shall have the right to terminate this Lease upon written notice (“Vacancy Termination Notice”) to Tenant given at any time after the Vacancy Period and before the Premises again being occupied in accordance with the provisions of this Lease. If Landlord gives such a Vacancy Termination Notice, this Lease shall terminate on the date specified in the Vacancy Termination Notice, which shall be not less than thirty (30) nor more than ninety (90) days after the date of such Vacancy Termination Notice. The termination of this Lease pursuant to this Section 11.2(C) shall not be deemed to be a termination based upon the default of Tenant, and Tenant shall have no further obligations hereunder accruing from and after the termination date, but Tenant shall remain fully liable for all obligations hereunder accruing before the termination date.

11.3	Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Common Areas used by Tenant in common with others; not without prior consent of Landlord to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all Rules and Regulations (as defined in Section 16.32) now or hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and the Common Areas and their facilities and approaches, but Landlord shall not be liable to Tenant for the failure of other occupants of the Building to conform to such Rules and Regulations.

11.4	To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant’s Permitted Use.

11.5	Not to place a load upon any floor in the Premises exceeding the lesser of (i) the maximum load permitted by law, and (ii) the maximum load for which such floor was designed; and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize. Tenant’s business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient to absorb and prevent vibration or noise that may be transmitted to the Building structure or to any other space in the Building.

11.6	To pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomever assessed.

11.7	In the event of any litigation or other legal proceeding (e.g. arbitration) between Landlord and Tenant relating to the provisions of this Lease or Tenant’s occupancy of the Premises, the losing party shall, upon demand, reimburse the prevailing party for its reasonable costs of prosecuting and/or defending such proceeding (including, without limitation, reasonable attorneys fees), provided however, that with respect to arbitration, the losing party shall only be obligated to reimburse the prevailing party for attorneys’ fees if such fees are awarded by the arbitrators).

11.8	Not to knowingly do or knowingly permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of insurance on the Premises or on the Building above the standard rate applicable to premises being occupied for the use to which Tenant has agreed to devote the Premises; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as Additional Rent hereunder.

11.9	To comply with all applicable Legal Requirements now or hereafter in force which shall impose a duty on Landlord or Tenant relating to or as a result of the use or occupancy of the Premises; provided that Tenant shall not be required to make any alterations or additions to the structure, roof, exterior and load bearing walls, foundation, structural floor slabs and other structural elements of the Premises or the Building or to utility or Building service equipment unless the same are required by such Legal Requirements as a result of or in connection with (i) Tenant’s use or occupancy of the Premises beyond normal office use of space of this kind, or (ii) modifications or alterations made by or for Tenant to the Premises or any such utility or Building service equipment (excluding, however, Landlord’s Work). Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 11.9. Landlord, subject to inclusion of the cost of compliance as Operating Expenses of the Building to the extent permitted by the provisions of Section 7.4 of this Lease, shall comply with (i) all Laws which relate to the structure of the Building, unless the need for such compliance arises from Tenant’s particular use of the Premises, and (ii) all other Laws applicable to the Building, or the use and occupancy thereof, other than those Laws for which Tenant is responsible pursuant to this Section 11.9 or, with respect to another tenant’s premises, for which such tenant is responsible pursuant to the provisions of its lease with Landlord.

11.10	Tenant shall not use the words “Davenport Building” other than as part of the business address of Tenant and then only in such manner as will not appear to be part of Tenant’s name. Tenant shall not use the words “Davenport Building” in any manner which is undignified, confusing, detrimental or misleading in Landlord’s reasonable opinion.

ARTICLE XII

ASSIGNMENT AND SUBLETTING

12.1	RESTRICTIONS ON TRANSFER. Except as otherwise expressly provided herein, Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant’s interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises. Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord under this Article XII shall be void, ab initio; shall be of no force and effect; and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of, and other equitable relief with respect to, the provisions hereof.

12.2	EXCEPTIONS. Notwithstanding the foregoing provisions of Section 12.1 above and the provisions of Section 12.3,12.4 and 12.6 below (all of which shall be inapplicable to a transfer pursuant to this Section 12.2), but subject to the provisions of Sections 12.5 and 12.7, Tenant shall have the right to assign this Lease or to sublet the Premises (in whole or in part) to any controlling entity of Tenant or to any entity controlled by Tenant or to any entity under common control with Tenant (such parent or subsidiary entity or entity under common control with Tenant being hereinafter called a “Tenant Affiliate”) or to any corporation, limited liability partnership or limited liability company or other entity into which Tenant may be converted or with which it may merge, or to any entity purchasing all or substantially all of Tenant’s assets or voting stock (each, a “Permitted Tenant Successor”), provided that in the case of a Permitted Tenant Successor, the entity to which this Lease is so assigned or which so sublets the Premises has a net worth (e.g. assets on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) which is the same as or better than the Tenant as of the date of this Lease. If any Tenant Affiliate to which this Lease is assigned or the Premises sublet (in whole or in part) shall cease to be such a Tenant Affiliate, and if such cessation was contemplated at the time of the assignment or subletting, such cessation shall be considered an assignment or subletting requiring Landlord’s consent.

12.3	LANDLORD’S TERMINATION RIGHT. Notwithstanding the provisions of Section 12.1 above, but subject to the exceptions set forth in Section 12.2 above, in the event Tenant desires to assign this Lease or to sublet the whole or any part of the Premises, Tenant shall give Landlord a Recapture Offer, as hereinafter defined.

For the purposes hereof a “Recapture Offer” shall be defined as a notice in writing from Tenant to Landlord which:

(a)	States that Tenant desires to sublet the Premises, or a portion thereof, or to assign its interest in this Lease.

(b)	Identifies the affected portion of the Premises (“Recapture Premises”).

(c)	Identifies the period of time (“Recapture Period”) during which Tenant proposes to sublet the Recapture Premises or to assign its interest in the Lease.

(d)	Intentionally omitted.

(e)	Offers to Landlord to terminate the Lease in respect of the Recapture Premises (in the case of a proposed assignment of Tenant’s interest in the Lease or a subletting for the remainder of the Term of the Lease) or to suspend the Term of the Lease pro tanto in respect of the Recapture Period (i.e. the Term of the Lease in respect of the Recapture Premises shall be terminated during the Recapture Period and Tenant’s rental obligations shall be reduced in proportion to the ratio of the Rentable Floor Area of the Recapture Premises to the Rentable Floor Area of the Premises then demised to Tenant and at the expiration of the Recapture Period the Recapture Premises will be returned to Tenant under the terms of the Lease).

Landlord shall have thirty (30) days from Landlord’s receipt of the Recapture Offer to accept a Recapture Offer (the “Acceptance Period”). In the event that Landlord shall not timely exercise its termination or suspension rights as aforesaid, or shall fail to give any or timely notice pursuant to this Section, the provisions of Sections 12.4-12.7 shall be applicable. This Section 12.3 shall not be applicable to an assignment or sublease pursuant to Section 12.2.

12.4	CONSENT OF LANDLORD. Notwithstanding the provisions of Section 12.1 above, but subject to the provisions of this Section 12.4 and the provisions of Sections 12.5, 12.6 and 12.7 below, in the event that Landlord shall not have exercised the termination or suspension right as set forth in Section 12.3, or shall have failed to give any or timely notice under Section 12.3, then for a period of one hundred eighty (180) days (i) after the receipt of Landlord’s notice stating that Landlord does not elect the termination right, or (ii) after the expiration of the Acceptance Period referred to in Section 12.3, in the event Landlord shall not give any or timely notice under Section 12.3 as the case may be, Tenant shall have the right to assign this Lease or sublet the whole or any part of the Premises in accordance with Tenant’s Notice (as defined in Section 12.5) provided that, in each instance, Tenant first obtains the express prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Without limiting the foregoing standard, Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

(a)	the proposed assignee or subtenant is a tenant in the Building, or is (or within the previous sixty (60) days has been) in active negotiation with Landlord for premises in the Building or is not of a character consistent with the operation of a first class office building (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental or quasi-governmental agency), or

(b)	the proposed assignee or subtenant is not of good character and reputation, or

(c)	the proposed assignee or subtenant does not possess adequate financial capability to perform the Tenant obligations as and when due or required, or

(d)	the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the purpose for which the Premises may be used as stated in Section 1.2 hereof, or

(e)	the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) be likely to increase Operating Expenses for the Building beyond that which Landlord now incurs for use by Tenant; (ii) be likely to increase the burden on elevators or other Building systems or equipment over the burden prior to such proposed subletting or assignment; or (iii) violate or be likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises, or

(f)	there shall be existing an Event of Default (defined in Section 15.1).

12.5	TENANT’S NOTICE. Tenant shall give Landlord notice of any proposed sublease or assignment, and said notice (“Tenant’s Notice”) shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed assignment or subletting subject to the provisions of Section 12.4, such information as to the proposed assignee’s or proposed subtenant’s net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in Section 12.4 above (provided, however, that Landlord shall hold such information confidential, having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) all of the terms and provisions upon which the proposed assignment or subletting is to be made, (d) in the case of a proposed assignment or subletting subject to the provisions of Section 12.4, all other information necessary to make the determination referred to in Section 12.4 above and (e) in the case of a proposed assignment or subletting pursuant to Section 12.2 above, such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of said Section 12.2. With respect to an assignment or subletting under Section 12.2 above, Tenant’s Notice may be given within ten (10) days following such transaction, but the foregoing shall not expand the parameters of what does or does not meet the requirements of said Section 12.2.

Landlord shall notify Tenant within ten (10) business days of its receipt of Tenant’s Notice as aforesaid whether or not Landlord consents to the proposed assignment or subletting. If Landlord does consent to the proposed assignment or subletting, as the case may be, then, in such event, Tenant may thereafter sublease the whole or any part of the Premises or assign pursuant to Tenant’s Notice, as given hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within one hundred eighty (180) days after the date of Landlord’s consent, the consent shall be deemed null and void and the provisions of Section 12.3 shall again be applicable.

12.6	PROFIT ON SUBLEASING OR ASSIGNMENT. In addition, in the case of any assignment or subleasing as to which Landlord may consent (other than an assignment or subletting permitted under Section 12.2 hereof) such consent shall be upon the express and further condition, covenant and agreement, and Tenant hereby covenants and agrees that, in addition to the Annual Fixed Rent, Additional Rent and other charges to be paid pursuant to this Lease, fifty percent (50%) of the “Assignment/Sublease Profits” (hereinafter defined), if any shall be paid to Landlord.

The “Assignment/Sublease Profits” shall be the excess, if any, of (a) the “Assignment/Sublease Net Revenues” as hereinafter defined over (b) the Annual Fixed Rent, Additional Rent and other charges provided in this Lease (provided, however, that for the purpose of calculating the Assignment/Sublease Profits in the case of a sublease, appropriate proportions in the applicable Annual Fixed Rent, Additional Rent and other charges under this Lease shall be made based on the percentage of the Premises subleased and on the terms of the sublease). The “Assignment/Sublease Net Revenues” shall be the fixed rent, additional rent and all other charges and sums payable either initially or over the term of the sublease or assignment plus all other profits and increases to be derived by Tenant as a result of such subletting or assignment, less the reasonable costs of Tenant incurred in such subleasing or assignment (the definition of which shall include but not necessarily be limited to rent concessions, brokerage commissions and alteration allowances) as set forth in a statement certified by an appropriate officer of Tenant and delivered to Landlord within thirty (30) days of the full execution of the sublease or assignment document, amortized over the term of the sublease or assignment.

All payments of the Assignment/Sublease Profits due Landlord shall be made within ten (10) days of receipt of same by Tenant.

12.7	ADDITIONAL CONDITIONS.

(A) It shall be a condition of the validity of any assignment permitted under Section 12.2 above, or consented to under Section 12.4 above, that both Tenant and the assignee agree directly with Landlord in a separate written instrument reasonably satisfactory to Landlord which contains terms and provisions reasonably required by Landlord, including, without limitation, the agreement of the assignee to be bound by all the obligations of the Tenant hereunder, including, without limitation, the obligation to pay the Annual Fixed Rent, Additional Rent, and other amounts provided for under this Lease, including the provisions of Sections 12.1 through 12.7 hereof, but such assignment shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder, Tenant shall remain fully and primarily liable therefor and the liability of Tenant and such assignee shall be joint and several. It shall be a condition of the validity of any sublease of right under Section 12.2 above, or consented to under Section 12.4 above, that the sublease provide (with Landlord specifically stated to be a third-party beneficiary of such provision) that the subtenant: (i) will not breach any of Tenant’s obligations under the Lease with respect to the subleased premises, (ii) will obtain any liability insurance covering the same risks, in the same amounts, and covering the same parties which Tenant is required to obtain and maintain pursuant to Article 13, (iii) shall, prior to entering the Premises, deliver to Landlord a certificate of such liability insurance, and (iv) agrees that any sub-sublease by such subtenant and any assignment of such subtenant’s interest in its sublease shall be considered to be a sublease by Tenant, for the purposes of this Article 12 and shall be subject and subordinate to all of the provisions of this Article 12. Further, and notwithstanding the foregoing, the provisions hereof shall not constitute a recognition of the assignment or the assignee thereunder or the sublease or the subtenant thereunder, as the case may be, and at Landlord’s option, upon the termination or expiration of the Lease (whether such termination is based upon a cause beyond Tenant’s control a default of Tenant, the agreement of Tenant and Landlord or any other reason), the assignment or sublease shall be terminated.

(B) As Additional Rent, Tenant shall reimburse Landlord promptly for reasonable out of pocket legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting, not to exceed Two Thousand Dollars ($2,000.00) for each such request.

(C) If the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may upon prior notice to Tenant, at any time after an Event of Default hereunder and from time to time thereafter while such Event of Default remains uncured, collect all of the rent and other charges due under such sublease from the sublessee or occupant and apply the net amount collected to the Annual Fixed Rent, Additional Rent and other charges herein reserved, but no such subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of Sections 12.1 through 12.7 hereof, or the acceptance of the sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.

(D) No assignment or subletting under any of the provisions of Sections 12.2 or 12.4 shall in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

(E) Without limiting Tenant’s obligations under Article IX, Tenant shall be responsible, at Tenant’s sole cost and expense, for performing all work necessary to comply with Legal Requirements and Insurance Requirements in connection with any assignment or subletting hereunder including, without limitation, any alterations performed in connection with such assignment or subletting, except that the foregoing shall not apply so as, solely as a result of such assignment or subletting, to transfer an obligation from Landlord to Tenant which otherwise would have been Landlord’s obligation under the terms of this Lease.

ARTICLE XIII

INDEMNITY AND LIABILITY INSURANCE

13.1

TENANT’S INDEMNITY. To the maximum extent this agreement may be made effective according to law, and subject to Section 13.4, Tenant agrees to indemnify and save harmless Landlord from and against all claims for personal injury or property damage arising from or claimed to have arisen from any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in or about the Premises after the date that possession of the Premises is first delivered to Tenant and until the end of the Lease Term and thereafter, provided that during any such period after the Lease Term Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereof (except to the extent the same is caused by the negligence or willful misconduct of Landlord or its agents, contractors or employees); or any accident, injury or damage occurring outside the Premises but within the Building or the Common Areas, or the Garage, to the extent that such accident, injury or damage results from the negligence or willful misconduct on the part of Tenant or Tenant’s agents, employees, contractors or licensees; or any claims resulting from a breach of Tenant’s obligations under Section 9.4 of the Lease.

This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

13.2	LIABILITY INSURANCE. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Lease Term of this Lease, and thereafter, so long as Tenant is in occupancy of any part of the Premises, a policy of commercial general liability or comprehensive general liability insurance written on an occurrence basis with a broad form comprehensive liability endorsement under which Landlord and Landlord’s managing agent (and such other persons as are in privity of estate with Landlord and Landlord’s managing agent as may be set out in notice from time to time) are named as additional insured parties and Tenant is named as insureds, and under which the insurer agrees to indemnify and hold Landlord and Landlord’s managing agent, and those in privity of estate with Landlord and Landlord’s managing agent, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages mentioned in Section 13.1 of this Article XIII, in the broadest form of such coverage from time to time available in the jurisdiction in which the Premises are located. Each such policy shall be non-cancelable and non-amendable with respect to Landlord and Landlord’s said designees without thirty (30) days’ prior notice to Landlord, and a duplicate original or certificate thereof shall be delivered to Landlord. As of the Commencement Date hereof, the minimum limits of liability of such insurance shall be as specified in Section 1.2 and from time to time during the Lease Term for such higher limits, if any, as are carried customarily in the Greater Boston area with respect to similar properties. All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies qualified to do business, and in good standing, in the Commonwealth of Massachusetts and which have a rating of at least “A-” and are within a financial size category of not less than “Class VIII” in the most current Best’s Key Rating Guide or such similar rating as may be reasonably selected by Landlord if such Guide is no longer published.

13.3	TENANT’S PROPERTY INSURANCE. Tenant, at Tenant’s expense, shall maintain at all times during the Term of the Lease insurance against loss or damage covered by the so-called “all risk” type insurance coverage with respect to Tenant’s fixtures, equipment, goods, wares and merchandise, tenant improvements (except the improvements made under Article IV of this Lease which shall be covered under the casualty insurance for the Building) made by or paid for by Tenant, and other property of Tenant (collectively “Tenant’s Property”). Such insurance shall be in an amount at least equal to the full replacement cost of Tenant’s Property, subject to commercially reasonable deductibles.

13.4	NON-SUBROGATION. Any insurance carried by either party with respect to the Premises, building or Lot or property therein or occurrences thereon shall, if it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards (i) covered by such insurance (provided, however, that such waiver from Landlord to Tenant shall not cover the deductible referenced in Section 13.6 hereof), and (ii) which would have been covered by insurance required to be carried by such party under this Lease but not in fact so carried. Without limitation, this waiver of rights by Tenant shall apply to, and be for the benefit of, Landlord’s managing agent.

13.5	TENANT’S RISK. To the maximum extent that this agreement may be made effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the Building, the Common Areas or the Garage as Tenant is herein given the right to use at Tenant’s own risk; and Landlord shall not have any responsibility or liability for any loss of or damage to fixtures or other personal property of Tenant, unless, subject to Section 13.4 hereof, such damage or loss is due to the negligence or willful misconduct of Landlord or its agents, employees or contractors, in which case Landlord shall bear loss or damage only to “ordinary office property” (as hereinafter defined). For the purpose of this Section 13.5, “ordinary office property” shall mean merchandise, furniture, and other tangible personal property of the kind and quantity which may customarily be expected to be found within comparable business offices in the City of Cambridge, and excluding any unusually valuable or exotic property, works of art, and the like.

13.6	LANDLORD’S INSURANCE. Landlord shall carry at all times during the Term of this Lease (and the specific coverages listed below shall be adjusted to reflect current values from time to time) (i) commercial general liability insurance with respect to the Building in an amount not less than $5,000,000.00 combined single limit per occurrence, (ii) with respect to the Building, including all work which Landlord or Tenant initially installs in the Premises pursuant to Article IV, insurance against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance with coverage against vandalism, malicious mischief and such other insurable hazards and contingencies as are from time to time normally insured against by owners of similar multi-tenant office buildings in Boston or Cambridge or which are required by Landlord’s mortgagee, in an amount equal to the full replacement cost thereof above foundation walls. Further, Landlord may also maintain such insurance against loss of Annual Fixed Rent and Additional Rent for up to twelve months (or such longer period of time as Landlord’s mortgagee may require) and such other risks and perils as Landlord deems proper, consistent with other similar office buildings in the Greater Boston area. Any and all such insurance (i) may be maintained under a blanket policy affecting other properties of Landlord and/or its affiliated business organizations, (ii) may be written with deductibles as determined by Landlord and (iii) shall be subject to escalation reimbursement in accordance with Sections 7.4 and 7.5.

ARTICLE XIV

FIRE, CASUALTY AND TAKING

14.1	DAMAGE RESULTING FROM CASUALTY.

(A) Landlord’s Termination Rights based upon Estimated Restoration Period. In case during the Lease Term the Building is damaged by fire or other casualty (i) at any time by an occurrence which is not covered by the insurance Landlord is required to obtain under this Lease, or otherwise has obtained, and the cost to repair such damage exceeds five percent (5%) of the then fair market value of the Building immediately before such casualty, or (ii) Landlord elects to demolish the Building and terminate the leases for substantially all of the space in the Building, or (iii) at any time during the last eighteen (18) months of the term taking into account any extension option term which has not lapsed unexercised, if Landlord reasonably estimates that the time to repair such damage would exceed six (6) months or (iv) such fire or casualty requires such substantial alteration or reconstruction of the Building that the damage cannot, in the ordinary course, reasonably be expected to be repaired within twelve (12) months from the date of such fire or casualty as reasonably determined by Landlord and Landlord terminates the leases for substantially all of the space in the Building, then, in any such events, this Lease and the Term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following such fire or other casualty, the effective termination date of which shall be not less than thirty (30) days after the day on which such termination notice is received by Tenant. Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage subject, however, to the following provisions.

(B) Landlord’s Termination Right based upon Insufficient Insurance Proceeds. Notwithstanding anything to the contrary contained in this Lease, if: (i) the Building or the Premises shall be substantially damaged by fire or casualty as the result of a risk not covered by the forms of casualty insurance required under this Lease to be maintained, or otherwise maintained, by Landlord and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within thirty (30) days from the time that repair work would commence, or (ii) if the holder of any mortgage or any ground lessor will not allow the net proceeds of insurance to be applied to the restoration of the Building, or (iii) if the net insurance proceeds shall be insufficient to complete such repairs and restoration, Landlord may, at its election, terminate the Term of this Lease by notice to Tenant given within sixty (60) days after such loss. If Landlord shall give such notice, then this Lease shall terminate as of the date specified in such notice, which shall be not less than thirty (30) days after the day on which such termination notice is received by Tenant, with the same force and effect as if such date were the date originally established as the expiration date hereof.

(C) Tenant’s Termination Right Based upon Estimated Period of Restoration. If any portion of the Premises or any portion of the Building shall be damaged or destroyed by fire or other casualty to the extent that the operation of Tenant’s business in the Premises in the normal course is materially adversely affected, then, within sixty (60) days of such fire or other casualty, Landlord shall submit to Tenant a reasonable engineering estimate as to the estimated length of time (“Estimated Restoration Period”) to complete such repairs together with a statement of whether or not Landlord will receive sufficient proceeds from insurance to repair such damage. If the time period set forth in such estimate shall exceed ten (10) months from the date of such casualty (which period shall be shortened to six (6) months during the last eighteen (18) months of the term taking into account any extension option term which has not lapsed unexercised) or if Landlord advises Tenant in such notice that Landlord will not receive sufficient proceeds from insurance to repair such damage and that Landlord does not intend to fund such insufficiency, Tenant may elect to terminate this Lease, by a notice sent within thirty (30) days after notice of such estimate is sent to Tenant, the effective termination date of which shall be not less than forty-five (45) days after the day on which such termination notice is received by Landlord. If such estimate shall fall within the ten (10) month limit and if Landlord advises Tenant in such notice that Landlord will receive sufficient proceeds from insurance to repair such damage, Tenant shall have no such right to terminate pursuant to this paragraph.

(D) Tenant’s Termination Right Based upon Actual Period of Restoration. In the event that the Premises or the Building are damaged by fire or other casualty to the extent that the operation of Tenant’s business in the Premises in the normal course is materially adversely affected and the Lease is not terminated by either Landlord pursuant to Sections 14.1(A) or 14.1(B) or by Tenant pursuant to Sections 14.1(C) or 14.1(E), and if Landlord shall fail to substantially complete said repairs or restoration on or before the date (“Restoration Deadline Date”) which is the greater of: (1) the end of the Estimated Restoration Period and (2) ten (10) months after the date of such fire or other casualty (which ten (10) month period shall be automatically extended for up to an additional two (2) months for such periods of time as Landlord is prevented from proceeding with or completing the same by reason of causes beyond Landlord’s reasonable control, and such further time as Landlord may be delayed by reason of Tenant’s fault), Tenant may terminate this Lease by giving Landlord written notice as follows:

(i)	Said notice shall be given after the Restoration Deadline Date.

(ii)	Said notice shall set forth an effective date which is not earlier than thirty (30) days after Landlord receives said notice.

(iii)	If said repairs or restoration are substantially complete on or before the date thirty (30) days (which thirty-(30)-day period shall be extended by the length of any delays caused by Tenant or Tenant’s contractors) after Landlord receives such notice, said notice shall have no further force and effect.

(iv)	If said repairs or restoration are not substantially complete on or before the date thirty (30) days (which thirty-(30)-day period shall be extended by the length of any delays caused by Tenant or Tenant’s contractors) after Landlord receives such notice, the Lease shall terminate as of said effective date.

(E) Tenant’s Termination Right Based upon Insufficient Insurance Proceeds. Landlord shall, within sixty (60) days of such fire or other casualty, notify Tenant if the holder of any mortgage or any ground lessor will not allow the net proceeds of insurance to be applied to the restoration of the Building, or if the net insurance proceeds shall be insufficient to complete such repairs and restoration, and if Landlord does not intend to fund such insufficiency. In such event, Tenant shall have the right to terminate the Lease, by written notice given to Landlord within thirty (30) days of Tenant’s receipt of Landlord’s notice of insufficient proceeds, the effective termination date of which shall be not less than forty-five (45) days after the day on which such termination notice is received by Landlord.

(F) Landlord’s Restoration Obligation; Abatement of Rent. If the Building or any part thereof, including the Premises, is damaged by fire or casualty and this Lease is not so terminated, or Landlord has no right to terminate this Lease, and in either such case the holder of any mortgage which includes the Building as a part of the mortgaged premises or any ground lessor of any ground lease which includes the Building as part of the demised premises allows the net insurance proceeds to be applied to the restoration of the Building and/or or the Premises, Landlord, promptly after such damage and the determination of the net amount of insurance proceeds available shall use due diligence to restore the Premises and the Building in the event of damage thereto into substantially the same condition which existed immediately prior to such fire or casualty (excluding Tenant’s Property) and a just proportion of the Annual Fixed Rent, the Operating Cost Excess and Tax Excess according to the nature and extent of the injury to the Premises (or Tenant’s means of access thereto) shall be abated from the date of casualty until the Premises (and Tenant’s means of access thereto) shall have been put by Landlord into such condition.

14.2	RIGHTS OF TERMINATION FOR TAKING.

(A) If the Building, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant’s purposes, shall be taken by condemnation or right of eminent domain, Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession. If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

(B) Further, if so much of the Building shall be so taken that continued operation of the Building would be uneconomic, Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord’s desire to do so not later than thirty (30) days after Tenant has been deprived of possession of the Premises (or such portion thereof as may be taken). If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

(C) Should any part of the Premises be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, and the holder of any mortgage which includes the Premises as part of the mortgaged premises or any ground lessor of any ground lease which includes the Premises as part of the demised premises allows the net condemnation proceeds to be applied to the restoration of the Building, Landlord agrees that after the determination of the net amount of condemnation proceeds available to Landlord, Landlord shall use due diligence to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable (excluding Tenant’s Property). Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net condemnation proceeds made available to it.

(D) Tenant’s Termination Right Based upon Actual Period of Restoration. In the event that the Premises or the Building are damaged by condemnation or right of eminent domain to the extent that the operation of Tenant’s business in the Premises in the normal course is materially adversely affected and the Lease is not terminated by either Landlord pursuant to Sections 14.2(A) or 14.2(B) or Tenant pursuant to Section 14.2(A), and if Landlord shall fail to substantially complete said repairs or restoration on or before the date (“Restoration Deadline Date”) which is ten (10) months after Tenant (or Landlord) is deprived of possession (which ten (10) month period shall be automatically extended for up to an additional two (2) months for such periods of time as Landlord is prevented from proceeding with or completing the same by reason of causes beyond Landlord’s reasonable control, and such further time as Landlord may be delayed by reason of Tenant’s fault), Tenant may terminate this Lease by giving Landlord written notice as follows:

(i)	Said notice shall be given after the Restoration Deadline Date.

(ii)	Said notice shall set forth an effective date which is not earlier than thirty (30) days after Landlord receives said notice.

(iii)	If said repairs or restoration are substantially complete on or before the date thirty (30) days (which thirty-(30)-day period shall be extended by the length of any delays caused by Tenant or Tenant’s contractors) after Landlord receives such notice, said notice shall have no further force and effect.

(iv)	If said repairs or restoration are not substantially complete on or before the date thirty (30) days (which thirty-(30)-day period shall be extended by the length of any delays caused by Tenant or Tenant’s contractors) after Landlord receives such notice, the Lease shall terminate as of said effective date.

(E) Tenant’s Termination Right Based upon Insufficient Taking Proceeds. Landlord shall, within sixty (60) days of such condemnation or taking, notify Tenant if the holder of any mortgage or any ground lessor will not allow the net taking proceeds to be applied to the restoration of the Building, or if the net taking proceeds shall be insufficient to complete such repairs and restoration, and if Landlord does not intend to fund such insufficiency. In such event, Tenant shall have the right to terminate the Lease, by written notice given to Landlord within thirty (30) days of Tenant’s receipt of Landlord’s notice of insufficient proceeds, the effective termination date of which shall be not less than forty-five (45) days after the day on which such termination notice is received by Landlord.

(F) If the Premises shall be affected by any exercise of the power of eminent domain and neither Landlord nor Tenant shall terminate this Lease as provided above, then the Annual Fixed Rent, the Operating Cost Excess and the Tax Excess shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the Rentable Floor Area of the Premises, a just proportion of the Annual Fixed Rent, the Operating Cost Excess and the Tax Excess shall be abated for the remainder of the Lease Term.

14.3	AWARD. Except as otherwise provided in this Section 14.3, Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Building and the Garage and the leasehold interest hereby created, and compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, as aforesaid, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation.

However, nothing contained herein shall be construed to prevent Tenant from prosecuting in any such proceedings a claim for its trade fixtures so taken or relocation, moving and other dislocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

ARTICLE XV

DEFAULT

15.1	TENANT’S DEFAULT. This Lease and the term of this Lease are subject to the limitation that Tenant shall be in default if, at any time during the Lease Term, any one or more of the following events shall occur and not be cured prior to the expiration of the grace period (if any) herein provided (herein called an “Event of Default” a “default of Tenant” or similar reference), as follows:

(a)	Tenant shall fail to pay any installment of the Annual Fixed Rent, or any Additional Rent or any other monetary amount due under this Lease on or before the date on which the same becomes due and payable, and such failure continues for ten (10) days after notice from Landlord thereof; or

(b)	Landlord having rightfully given the notice specified in (a) above to Tenant twice in any twelve (12) month period, Tenant shall fail thereafter within such twelve (12) month period to pay the Annual Fixed Rent or estimated monthly payments of Additional Rent due under this Lease on or before the date on which the same becomes due and payable; or

(c)	Tenant shall fail to maintain general liability insurance, or the employment of labor and contractors within the Premises which interfere with Landlord’s work, in violation of Section 4.3 or Section 9.3), and such failure or interference continues for three (3) business days after notice from Landlord to Tenant thereof; or

(d)	Tenant shall fail to perform or observe any other requirement, term, covenant or condition of this Lease (not hereinabove in this Section 15.1 specifically referred to) on the part of Tenant to be performed or observed and such failure shall continue for thirty (30) days after notice thereof from Landlord to Tenant, or if said default shall reasonably require longer than thirty (30) days to cure, if Tenant shall fail to commence to cure said default within thirty (30) days after notice thereof and/or fail to continuously prosecute the curing of the same to completion with due diligence; or

(e)	The estate hereby created shall be taken on execution or by other process of law; or

(f)	Tenant shall make an assignment or trust mortgage arrangement, so-called, for the benefit of its creditors; or

(g)	Tenant shall judicially be declared bankrupt or insolvent according to law; or

(h)	a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer is appointed to take charge of all or any substantial part of Tenant’s property by a court of competent jurisdiction and such appointment is not discharged within ninety (90) days thereafter; or

(i)	any petition shall be filed against Tenant in any court, whether or not pursuant to any statute of the United States or of any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding, and such proceedings shall not be fully and finally dismissed within sixty (60) days after the institution of the same; or

(j)	Tenant shall file any petition in any court, whether or not pursuant to any statute of the United States or any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding.

15.2	TERMINATION: RE-ENTRY. Upon the happening of any one or more of the aforementioned Events of Default (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord or Landlord’s agents or servants may give to Tenant a notice (hereinafter called “notice of termination”) terminating this Lease on a date specified in such notice of termination (which shall be not less than five (5) days after the date of the mailing of such notice of termination), and this Lease and the Lease Term, as well as any and all of the right, title and interest of the Tenant hereunder, shall wholly cease and expire on the date set forth in such notice of termination (Tenant hereby waiving any rights of redemption) in the same manner and with the same force and effect as if such date were the date originally specified herein for the expiration of the Lease Term, and Tenant shall then quit and surrender the Premises to Landlord.

In addition or as an alternative to the giving of such notice of termination, Landlord or Landlord’s agents or servants may, by any suitable action or proceeding at law, immediately or at any time thereafter re-enter the Premises and remove therefrom Tenant, its agents, employees, servants, licensees, and any subtenants and other persons, and all or any of its or their property therefrom, and repossess and enjoy the Premises, together with all additions, alterations and improvements thereto; but, in any event under this Section 15.2, Tenant shall remain liable as hereinafter provided.

The words “re-enter” and “re-entry” as used throughout this Article XV are not restricted to their technical legal meanings.

15.3

CONTINUED LIABILITY: RE-LETTING. If this Lease is terminated or if Landlord shall re-enter the Premises as aforesaid, or in the event of the termination of this Lease, or of re-entry, by or under any proceeding or action or any provision of law by reason of an Event of Default hereunder on the part of Tenant, Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Annual Fixed Rent, all Additional Rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Lease Term, or for the whole thereof, but, in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all reasonable expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

Amounts received by Landlord after reletting shall first be applied against such Landlord’s expenses of recovering the Premises from Tenant and reletting, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant’s liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant’s obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, Tenant shall not be entitled to any credit of any kind for any period after the date when the term of this Lease is scheduled to expire according to its terms.

Landlord agrees to use reasonable efforts to relet the Premises after Tenant vacates the Premises in the event that the Lease is terminated based upon a default by Tenant hereunder. Marketing of Tenant’s Premises in a manner similar to the manner in which Landlord markets other premises within Landlord’s control in the Building shall be deemed to have satisfied Landlord’s obligation to use “reasonable efforts.” In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to re-let the Premises free of any claim of Tenant, (ii) give preference to reletting the Premises over leasing other vacant space in the Building, or (iii) lease the Premises if, in Landlord’s bona fide business judgment, the proposed rent is less than the then current fair market rental value of the Premises.

15.4

LIQUIDATED DAMAGES. Landlord may elect, as an alternative, to have Tenant pay liquidated damages, which election may be made by notice given to Tenant at any time after the termination of this Lease under Section 15.2, above, and whether or not Landlord shall have collected any damages as hereinbefore provided in this Article XV, and in lieu of all other such damages beyond the date of such notice. Upon such notice, Tenant shall promptly pay to Landlord, as liquidated damages, in addition to any damages collected or due from Tenant from any period prior to such notice and all expenses which Landlord may have incurred with respect to the collection of such damages, such a sum as at the time of such notice represents the amount of the excess, if any, of (a) the discounted present value, at a discount rate of 6%, of the Annual Fixed Rent, Additional Rent and other charges which would have been payable by Tenant under this Lease for the remainder of the Lease Term if the Lease terms had been fully complied with by Tenant, over and above (b) the discounted present value, at a discount rate of 6%, of the Annual Fixed Rent, Additional Rent and other charges that would be received by Landlord if the Premises were re- leased at the time of such notice for the remainder of the Lease Term at the fair market value (including provisions regarding periodic increases in Annual Fixed Rent if such are applicable) prevailing at the time of such notice as reasonably determined by Landlord.

For the purposes of this Article, if Landlord elects to require Tenant to pay liquidated damages in accordance with this Section 15.4, the total rent shall be computed by assuming the Tax Excess under Section 6.2 and the Operating Cost Excess under Section 7.5 to be the same as were payable for the twelve (12) calendar months (or if less than twelve (12) calendar months have been elapsed since the date hereof, the partial year) immediately preceding such termination of re-entry.

Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceeds in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

15.5	WAIVER OF REDEMPTION. Tenant, for itself and any and all persons claiming through or under Tenant, including its creditors, upon the termination of this Lease and of the term of this Lease in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord shall enter the Premises by process of law or otherwise, hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under and by reason of any present or future law or decision, to redeem the Premises or for a continuation of this Lease for the term of this Lease hereby demised after having been dispossessed or ejected therefrom by process of law, or otherwise.

15.6	LANDLORD’S DEFAULT.

Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

ARTICLE XVI

MISCELLANEOUS PROVISIONS

16.1	WAIVER. Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of its rights hereunder.

Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other.

No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant. Further, the acceptance by Landlord of Annual Fixed Rent, Additional Rent or any other charges paid by Tenant under this Lease shall not be or be deemed to be a waiver by Landlord of any default by Tenant, whether or not Landlord knows of such default, except for such defaults as to which such payment relates.

16.2	CUMULATIVE REMEDIES. Except as expressly provided in this Lease, the specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress which they may be lawfully entitled to seek in case of any breach or threatened breach of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to seek specific performance of any such covenants, conditions or provisions, provided, however, that the foregoing shall not be construed as a confession of judgment by Tenant.

16.3

QUIET ENJOYMENT. This Lease is subject and subordinate to all matters of record. Landlord agrees that, upon Tenant’s paying the Annual Fixed Rent, Additional Rent and other charges herein reserved, and performing and observing the covenants, conditions and agreements hereof upon the part of Tenant to be performed and observed, Tenant shall and may peaceably hold and enjoy the

Premises during the term of this Lease, without interruption or disturbance from Landlord or persons claiming through or under Landlord, subject, however, to the terms of this Lease. This covenant shall be construed as running with the land to and against subsequent owners and successors in interest, and is not, nor shall it operate or be construed as, a personal covenant of Landlord, except to the extent of the Landlord’s interest in the Premises, and this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and upon such subsequent owners or successors in interest of Landlord’s interest under this Lease, including ground or master lessees, to the extent of their respective interests, as and when they shall acquire same and then only for so long as they shall retain such interest, provided that (subject to the provisions of Section 16.24 hereof) each party serving as “landlord” hereunder shall remain liable for all matters arising during its ownership of the Property.

16.4	SURRENDER.

(A) No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises as an acceptance of a surrender of the Premises prior to the termination of this Lease; provided, however, that the foregoing shall not apply to the delivery of keys to Landlord or its agents in its (or their) capacity as managing agent or for purpose of emergency access. In any event, however, the delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Premises.

(B) Upon the expiration or earlier termination of the Lease Term, Tenant shall surrender the Premises to Landlord in the condition as required by Sections 8.1 and 9.5, first removing all goods and effects of Tenant and completing such other removals as may be permitted or required pursuant to Section 9.5.

16.5	BROKERAGE.

(A) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm designated in Section 1.2 hereof; and in the event any claim is made against the Landlord relative to Tenant’s dealings with brokers other than the broker designated in Section 1.2 hereof, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection, subject to Landlord’s reasonable approval, and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B) Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm designated in Section 1.2 hereof; and in the event any claim is made against the Tenant relative to Landlord’s dealings with brokers other than the broker designated in Section 1.2 hereof, Landlord shall defend the claim against Tenant with counsel of Tenant’s selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

(C) Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the broker, person or firm designated in Section 1.2 hereof.

16.6	INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

16.7	PROVISIONS BINDING. ETC. The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may have later given consent to a particular assignment as required by the provisions of Article XII hereof.

16.8	RECORDING. Each of Landlord and Tenant agree not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease or short form lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord’s and Tenant’s attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

16.9	NOTICES AND TIME FOR ACTION. Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notices shall be in writing and shall be sent by hand, registered or certified mail, or overnight or other commercial courier, postage or delivery charges, as the case may be, prepaid as follows:

If intended for Landlord, addressed to Landlord at the address set forth on the first page of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice), with a copy to Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, MA 02110, Attn: Barry D. Green, Esq.

If intended for Tenant, addressed to Tenant at the address set forth on the first page of this Lease, except that from and after the Commencement Date the address of Tenant shall be the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice), in either case with a copy to Hale and Dorr LLP, 60 State Street, Boston, MA 02109, Attn: Paul Jakubowski, Esq.

Except as otherwise provided herein, all such notices shall be effective and deemed received when received; provided, that (i) if receipt is refused, notice shall be effective and deemed received upon the first occasion that such receipt is refused or (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective and deemed received upon the date such delivery was attempted.

Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

Any notice given by an attorney on behalf of Tenant or Landlord or by Landlord’s managing agent shall be considered as given by Tenant or Landlord, as the case may be, and shall be fully effective.

Time is of the essence with respect to any and all notices and periods for giving of notice or taking any action thereto under this Lease.

16.10	WHEN LEASE BECOMES BINDING. Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

16.11	PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

16.12	RIGHTS OF MORTGAGEE. This Lease shall be subject and subordinate to any future mortgage on the Lot or the Building, or both, or any part thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor, provided that the holder of such mortgage shall agree, by a written instrument on such holder’s then-current form, with such commercially reasonable changes as Tenant and such mortgagee agree upon, to recognize the right of Tenant to use and occupy the Premises upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations hereunder. Tenant shall pay fifty percent (50%) of any charges, including attorneys’ fees, required to be paid by such mortgagee as a condition of entering into such instrument, up to a maximum of $1,000.00. In confirmation of such subordination and recognition, Tenant shall execute and deliver promptly such instruments of subordination as such mortgagee may reasonably request, In addition, Landlord agrees to use reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from its current mortgagee, and Tenant agrees (i) that the form attached hereto as Exhibit J is such mortgagee’s standard form, and any changes thereto must be agreed to by such mortgagee; (ii) Tenant is not obligated to execute a subordination, non-disturbance and attornment agreement with such mortgagee if it chooses not to; and (iii) to pay fifty percent (50%) of any charges (including legal fees) required by such mortgagee as a condition to entering into such agreement, up to a maximum of $1,000.00. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord. If any holder of a mortgage which includes the Premises, executed and recorded prior to the Date of this Lease, shall so elect, this Lease, and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory Notice hereof recorded, prior to the execution, delivery and recording of any such mortgage. The election of any such holder shall become effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder’s office of an instrument in which such holder subordinates its rights under such mortgage to this Lease.

16.13	RIGHTS OF GROUND LESSOR. This Lease is subject and subordinate to all matters of record. If Landlord’s interest in property (whether land only or land and buildings) which includes the Premises is acquired by another party and simultaneously leased back to Landlord herein, then the holder of the ground lessor’s interest in such lease shall enter into a recognition agreement with Tenant simultaneously with the sale and leaseback, in form reasonably acceptable to Tenant, wherein the ground lessor will agree to recognize the right of Tenant to use and occupy the Premises upon the payment of Annual Fixed Rent, Additional Rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations hereunder, and wherein Tenant shall agree to attorn to such ground lessor as its Landlord and to perform and observe all of the tenant obligations hereunder, in the event such ground lessor succeeds to the interest of Landlord hereunder under such ground lease. Tenant shall pay fifty percent (50%) of any charges, including attorneys’ fees, required to be paid by such holder as a condition of entering into such instrument, up to a maximum of $1,000.00.

16.14	NOTICE TO MORTGAGEE AND GROUND LESSOR. After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord as ground lessee, which includes the Premises as a part of the leased premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor at the address as specified in said notice (as it may from time to time be changed), and the curing of any of Landlord’s defaults by such holder or ground lessor within a reasonable time after such notice (including a reasonable time to obtain possession of the premises if the mortgagee or ground lessor elects to do so) shall be treated as performance by Landlord. For the purposes of this Section 16.14, the term “mortgage” includes a mortgage on a leasehold interest of Landlord (but not one on Tenant’s leasehold interest). If any mortgage is listed on Exhibit H then the same shall constitute notice from the holder of such mortgage for the purposes of this Section 16.14.

16.15	ASSIGNMENT OF RENTS. With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

(a)	That the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, (i) shall foreclose its mortgage, accept a deed in lieu of foreclosure or terminate the ground lease, (ii) shall take possession of the Premises, or (iii) shall, by notice sent to Tenant, specifically otherwise elect; and

(b)	That, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage, acceptance of a deed in lieu of foreclosure or the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord’s position hereunder by such ground lessor, or termination of the ground lease. In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated as an assumption, by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser provided that such purchaser-lessor agrees to recognize the right of Tenant to use and occupy the Premises upon the payment of rent and all other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations under this Lease. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor or the ground lease is terminated. The following provisions shall apply to Tenant and shall be included by Tenant in any sublease: except for the initial prepayment of rent provided in Section 1.2, no Annual Fixed Rent or Additional Rent may be paid by Tenant more than thirty (30) days in advance except with lender’s prior written consent, and any such payment without such consent shall not be binding on lender.

16.16

STATUS REPORT AND FINANCIAL STATEMENTS. Recognizing that Landlord and Tenant may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees, potential purchasers or the like, the then current status of performance hereunder, Landlord and Tenant, within ten (10) days after the request of the other party (the “Requesting Party”) made from time to time, will furnish to the Requesting Party, or any existing or potential holder of any mortgage encumbering the Premises or the Building, or any potential purchaser of the Premises or the Building (each an “Interested Party”) a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease. Tenant agrees that its statement will be in the form attached hereto as Exhibit K, with such commercially reasonable changes as Tenant and the recipient of such statement shall agree upon. In addition, Tenant shall deliver to Landlord, or any Interested Party designated by Landlord, financial statements of Tenant, and any guarantor of

Tenant’s obligations under this Lease, as reasonably requested by Landlord (which request (i) shall be made only in connection with a proposed sale or refinancing of the Building or if Tenant is in default of its obligations hereunder, and (ii) shall be made not more than once in any twelve (12) month period unless Tenant is in default of its obligations hereunder) including, but not limited to, financial statements for the past three (3) years. Any such financial statements delivered by Tenant pursuant to this Section 16.16 shall be treated as confidential and may be disclosed only (i) as required by court order, (ii) to prospective purchasers and lenders and to financial advisors, investment bankers, lawyers and accountants, (iii) as may be required by Legal Requirements, or (iv) in connection with litigation between the parties. Any such status statement or financial statement delivered by Tenant pursuant to this Section 16.16 may be relied upon by any Interested Party.

16.17	SELF-HELP. If Tenant shall at any time fail to make any payment or perform any act which Tenant is obligated to make or perform under this Lease and (except in the case of emergency) if the same continues unpaid or unperformed beyond applicable grace periods, then Landlord may, but shall not be obligated so to do, after ten (10) days’ notice to and demand upon Tenant, or without notice to or demand upon Tenant in the case of any emergency, and without waiving, or releasing Tenant from, any obligations of Tenant in this Lease contained, make such payment or perform such act which Tenant is obligated to perform under this Lease in such manner and to such extent as may be reasonably necessary, and, in exercising any such rights, pay any costs and expenses, employ counsel and incur and pay reasonable attorneys’ fees. All sums so paid by Landlord and all reasonable and necessary costs and expenses of Landlord incidental thereto, together with interest thereon at the annual rate equal to the sum of (a) the Base Rate from time to time announced by Fleet National Bank, N.A. or its successor as its Base Rate and (b) two percent (2%) (but in no event greater than the maximum rate permitted by applicable law), from the date of the making of such expenditures by Landlord, shall be deemed to be Additional Rent and, except as otherwise in this Lease expressly provided, shall be payable to the Landlord on demand, and if not promptly paid shall be added to any rent then due or thereafter becoming due under this Lease, and Tenant covenants to pay any such sum or sums with interest as aforesaid, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Annual Fixed Rent.

16.18

HOLDING OVER. Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a tenancy at sufferance and shall be on the terms and conditions as set forth in this Lease, as far as applicable except that Tenant shall pay as a use and occupancy charge an amount equal to the greater of (x) the Holdover Percentage, as hereinafter defined, of the Annual Fixed Rent and

Additional Rent calculated (on a daily basis) at the highest rate payable under the terms of this Lease, or (y) the fair market rental value of the Premises, in each case for the period measured from the day on which Tenant’s hold-over commences and terminating on the day on which Tenant vacates the Premises. For purposes hereof, the “Holdover Percentage” shall be one hundred fifty percent (150%) for the first thirty (30) days of such holding over, and two hundred percent (200%) from and after the thirty-first (31st) day of such holding over.

In addition, if Tenant holds over for fifteen (15) days or more, Tenant shall save Landlord, its agents and employees harmless and will exonerate, defend and indemnify Landlord, its agents and employees from and against any and all damages which Landlord may suffer on account of Tenant’s hold-over in the Premises after the expiration or prior termination of the term of this Lease. Nothing in the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term. All property which remains in the Building or the Premises after the expiration or termination of this Lease shall be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sale, the cost of moving and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity.

16.19	ENTRY BY LANDLORD. Subject to Section 2.2, Landlord, and its duly authorized representatives, shall, upon reasonable prior notice (except in the case of emergency), have the right to enter the Premises at all reasonable times (except at any time in the case of emergency) for the purposes of inspecting the condition of same and making such repairs, alterations, additions or improvements thereto as Landlord is expressly permitted or required to make hereunder or as may be necessary if Tenant fails to do so as required hereunder (but the Landlord shall have no duty whatsoever to make any such inspections, repairs, alterations, additions or improvements except as otherwise provided in Sections 4.1, 4.3, 7.1 and 7.2), and to show the Premises to prospective tenants during the twelve (12) months preceding expiration of the term of this Lease as it may have been extended and at any reasonable time during the Lease Term to show the Premises to prospective purchasers and mortgagees.

16.20

TENANT’S PAYMENTS. Each and every payment and expenditure, other than Annual Fixed Rent, shall be deemed to be Additional Rent hereunder, whether or not the provisions requiring payment of such amounts specifically so state, and shall be payable, unless otherwise provided in this Lease, within thirty (30) days after written demand by Landlord, and in the case of the non-payment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all the rights and remedies available to Landlord hereunder or by law in the case of non-payment of Annual Fixed Rent. Unless expressly otherwise provided in this Lease, the performance and observance by Tenant of all the terms, covenants and conditions of this Lease to be performed and observed by Tenant shall be at Tenant’s sole cost and expense. If Tenant has not objected to any statement of Additional Rent which is rendered by Landlord to Tenant within one hundred eighty (180) days after Landlord has rendered the same to Tenant, then the same shall be deemed to be a final account between Landlord and Tenant not subject to any further dispute. In the event that Tenant shall seek Landlord’s consent or approval under this Lease, then Tenant shall reimburse Landlord, upon demand, as Additional Rent, for all reasonable costs and expenses, including legal and architectural costs and expenses, incurred by Landlord in processing such request, whether or not such consent or approval shall be given. The foregoing sentence shall not apply, however, to Landlord’s approval of the plans for the initial Landlord’s Work.

16.21	LATE PAYMENT. If Landlord shall not have received any payment or installment of Annual Fixed Rent or Additional Rent on or before the date (the “Due Date”) on which the same first becomes payable under this Lease, the amount of such payment or installment shall bear interest from the Due Date through and including the date such payment or installment is received by Landlord, at a rate equal to the lesser of (i) the rate announced by Fleet National Bank (or its successor) from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or (ii) the maximum applicable legal rate, if any. Such interest shall be deemed Additional Rent and shall be paid by Tenant to Landlord upon demand.

16.22	COUNTERPARTS. This Lease may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

16.23	ENTIRE AGREEMENT. This Lease constitutes the entire agreement between the parties hereto, Landlord’s managing agent and their respective affiliates with respect to the subject matter hereof and thereof and supersedes all prior dealings between them with respect to such subject matter, and there are no verbal or collateral understandings, agreements, representations or warranties not expressly set forth in this Lease. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant, unless reduced to writing and signed by the party or parties to be charged therewith.

16.24	LANDLORD LIABILITY. Tenant shall neither assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Building, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that neither Landlord, nor any successor holder of Landlord’s interest hereunder, nor any beneficiary of any Trust of which any person from time to time holding Landlord’s interest is Trustee, nor any such Trustee, nor any member, manager, partner, director or stockholder nor Landlord’s managing agent shall ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors-in-interest, or to take any other action which shall not involve the personal liability of Landlord, or of any successor holder of Landlord’s interest hereunder, or of any beneficiary of any trust of which any person from time to time holding Landlord’s interest is Trustee, or of any such Trustee, or of any manager, member, partner, director or stockholder of Landlord or of Landlord’s managing agent, to respond in monetary damages from Landlord’s assets other than Landlord’s interest in said Building, as aforesaid, but in no event shall Tenant have the right to terminate or cancel this Lease or to withhold rent or to set-off any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the demised premises (constructive or actual) by Landlord continuing after notice to Landlord thereof and a reasonable opportunity for Landlord to cure the same. In no event shall Landlord or, except for liability pursuant to Section 16.18 hereof, Tenant ever be liable for any indirect or consequential damages or loss of profits or the like. In the event that Landlord shall be determined to have wrongfully withheld any consent or approval under this Lease, the sole recourse and remedy of the Tenant in respect thereof shall be to specifically enforce Landlord’s obligation to grant such consent or approval, and in no event shall the Landlord be responsible for any damages of whatever nature in respect of its failure to give such consent or approval nor shall the same otherwise affect the obligations of the Tenant under this Lease or act as any termination of this Lease.

16.25	NO PARTNERSHIP. The relationship of the parties hereto is that of landlord and tenant and no partnership, joint venture or participation is hereby created.

16.26

SECURITY DEPOSIT. Concurrently with the execution of this Lease, Tenant shall pay to Landlord a security deposit in the amount of Eighteen Thousand Two Hundred and 00/100 Dollars ($18,200.00) and Landlord shall hold the same, throughout the Term of this Lease (including the Extended Term, if applicable), unless sooner returned to Tenant as provided in this Section 16.26, as security for the performance by Tenant of all obligations on the part of Tenant to be performed under this Lease. At Tenant’s option (which option may be exercised at any time during the Term of this Lease, but no more frequently than once in any twelve (12) month period), such deposit may be in the form of an irrevocable, unconditional, negotiable letter of credit (the “Letter of Credit”). The Letter of

Credit shall (i) be issued by and drawn on a bank reasonably approved by Landlord and at a minimum having a corporate credit rating from Standard and Poor’s Professional Rating Service of BBB- or a comparable minimum rating from Moody’s Professional Rating Service, (ii) be in the form attached hereto as Exhibit F, (iii) permit one or more draws thereunder to be made accompanied only by certification by Landlord that pursuant to the terms of this Lease, Landlord is entitled to apply such Letter of Credit and the proceeds thereof to an Event of Default of Tenant under this Lease, and (iv) permit transfers of such letter of credit at any time without charge to the beneficiary thereof. Any such Letter of Credit shall be for a term of two (2) years (or for one (1) year if the issuer thereof regularly and customarily only issues letters of credit for a maximum term of one (1) year) and shall in either case provide for automatic renewals through the date which is ninety (90) days subsequent to the scheduled expiration of this Lease (as the same may be extended) or if the issuer will not grant automatic renewals, the Letter of Credit shall be renewed or replaced by Tenant each year and each such renewal or replacement shall be delivered to and received by Landlord not later than thirty (30) days before the expiration of the then current Letter of Credit (herein called a “Renewal Presentation Date”), the last such renewal or replacement to extend through the date which is ninety (90) days subsequent to the scheduled expiration of this Lease (as the same may be extended). In the event of a failure to so deliver any such renewal Letter of Credit on or before the applicable Renewal Presentation Date, Landlord shall be entitled to present the then existing Letter of Credit for payment and to receive the proceeds thereof, which proceeds shall be held as Tenant’s security deposit, subject to the terms of this Section 16.26. Upon the occurrence of any Event of Default, Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to draw on all or any portion of such deposit held as a Letter of Credit and to apply the proceeds of such Letter of Credit or any cash held as such deposit, or any part thereof, to Landlord’s damages arising from such Event of Default on the part of Tenant under the terms of this Lease. If Landlord so applies all or any portion of such deposit, Tenant shall within seven (7) days after notice from Landlord deposit cash or an additional Letter of Credit meeting all of the requirements of this Section 16.26 with Landlord in an amount sufficient to restore such deposit to the full amount stated in this Section 16.26. While Landlord holds any cash deposit Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord’s other funds. Neither the holder of a mortgage nor the Landlord in a ground lease on property which includes the Premises shall ever be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder or ground Landlord.

If Tenant originally provides a cash security deposit hereunder, and then provides Landlord with a letter of credit meeting all the requirements of this Section 16.26 in lieu thereof, Landlord shall return such cash security deposit to Tenant promptly upon Landlord’s receipt of said letter of credit. Tenant not then being in default and having performed all of its obligations under this Lease, including the payment of all Annual Fixed Rent, Landlord shall return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 16.26, to Tenant on the expiration or earlier termination of the term of this Lease (as the same may have been extended) and surrender possession of the Premises by Tenant to Landlord in the condition required in the Lease at such time. Further, if Tenant has been in default or has failed to perform all of its obligations under this Lease, Landlord shall return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 16.26, to Tenant upon the later to occur of (i) the curing of any such default and the full and final performance of all of Tenant’s obligations under this Lease, and (ii) the expiration or earlier termination of the term of this Lease (as the same may have been extended) and surrender possession of the Premises by Tenant to Landlord in the condition required in the Lease at such time.

16.27	GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the law of The Commonwealth of Massachusetts, as the same may from time to time exist.

16.28	WAIVER OF TRIAL BY JURY. To induce Landlord to enter into this Lease, the Tenant hereby waives any right to trial by jury in any action, proceeding or counterclaim brought by either Landlord or Tenant on any matters whatsoever arising out of or any way connected with this Lease, the relationship of the Landlord and the Tenant, the Tenant’s use or occupancy of the premises and/or any claim of injury or damage, including but not limited to, any summary process eviction action.

16.29	INTENTIONALLY OMITTED.

16.30	SIGNAGE. Landlord shall provide building standard signage in the standard graphics for the Building listing Tenant and any permitted subtenant or assignee of Tenant on the directory(ies) for the Building which serve the elevator bank serving the Premises. The initial listing of Tenant’s name shall be at Landlord’s expense. Any changes or additions to such directory(ies) shall be at Tenant’s cost and expense. Tenant shall have the right, with Landlord’s prior written consent (which shall not be unreasonably withheld, delayed or conditioned), to install two signs identifying Tenant, one in the elevator lobby on the floor of the Building containing the Premises and the other at the entrance to the Premises. Except as otherwise approved by Landlord, both such signs shall be in Building standard graphics. Such signs shall initially be provided by Landlord as part of Landlord’s Work, but any changes or additions to such sign(s) shall be at Tenant’s sole cost and expense.

16.31	ARBITRATION. Any disputes relating to (i) provisions or obligations in this Lease as to which a specific provision for a reference to arbitration is made herein (i.e. disputes under Articles VII), or (ii) the withholding of consent or approval where a “reasonableness” standard is specifically required by this Lease, shall be submitted to arbitration in accordance with the provisions of applicable state law, as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association’s office in Boston, Massachusetts. The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the Commonwealth of Massachusetts by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. No arbitrable dispute shall be deemed to have arisen under this Lease prior to the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof.

16.32	RULES AND REGULATIONS. Tenant will faithfully observe and comply with the rules and regulations attached hereto as Exhibit I and with such additional or modified reasonable rules and regulations as Landlord hereafter at any time or from time to time may make and for which Landlord provides at least five (5) business days’ prior notice in writing to Tenant (referred to collectively herein as “Rules and Regulations”), which in the reasonable judgment of Landlord shall be necessary for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building, provided, however, that in the case of any conflict between the provisions of this Lease and any such Rules and Regulations, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees. All Rules and Regulations shall be of general applicability to, and non-discriminatorily applied against, all comparable tenants in the Building.

EXECUTED as a sealed instrument in two or more counterparts by persons or officers hereunto duly authorized on the Date set forth in Section 1.2 above.

LANDLORD:

DAVENPORT BUILDING LIMITED PARTNERSHIP, a Delaware limited partnership

		By:	IBUS Davenport Cambridge, Inc., its general partner

		By:	/s/ Thomas McDonough
		Name:	Thomas McDonough
		Its:	Vice-President

TENANT:

ATTEST:		ZIPCAR, INC., a Delaware corporation

/s/ Robin Chase		By	/s/ Scott W. Griffith
Name:	Robin Chase	Name:	Scott W. Griffith
Title:	SECRETARY or CLERK	Title	PRESIDENT (OR VICE PRESIDENT)
	HEREUNTO DULY AUTHORIZED		HEREUNTO DULY AUTHORIZED

/s/ Robin Chase		By	/s/ Robin Chase
Name:	Robin Chase	Name:	Robin Chase
Title:	SECRETARY or CLERK	Title	TREASURER (OR ASSISTANT TREASURER)
	HEREUNTO DULY AUTHORIZED		HEREUNTO DULY AUTHORIZED

EXHIBIT A

LEGAL DESCRIPTION

DAVENPORT BUILDING

Beginning at a point, said point being the intersection of the westerly sideline of First Street and the northerly sideline of Thorndike Street in the City of Cambridge, County of Middlesex, Commonwealth of Massachusetts, bounded and described as follows:

N 80°28’ 11” W	Along the northerly sideline of Thorndike Street a distance of Four Hundred and Thirty-Eight Hundredths feet (400.38’) to a point, said point being the intersection of the northerly sideline of Thorndike Street and the easterly sideline of Second Street; thence turning and running

N 09° 31’49” E	Along the easterly sideline of Second Street a distance of Sixty and No Hundredths feet (60.00’), to a point; thence turning and running

S 80° 28’ 11” E	A distance of One Hundred and No Hundredths feet (100.00’) to a point; thence turning and running

N 09° 36’54” E	A distance of One Hundred Forty and Seventy-two Hundredths feet (140.72’) to a point, said point being along the southerly sideline of Otis Street; thence turning and running

S 80° 21’ 10” E	Along said southerly sideline of Otis Street a distance of Three Hundred and No Hundredths feet (300.00’) to a point, said point being the intersection of said southerly sideline of Otis Street and the westerly sideline of First Street; thence turning and running

S 09° 28’ 49” W	Along said westerly sideline of First Street a distance of Two Hundred and Eleven Hundredths feet (200.11’) to the point of beginning.

A-1 1

EXHIBIT B

DAVENPORT BUILDING

PLANS FOR LANDLORD’S WORK

B 1

CEO
FINANCE
2 PEOPLE
6' X 8'
CONFERENCE
OFFICE
OFFICE
WORKBENCH
OFFICE
STORAGE
RECEPTION
CONFERENCE
MEN
WOMEN
JAN.
MECH. ROOM

FLOOR PLAN

LEGEND

- EXISTING PARTITION TO REMAIN
- NEW CONSTRUCTION
- NEW CONSTRUCTION - PARTIAL HEIGHT

EXISTING PLAN

LEGEND

- EXISTING PARTITION TO REMAIN
- EXISTING PARTITION TO BE REMOVED

N

bh+a
Bergmann Hendrie + Archetype, Inc.
[illegible] Boston, MA [illegible]
617 [illegible] www.[illegible]

The Davenport , Cambridge , Massachusetts
Zip Car, 4th Floor
01.05.04

PARADIGM

EXHIBIT B-l

DAVENPORT BUILDING

BUILDING STANDARD SPECIFICATIONS

B 2

PARADIGM PROPERTIES PROJECT DEFINITION	11.26.03	BH+A

TENANT	ZipCar
SITE	The Davenport, Cambridge, MA
FLOOR	Floor 4, Partial Floor, Northeast Corner

Existing Elements To Remain and To Be Re-used

The New Work will retain as much of the existing improvements that can be incorporated in the approved layout as possible. Specific components that are to remain include:

Window Sills	Existing sills to remain. Landlord will repaint if required, as determined by Landlord.

Radiator Covers	Existing covers to remain. Landlord will replace with Building Standard if Landlord deems necessary.

Partitions	Enclosing walls of existing offices to remain as shown on Construction Documents prepared by the Architect.

Sidelights	Sidelights of existing offices to remain, as shown on Construction Documents prepared by the Architect.

Doors & Frames	All doors as shown on Construction Documents prepared by the Architect.

Ceiling	Existing exposed plenum ceiling to remain. No ACT

Lighting	Existing to remain. Relocated to accommodate new wall layout as required.

Existing Elements To Be Removed (Demolished)

Construction Documents prepared by the Architect will define items to be demolished and identify any that are to be salvaged for the Landlord.

Items to be removed: Carpet throughout.

PARTITIONS

All partitions, new and re-used, will be painted. Color(s) to be selected by the Tenant, based on the Architect’s recommendations. New Partitions will be constructed of metal studs and drywall both sides and match the Building Standard, Standard width, typically 4 7/8” constructed to underside of existing ceiling/structure.

DOORS, FRAMES, HARDWARE & SIDELIGHTS

All doors, frames, hardware and sidelights whether new or re-used will be finished to match. New Doors, Hardware & Frames will match existing in design and finish.

Specific Elements:

Building Standard Lock sets will be provided at the Entry Doors, storage, and the Tel/Lan room. All other doors to receive building standard latchsets.

FLOORING

All new flooring (carpet, base and vinyl floor) will be selected from the Building Standards. Finish boards to include carpet by Shaw, Richmond, and J&J

TEL/LAN

Tenant is responsible for communications cabling, including data and telephone. Tenant and Tenant’s Vendors are responsible to coordinate this work with the General Contractor.

ELECTRICAL

Existing devices to remain where possible.

Storage Room: 1 new duplex receptacle.

New Kitchen: new duplex receptacles for appliances and along counter as required by layout.

Open Office Area: Electrical Hook-up for workstations will be provided by Tenant and approved by Landlord prior to release of Construction Documents.

MILLWORK

Millwork items will include the following:

Kitchen Cabinets: Wall and base cabinets, counter and back splash in plastic laminate. Cabinet interiors and interior shelves to be white melamine.

Production Area: L-shape configuration of base and upper cabinets. Base portion of short “L” section to house slots for storage of marketing boards.

Coat Closet: Satin chrome closet pole and painted wood shelf

Reception Area - new transaction worksurface to the installed at top of half wallooff the reception area.

WINDOW TREATMENT

Existing window treatment is Building Standard and is to remain.

MISCELLANEOUS

Glass - The window existing in the CEO (corner office) is to be relocated to the office labeled Finance, and wall in CEO office Furniture and Equipment will be provided by the Tenant.

Tenant & Tenant’s Furniture Vender are responsible for scheduling, coordinating and the dimensional fit of furniture within the project.

Toilet rooms for the use of the Tenant are available in the Building Common areas. No new toilets will be provided in the Tenant’s spaces.

EXHIBIT C

DAVENPORT BUILDING

LANDLORD SERVICES

I.	CLEANING:

Cleaning and janitorial services in the office areas and common areas of the Building on Business Days at a level comparable to services provided in similar office buildings in Cambridge, Massachusetts.

II.	HVAC:

A.	Landlord shall furnish to Tenant heated and chilled air as appropriate to the season, at such temperatures and in such amounts as are comparable to that provided by landlords of similar office buildings of a similar age in Cambridge, Massachusetts. In the event Tenant introduces into the Premises personnel or equipment which overloads the system’s ability to adequately perform its proper functions, Landlord shall so notify Tenant in writing and supplementary system(s) may be required and installed by Landlord at Tenant’s expense, if within fifteen (15) days Tenant has not modified its use so as not to cause such overload.

Operating criteria of the basic system are in accordance with the Massachusetts Energy Code and shall not be less than the following:

i)	Cooling season indoor conditions of not in excess of 78 degrees Fahrenheit when outdoor conditions are 91 degrees Fahrenheit drybulb and 73 degrees Fahrenheit wetbulb.

ii)	Heating season minimum room temperature of 72 degrees Fahrenheit when outdoor conditions are 6 degrees Fahrenheit drybulb.

B.	Landlord shall provide heating, ventilating and air conditioning as normal seasonal charges may require during Normal Building Operating Hours (8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturdays, legal holidays in all cases excepted). Temperatures within the Building during Normal Building Operating Hours shall be commensurate with temperatures generally maintained in other Class A office buildings in the Boston/Cambridge market.

If Tenant shall require air conditioning (during the air conditioning season) or heating or ventilating during any season outside Normal Building Operating Hours, Landlord shall use Landlord’s best efforts to furnish such services for the area or areas specified by written request of Tenant delivered to the Building Superintendent or the Landlord before 3:00 p.m. of the business day preceding the extra usage. For such services, Tenant shall pay Landlord, as additional rent, upon receipt of billing, a sum equal to the cost incurred by Landlord.

III.	ELECTRICAL SERVICES:

A.	Landlord shall provide electric power for lighting and for office machines and ancillary kitchen use through standard receptacles; such power shall be sufficient for typical office space.

B.

Landlord, at its option, may require separate metering and direct billing to Tenant for the electric power required for any special equipment (such as computers and reproduction equipment) that requires either 3-phase electric power or any voltage other than 110 volts (220 volts for Tenant’s kitchen), or for other equipment whose electrical energy consumption exceeds normal office usage (collectively, “Special Equipment”). Tenant shall not install any Special Equipment in the Premises without first obtaining Landlord’s written approval (which approval shall not be unreasonably withheld, delayed or conditioned unless the installation of such Special Equipment affects the Building’s structure or any of the Building’s mechanical, electrical, plumbing or HVAC equipment, in which case such approval may be granted or withheld in Landlord’s sole discretion). If Tenant’s requirements for or consumption of electricity exceed the electricity to be provided by Landlord in this Section III, Landlord shall, at Tenant’s expense, use reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within ten (10) days after Landlord has delivered to Tenant an invoice therefor. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s cost, if, in Landlord’s judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the HVAC system or otherwise overload any utility, Landlord may install supplemental HVAC unit(s) or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use and maintenance, shall be paid by Tenant to Landlord within ten (10) days after Landlord has delivered to Tenant an invoice therefor.

C.	Landlord will furnish and install, at Tenant’s expense, all replacement lighting tubes, lamps and ballasts required by Tenant. Landlord will clean lighting fixtures upon written request of Tenant at Tenant’s expense.

IV.	ELEVATORS:

Provide passenger elevator service.

V.	WATER:

Provide hot water for lavatory and kitchen purposes and cold water for drinking, kitchen, lavatory and toilet purposes.

VI.	CARD ACCESS SYSTEM:

Landlord will provide a card access system at one entry door of the building. Except in case of emergency or other causes beyond Landlord’s reasonable control, and subject to compliance with Landlord’s security requirements, Tenant will have access to the Premises 24 hours a day, 7 days a week.

EXHIBIT D

FLOOR PLAN

D-1

CEO
FINANCE
2 PEOPLE
CONFERENCE
OFFICE
OFFICE
WORKBENCH
OFFICE
OFFICE
STORAGE
RECEPTION
CONFERENCE
MEN
WOMEN
MECH. ROOM

FLOOR PLAN

LEGEND

- EXISTING PARTITION TO REMAIN
- NEW CONSTRUCTION
- NEW CONSTRUCTION - PARTIAL HEIGHT

EXISTING PLAN

LEGEND

- EXISTING PARTITION TO REMAIN
- EXISTING PARTITION TO BE REMOVED

N

bh+a

The Davenport, Cambridge, Massachusetts
Zip Car, 4th Floor
01.05.04

PARADIGM

EXHIBIT E

FORM OF COMMENCEMENT DATE AGREEMENT

Reference is made to that certain Lease by and between                                                          , a(n)                                         , Landlord and                                         , a(n)                                         , Tenant, and dated                                 , a Notice of which is recorded with the Middlesex South Registry of Deeds as Instrument No.                                 /at Book         , Page         .

Landlord and Tenant hereby confirm and agree that the Commencement Date under the Lease is                                         , the Rent Commencement Date under the Lease is                          and that, subject to extension in accordance with Section 3.2, the Lease Term expires on                         .

This Commencement Date Agreement is executed as a sealed instrument as of                 , 20    .

LANDLORD: ,
a(n)

By:

By:

By:

Name:

Title:

TENANT: ,
a(n)

By:

Name:

Title:
Name (print):

E-1

EXHIBIT F

FORM OF LETTER OF CREDIT

BENEFICIARY:	ISSUANCE DATE:
, 200

DAVENPORT BUILDING LIMITED PARTNERSHIP	IRREVOCABLE STANDBY LETTER OF CREDIT NO.
c/o IBUS Management & Development P.O. Box 630236 Baltimore, MD 21263

ACCOUNTEE/APPLICANT:	MAXIMUM/AGGREGATE
_________________________	CREDIT AMOUNT: US$ USD AND 00/100

LADIES AND GENTLEMEN:

We hereby establish our irrevocable letter of credit in your favor for account of the applicant up to an aggregate amount not to exceed                                  and 00/100 US Dollars (US $                        ) available by your draft(s) drawn on ourselves at sight accompanied by:

Your statement, signed by a purportedly authorized officer/official certifying that the Beneficiary is entitled to draw upon this Letter of Credit (in the amount of the draft submitted herewith) pursuant to the Lease (the “Lease”) dated                         , 200     by and between Davenport Building Limited Partnership, as Landlord, and                     , as Tenant, together with the original copy of this Letter of Credit and any amendments thereto which have been accepted by you.

Draft(s) must indicate name and issuing bank and credit number and must be presented at this office.

You shall have the right to make partial draws against this Letter of Credit, from time to time.

F-1

This Letter of Credit is transferable at any time and from time to time and may be transferred in its entirety only. Any such transfer is to be effective at the counters of                  and is contingent upon:

(A)	The satisfactory completion of our transfer form attached hereto; and

(B)	The return of the original of this Letter of Credit and all Amendments thereto for endorsement thereon by us to the transferee.

Except as otherwise expressly stated herein, this Letter of Credit is subject to the “Uniform Customs and practice for Documentary Credits, International Chamber of Commerce, Publication No. 500 (1993 Revision)”.

This Letter of Credit shall expire at our office on                          , 20     (the “Stated Expiration Date”). It is a condition of this Letter of Credit that the Stated Expiration Date shall be deemed automatically extended without amendment for successive one (1) year periods from such Stated Expiration Date, unless at least thirty (30) days prior to such Stated Expiration Date (or any anniversary thereof) we shall notify you and the Accountee/Applicant in writing by registered mail (return receipt) that we elect not to consider this Letter of Credit extended for any such additional one (1) year period.

F-2

EXHIBIT G

DETERMINATION OF FAIR MARKET RENTAL VALUE

Where in the Lease to which this Exhibit is attached provision is made for a Determination of Fair Market Rental Value, the following procedures and requirements shall apply:

1.	Tenant’s Request. Tenant shall send a notice to Landlord requesting a Determination of the Fair Market Rental Value, which notice to be effective must (i) make explicit reference to the Lease and to the specific section of the Lease pursuant to which said request is being made, (ii) include the name of an appraiser selected by Tenant to act for Tenant, which appraiser shall be MAI certified and which appraiser shall have at least ten (10) years’ experience dealing in properties of a nature and type generally similar to the Building located in the City of Cambridge, (iii) state Tenant’s estimate of fair market rental value (“Tenant’s Quote”), and (iv) explicitly state that Landlord is required to notify Tenant within thirty (30) days of an additional appraiser selected by Landlord.

2.	Landlord’s Response. Within twenty (20) days after Landlord’s receipt of Tenant’s notice requesting the Determination and stating the name of the appraiser selected by Tenant, Landlord and Tenant shall attempt to agree on a single appraiser having at least the certification and experience referred to above to make a determination of the annual fair market rental value of the Premises. If the parties are unable to so agree on a single appraiser, then within ten (10) days after the expiration of such twenty (20) day period, Landlord shall give written notice to Tenant of Landlord’s selection of an appraiser having at least the certification and experience referred to above, and within ten (10) days thereafter the two (2) appraisers so selected shall select a third such appraiser also having at least the certification and experience referred to above. Such single appraiser or third appraiser, as the case may be, is hereinafter referred to as the “Deciding Appraiser.”

3.

Rental Value Determination. Within thirty (30) days after the selection of the Deciding Appraiser, the Deciding Appraiser shall make a determination of the annual fair market rental value of the Premises for the Extended Term. Such annual fair market rental value determination (x) may include provision for annual increases in rent during said Extended Term if so determined, (y) shall take into account the as-is condition of the Premises and (z) shall take account of, and be expressed in relation to, the provisions for Operating Expenses and Taxes for the Building and Tenant Electricity as contained in the Lease. The Deciding Appraiser shall advise Landlord and Tenant in writing by the expiration of said

G-1

thirty (30) day period of his or her determination of such annual fair market rental value. The determination of the Deciding Appraiser shall be deemed to be the determination of annual fair market rental value and shall be referred to as the Fair Market Rental Value, except that if the Deciding Appraiser’s determination is either higher or lower than both of Landlord’s Rent Quotation and Tenant’s Quote, then the one of Landlord’s Rent Quotation or Tenant’s Quote which is closest to the determination of the Deciding Appraiser shall be deemed to be the determination of annual fair market rental value and shall be referred to as the Fair Market Rental Value.

4.	Costs. Each party shall pay the costs and expenses, if any, of the appraiser selected by it and each shall pay one half (1/2) of the costs and expenses of the Deciding Appraiser.

5.	Failure to Select Appraiser or Failure of Appraiser to Serve. If Tenant shall have requested a Determination and Landlord shall not have designated an appraiser within the time period provided therefor above and such failure shall continue for more than ten (10) days after notice thereof, then Tenant’s appraiser shall alone make the determination of the Fair Market Rental Value in writing to Landlord and Tenant within thirty (30) days after the expiration of Landlord’s right to designate an appraiser hereunder. If Tenant and Landlord have both designated appraisers but the two appraisers so designated do not, within a period of fifteen (15) days after the appointment of the second appraiser, agree upon and designate the third appraiser willing so to act, the Tenant, the Landlord or either appraiser previously designated may request the Greater Boston Real Estate Board, Inc. to designate the third appraiser willing so to act and an appraiser so appointed shall, for all purposes, have the same standing and powers as though he had been seasonably appointed by the appraisers first appointed. In case of the inability or refusal to serve of any person designated as an appraiser, or in case any appraiser for any reason ceases to be such, an appraiser to fill such vacancy shall be appointed by the Tenant, the Landlord, the appraisers first appointed or the said Greater Boston Real Estate Board, Inc., as the case may be, whichever made the original appointment, or if the person who made the original appointment fails to fill such vacancy, upon application of any appraiser who continues to act or by the Landlord or Tenant such vacancy may be filled by the said Greater Boston Real Estate Board, Inc., and any appraiser so appointed to fill such vacancy shall have the same standing and powers as though originally appointed.

G-2

EXHIBIT H

LIST OF MORTGAGEES

Holder of that certain Mortgage, Security Agreement and Fixture Financing Statement from Davenport Building Limited Partnership in favor of MBO North America Finance, B.V., dated February 12, 2002 and recorded on February 13, 2002 with the Middlesex County South Registry of Deeds as Instrument Number 1456.

H 1

EXHIBIT I

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith, and the appurtenances thereto:

1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

4. Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building.

5. Landlord shall provide all door locks in each tenant’s leased premises, the original such locks to be installed as part of Landlord’s Work and any changes or replacements thereto to be at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord’s prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant’s leased premises, the original such keys to be provided as part of Landlord’s Work and any changes or replacements thereto to be at the cost of such tenant, and no tenant shall make a duplicate thereof.

6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

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7. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

8. Corridor doors, when not in sue, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about any tenant’s leased premises, except for dogs (such as seeing-eye dogs) specially trained to aid handicapped individuals, while accompanying such individuals. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

9. Tenant shall cooperate with Landlord’s employees in keeping its leased premises neat and clean. Tenant shall not employ any person for the purpose of such cleaning other than the Building’s cleaning and maintenance personnel.

10. To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord.

11. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

12. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance.

13. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

14. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord.

15. Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.

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16. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operations in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a “billboard” vehicle in the parking lot, although the name of Tenant’s business can be painted on the side of vehicles. Any vehicle parked improperly may be towed away. Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a “boot” on the vehicle to immobilize it and may levy a charge of $50.00 to remove the “boot”. Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to Tenant, Tenant’s agents, employees, vendors and customers.

17. No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.

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EXHIBIT J

FORM OF SUBORDINATION, NONDISTURBANCE AND

ATTORNMENT AGREEMENT

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT, dated the          day of             , 2004, executed by and between MBO NORTH AMERICA FINANCE B.V. (hereinafter called “Lender”), and                             , a                      corporation (hereinafter called “Tenant”);

WITNESSETH:

WHEREAS, Davenport Cambridge Limited Partnership or its predecessor (hereinafter called “Borrower”) and Tenant have entered into a certain Lease dated                     , 20     (the “Lease”), covering certain premises more fully described in said Lease (the “Premises”) located at the Davenport Building, having an address of 25 First Street and 20-28 Otis Street, Cambridge, Massachusetts, more fully described on Exhibit “A” attached hereto and made a part hereof (the “Property”); and

WHEREAS, by Mortgage filed with the Middlesex South Registry of Deeds at Book          Page          (hereinafter called the “Mortgage”), Borrower has granted a first lien interest in the Property and the Premises to Lender; and

WHEREAS, Tenant desires to be assured of continued occupancy of the Premises under the terms of the Lease;

NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00) by each party in hand paid to the other, the receipt of which is hereby acknowledged, and in consideration of the mutual promises, covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, promise, covenant and agree as follows:

1. The Lease and all estates, options (including purchase options, if any), liens and charges therein contained or created thereunder is and shall be subject and subordinate to the lien and effect of the Mortgage insofar as it affects the real and personal property of which the Premises forms a part, and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal and other sums secured thereby and interest thereon, with the same force and effect as if the Mortgage had been executed, delivered, and duly recorded among the above-mentioned public records, prior to the execution and delivery of this Lease.

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2. In the event Lender takes possession of the Premises as mortgagee-in-possession or forecloses the Mortgage (including, whenever reference is made to foreclosure in this Agreement, by exercise of Lender’s statutory power of sale), or takes a deed in lieu of foreclosure, Lender agrees not to affect or disturb Tenant’s right to possession of the Premises in the exercise of Lender’s rights so long as Tenant is not in default beyond applicable notice and cure periods under any of the terms, covenants or conditions of the Lease.

3. In the event that Lender succeeds to the interest of Borrower under the Lease and/or title to the Premises, Lender and Tenant hereby agree to be bound to one another under all of the terms, covenants and conditions of the Lease. Accordingly, from and after such event, Lender and Tenant shall have the same remedies against one another for the breach of an agreement contained in the Lease as Tenant and Borrower had before Lender succeeded to the interest of Borrower; provided, however, that Lender shall not be:

a.	liable for any act or omission of any prior landlord (including the Borrower); or

b.	subject to any offsets or defenses which Tenant might have against any prior landlord (including the Borrower); or

c.	bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including the Borrower); or

d.	bound by any amendment or modification of the Lease made without Lender’s written consent unless the Premises consists of 25,000 square feet or less (in which event Lender’s consent shall not be required);

e.	liable for the repayment of security deposits not actually received by the Lender; or

f.	liable for any obligation of prior landlord to restore the Property, including the Premises, except to the extent of insurance proceeds or condemnation awards actually received by Lender after the deduction of all reasonable costs and expenses incurred in obtaining such proceeds or awards.

4. In the event that any person or entity different from Lender acquires title to or the right to possession of the Premises upon the foreclosure of the Mortgage, or upon the sale of the Premises by Lender or its successors or assigns after foreclosure or acquisition of title in lieu thereof or otherwise, Tenant agrees not to seek to terminate the Lease by reason thereof, but shall remain bound unto the new owner so long as the new owner agrees to be bound to Tenant under all terms, covenants and conditions of the Lease, provided that the provisions of paragraph 3 hereof shall be applicable to, and shall fully benefit, the person or entity so acquiring title.

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5. In the event Lender takes possession of the Premises as mortgagee-in-possession or forecloses the Mortgage, or takes a deed in lieu of foreclosure, Tenant agrees to pay all rental due under the Lease directly to Lender, Schenkkade 65, P.O. Box 90463, 2509 LL The Hague, The Netherlands, or such other address as Lender may designate in writing to Tenant in the manner and at the address specified in the Lease.

6. Tenant hereby warrants and represents, covenants and agrees with Lender:

a.	not to alter or modify the Lease in any respect without the prior written consent of Lender unless the Premises consists of 25,000 square feet or less (in which event Lender’s consent shall not be required);

b.	to deliver to Lender a duplicate of each notice of default delivered to Borrower at the same time as such notice is given to Borrower;

c.	that Tenant is now the sole owner of the leasehold estate created by the Lease and shall not hereafter assign the Lease except as permitted by the terms thereof unless Lender’s consent thereto is not required by the Mortgage or the other loan documents;

d.	not seek to terminate the Lease by reason of any default of Borrower without prior written notice thereof to Lender and the lapse thereafter of such time as provided for herein. From the date hereof until the Mortgage is released, Lender shall have the right (but not the obligation) to cure any default of Borrower under the Lease (the cure period to include such time as may be required for Lender to cure such default, including taking possession of the Premises, by foreclosure, through deed in lieu of foreclosure or otherwise). If Lender elects to cure said default and prosecutes such cure to completion as herein provided, Tenant will not exercise any right or remedy to terminate the Lease upon a default by Borrower;

e.	not to pre-pay rent or other sums due under the Lease in advance for more than the current month;

f.	to promptly certify in writing to Lender, in connection with any proposed assignment of the Mortgage, certain matters relating to the Lease as may reasonably be requested by Lender or such assignee of the Mortgage, including whether or not any default on the part of Borrower then exists under the Lease to the best knowledge of Tenant and whether to the best knowledge of Tenant, circumstances exist which, with the giving of notice or the passage of time or both, would result in a default under the Lease.

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g.	from the date hereof until the Mortgage is released, Tenant agrees to recognize the assignment of rents made by Borrower to Lender and, upon Tenant’s receipt of a notice from Lender that Borrower is in default under the Mortgage beyond applicable notice and cure periods, Tenant will thereafter pay to Lender, as assignee, all rents due under the Lease until Lender gives Tenant notice that Borrower is no longer in such default and instructs the Tenant that the rents shall thereafter be payable to Borrower.

7. This Agreement, together with the Lease, represents the complete agreement between the parties and supersedes all earlier agreements, drafts, understandings or arrangements between the parties as to the Property and shall be binding upon the parties hereto and their respective heirs, administrators, executors, successors and assigns.

8. This Agreement may be amended, discharged or terminated, or any of its provisions may be waived, only by a written instrument executed by the party to be charged.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

LENDER:

MBO NORTH AMERICA FINANCE B.V.

By:
Its:

By:
Its:

TENANT:

By:
Its:

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[Add if applicable:                         , as guarantor of Tenant’s obligations under the Lease, consents to Tenant’s execution of the foregoing agreement and agrees that its guaranty shall not be affected hereby:

GUARANTOR:

By:
Its:

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STATE OF	)
) SS:
COUNTY OF	)

Before me, a Notary Public in and for said County and State, personally appeared                     , known by me to be the                                      of MBO North America Finance B.V., and being first duly sworn, acknowledged the execution of the foregoing Subordination, Non-Disturbance and Attornment Agreement for and on behalf of said Lender, as his free act and deed and the free act and deed of MBO North America Finance B.V.

Witness my hand and Notarial Seal this          day of                     , 2004.

Notary Public – Signature
[affix notarial seal]

COMMONWEALTH OF MASSACHUSETTS)
) SS:
COUNTY OF	)

Before me, a Notary Public in and for said County and State, personally appeared                     , known by me to be the                                      of                     , and being first duly sworn, acknowledged the execution of the foregoing Subordination, Non-Disturbance and Attornment Agreement for and on behalf of said Tenant as his free act and deed and the free act and deed of said Tenant.

Witness my hand and Notarial Seal this          day of                     , 2004.

Notary Public – Signature
[affix notarial seal]

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EXHIBIT K

FORM OF ESTOPPEL STATEMENT

ESTOPPEL CERTIFICATE

TO:	(and its assignee) (“ ”)

PROPERTY:	The Davenport Building, 25 First Street, and 20-28 Otis Street, Cambridge, MA (the “Property”)

LANDLORD:	___________________________________

TENANT:	___________________________________

PREMISES:	Suite No. , located at the Property

LEASE:	Lease for the Premises dated (if applicable) as amended by:

SECURITY DEPOSIT:	(if none, so indicate)

GUARANTOR:	(if none, so indicate)

The undersigned, having the power and authority to do so, does hereby certify to              and any lender providing financing to              secured by a mortgage of the Property (“Lender”) that the following are true and correct statements and does hereby agree as follows:

(a)	The undersigned Tenant is the present tenant under the Lease whereby Tenant has leased the Premises.

(b)	The Lease has not been assigned, sublet, pledged, transferred, amended or modified in any respect whatsoever except as follows (if none, so indicate):

(c)	The Lease, as of the date hereof, is in full force and effect. Except as indicated herein, there is no agreement with Landlord as to the Property other than the Lease.

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(d)	The undersigned has paid monthly fixed rent due under the Lease (currently $ per month) and additional rent (currently $ per month) through , 200 . There is no free rent or other rental concessions due to Tenant, other than . No minimum or base rent or other rental has been paid in advance (except for the current month or as required by the Lease for Operating Expenses, Taxes, or the initial prepaid rent referenced in Section 1.2 of the Lease) and no security has been deposited with Landlord except the Security Deposit (if any is specified above).

(e)	The Tenant is in possession of all of the Premises and is doing business therein, and the Premises are completed as required by the Lease, except for . All obligations and conditions under the Lease to be performed by Landlord prior to the date hereof, if any, have been satisfied and all required contributions by Landlord to Tenant, if any, have been received except for . Landlord has no obligation under the Lease to perform or pay for tenant improvements or other tenant inducements that may arise after the date hereof, except as follows:
________________________________________.

(f)	The term of the Lease commenced on , 200 and expires on , 200 . Tenant has the following options to extend, renew or expand or rights of first refusal or to terminate: (if none, so indicate)

Tenant has no option to purchase the Property or any part thereof.

(g)	As of the date hereof, neither Tenant nor, to Tenant’s knowledge, Landlord is in default under the terms and conditions of the Lease and Tenant is not entitled to a credit, offset or deduction in rent. Tenant has not stored or disposed of hazardous materials on the Premises nor does Tenant use hazardous materials on the Premises except such cleaning and/or office supplies which are normally used in connection with property such as this.

(h)	The address for notices to be sent to Tenant is as set forth in the Lease or as set forth below (if the address set forth in the Lease is correct, please so indicate):

(i)	Tenant has not filed any petition in bankruptcy or instituted any insolvency proceedings or requested the appointment of a receiver for its assets and, to the best of Tenant’s knowledge, no such proceedings are pending or threatened against Tenant.

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(j)	Tenant has the right to use parking spaces/passes at a current monthly rate of $ per space/pass.

The undersigned understands and acknowledges that [             anticipates purchasing the Property and Lender anticipates financing such purchase] in reliance upon this certificate and agrees that              and Lender may rely upon this certificate in connection with such transaction. For purposes of this certificate, terms initially capitalized herein shall have the meanings assigned to them in the heading to this certificate.

TENANT:

By:
Its:
Dated:

GUARANTOR CONSENT

(IF APPLICABLE):

The undersigned                                                                               (“Guarantor”) hereby consents to and approves of the execution and delivery of the above certification and agrees that that certain Guarantee dated                      executed by Guarantor with respect to the Lease described above is in all respects ratified and confirmed and is and shall continue in full force and effect. Guarantor has no claims, defenses or offsets under the foregoing Guarantee. Guarantor certifies that it has not filed any petition in bankruptcy or instituted any insolvency proceedings or requested the appointment of a receiver for its assets and, to the best of Guarantor’s knowledge, no such proceedings are pending or threatened against Guarantor.

                                             (GUARANTOR)

By:

Its:

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EXHIBIT L

GARAGE LEASE USE PROVISION

Section 1 of the Garage Lease provides as follows:

“1. Premises and Purpose. The City [of Cambridge] hereby leases to Lessee, and the Lessee hereby leases from the City, upon and subject to the terms of this Lease, [number omitted from this Exhibit L] parking spaces within the East Cambridge Garage which spaces may be assigned or unassigned in the City’s discretion, for the parking use of tenants (and their employees, visitors, invitees and customers) of the Davenport Building to be constructed on First Street (the “Development”). To the extent required by law, the City will make available to Lessee a proportionate number of bicycle spaces.”

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EXHIBIT A

LEGAL DESCRIPTION

DAVENPORT BUILDING

Beginning at a point, said point being the intersection of the westerly sideline of First Street and the northerly sideline of Thorndike Street in the City of Cambridge, County of Middlesex, Commonwealth of Massachusetts, bounded and described as follows:

N 80° 28’ 11” W	Along the northerly sideline of Thorndike Street a distance of Four Hundred and Thirty-Eight Hundredths feet (400.38’) to a point, said point being the intersection of the northerly sideline of Thorndike Street and the easterly sideline of Second Street; thence turning and running

N 09° 31’ 49” E	Along the easterly sideline of Second Street a distance of Sixty and No Hundredths feet (60.00’), to a point; thence turning and running

S 80° 28’ 11” E	A distance of One Hundred and No Hundredths feet (100.00’) to a point; thence turning and running

N 09° 36’ 54” E	A distance of One Hundred Forty and Seventy-two Hundredths feet (140.72’) to a point, said point being along the southerly sideline of Otis Street; thence turning and running

S 80° 21’ 10” E	Along said southerly sideline of Otis Street a distance of Three Hundred and No Hundredths feet (300.00’) to a point, said point being the intersection of said southerly sideline of Otis Street and the westerly sideline of First Street; thence turning and running

S 09° 28’ 49” W	Along said westerly sideline of First Street a distance of Two Hundred and Eleven Hundredths feet (200.11’) to the point of beginning.

COMMENCEMENT DATE AGREEMENT

AGREEMENT made this 30th day of March 2004, by and between Davenport Building Limited Partnership, a Delaware limited partnership (hereinafter referred to as “Landlord”), and Zipcar, Inc. a Delaware Corporation (hereinafter referred to as “Client”).

W I T N E S S E T H:

WHEREAS, Client and Landlord entered into a certain Lease dated January 23 2004 (the “Lease”); and

WHEREAS, Landlord and Client desire to specify the Commencement Date and certain other dates of the Lease.

NOW, THEREFORE, the parties hereto do hereby agree as follows:

1. The Commencement Date of the Lease is agreed to be March 29, 2004 and the Expiration Date is agreed to be June 30, 2009.

2. It is further agreed that the Rent Commencement Date is June 14, 2004 (The lease states that the Rent Commencement shall be three and one-half (3 1/2) months after the Commencement Date).

IN WITNESS WHEREOF, the parties have hereunto caused to be set their respective hands and seals as of the date first above written.

Zipcar, lnc.		Davenport Building Limited Partnership, a Delaware limited partnership
By:	/s/ Scott W. Griffith	By: IBUS Davenport Cambridge, Inc., its general partner
Its President and CEO
		By:	/s/ Tom McDonough
Tom McDonough
Its Vice-President

25 First Street

Building #4, The Davenport Building

Cambridge, Massachusetts

(the “Building”)

FIRST AMENDMENT TO LEASE

March 17, 2004

LANDLORD:	Davenport Building Limited Partnership, a Delaware limited partnership, successor in interest to WB Davenport, LLC, a Delaware limited liability company, successor in interest to DVPT Limited Partnership

TENANT:	Zipcar, Inc., a Delaware corporation

PREMISES:	An area on the fourth (4th) floor of the Building, consisting of approximately 5,080 rentable square feet, as shown on Exhibit A to the Lease

DATE OF LEASE:	January 23, 2004

PREVIOUS LEASE AMENDMENTS:	None

WHEREAS, Landlord and Tenant desire to amend the provisions of the lease concerning the payment for electricity used in the Premises;

NOW THEREFORE, the above-described lease (the “Lease”) is hereby amended as follows:

1. ELECTRICITY

A. The definition of Tenant Electricity in Section 1.2 of the Lease is hereby deleted and replaced with the following: “As defined in Section 5.3 hereof.”

B. Section 5.3 of the Lease is hereby deleted in its entirety and replaced with the following:

UTILITY CHARGES. Tenant shall pay Landlord as further additional rent, in monthly installments at the time prescribed for monthly installments of Basic Rent, a pro rata share of the cost of electricity for the Premises as estimated by Landlord from time to time in Landlord’s reasonable discretion. As of the Commencement Date, the cost of electricity estimated by Landlord shall be at the rate of $1.25 per rentable square foot of the Premises per annum, but Landlord reserves the right to increase such number in direct proportion to increased electricity costs payable by Landlord to the service provider. Either party may require the purchase and installation of a meter and/or sub-meter, at its sole cost and expense, for the purpose of metering and/or sub-metering Tenant’s consumption of electricity. Upon such installation, Tenant shall keep such meter and/or sub-meter serving the Premises and their related installation equipment in good working order and repair. From and after the installation of any such sub-meter, Tenant shall pay for all electricity at the Premises to the Landlord based upon the usage shown by such sub-meter in lieu of the sum set forth above in the first sentence of this Section 5.2. From and after the installation of any such separate meter, Tenant shall pay for all electricity at the Premises directly to the utility providing the same. Tenant shall pay for all other utilities at the Premises directly to the utility providing the same.

25 First Street

Building #4, The Davenport Building

Cambridge, Massachusetts

(the “Building”)

FIRST AMENDMENT TO LEASE

Davenport Building Limited Partnership (Landlord) and Zipcar, Inc. (Tenant) agree to evenly split the $5,772 construction cost overages relating to the plumbing, electrical and millwork required in the Tenant’s premises at 25 First Street in Cambridge, Massachusetts. Zipcar will pay the Landlord within thirty (30) days of receipt of invoice in the amount of $2,886.

2. As hereby amended, the Lease is ratified, confirmed and approved in all respects.

EXECUTED under seal as of the date first above-written.

LANDLORD:	DAVENPORT BUILDING LIMITED PARTNERSHIP
a Delaware limited partnership

	By:	IBUS Davenport Cambridge, Inc., its
general partner

By:
Name: Thomas McDonough
Its: Vice President

Date Signed: 3/25/04

TENANT:	ZIPCAR, INC.

By:
	Name:	Scott W. Griffith
	Title:	President and CEO
Hereunto duly authorized

Date Signed: 3/17/04

25 FIRST STREET

CAMBRIDGE, MASSACHUSETTS

(THE “BUILDING”)

SECOND AMENDMENT

AUGUST 11, 2005

	LANDLORD:	Davenport Building Limited Partnership, a Delaware limited partnership

	TENANT:	Zipcar, Inc., a Delaware corporation

	PREMISES:	An area on the fourth (4th) floor of the Building, containing 5,080 square feet of Rentable Floor Area, as shown on Exhibit A, attached to this Second Amendment

ORIGINAL LEASE DATA	LEASE EXECUTION DATE:	January 23, 2004

	TERMINATION DATE:	June 30, 2009, unless extended, or sooner terminated, pursuant to the terms and provisions of the Lease

	PREVIOUS LEASE AMENDMENTS:	First Amendment dated March 17. 2004

SECOND AMENDMENT

	SECOND AMENDMENT ADDITIONAL PREMISES:	An area on the fourth (4th) floor of the Building, containing 3,111 square feet of Rentable Floor Area, as further defined in Section 3 below and as shown on Exhibit A attached hereto.

	SECOND AMENDMENT ADDITIONAL PREMISES COMMENCEMENT DATE SECOND AMENDMENT EXPIRATION DATE	The Substantial Completion Date, as defined herein, presently estimated to be August , 2005 July 31, 2010

WHEREAS, Landlord and Tenant have entered into that certain Lease dated and executed as of January 23, 2004, as amended by the First Amendment dated March 17, 2004 (the “First Amendment”), with respect to the Premises located at 25 First Street, Cambridge, Massachusetts, all as the same are more particularly set forth there in said Lease (herein collectively called the “Lease”); and

WHEREAS, said Lease has been affected pursuant to that certain Subordination, Nondisturbance and Attornment Agreement dated as of February, 2004 by and between Landlord, Tenant and MBO North America Finance B.V (“Landlord’s Lender”), as well as that certain Notice of Lease dated as of January 23, 2004 (herein collectively called “Lease”); and

WHEREAS, Tenant desires to lease additional premises from Landlord, to wit, said Second Amendment Additional Premises; and

WHEREAS, Landlord is willing to lease the Second Amendment Additional Premises to Tenant upon the terms and conditions hereinafter set forth;

NOW THEREFORE, the parties hereby agree that the above-referenced Lease is hereby amended as follows:

1.	DEMISE OF THE SECOND AMENDMENT ADDITIONAL PREMISES AND EXTENSION OF TERM FOR THE ORIGINAL PREMISES

The Term of the original Premises (5,080 rentable floor area) is hereby extended to an expiration date of July 31, 2010 (co-terminous with the Term for the Second Amendment Additional Premises). Landlord also hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, the Second Amendment Additional Premises for a term commencing as of the Second Amendment Additional Premises Commencement Date and terminating as of July 31, 2010, unless extended, or sooner terminated, pursuant to the terms and provisions of the Lease. At Landlord’s discretion, Tenant may be permitted entry to the Second Amendment Additional Premises prior to the Second Amendment Additional Premises Commencement Date for the purpose of installing fixtures or equipment, but not for the purpose of moving in furniture or other personal property. Such early entry shall be at Tenant’s sole risk and subject to all of the terms and conditions of the Lease except for the payment of Rent. Prior to any such early entry, Tenant shall provide Landlord with proof of insurance required by the Lease. Tenant shall not interfere with any work being performed by Landlord. In the event Tenant is interfering with Landlord’s work, Landlord may in its discretion terminate such early entry or impose additional conditions. No Rent shall be due and payable relative to the Second Amendment Additional Premises prior to the Second Amendment Additional Premises Commencement Date, which date shall be the date on which Landlord delivers possession of the Second Amendment Additional Premises (with Landlord’s Work substantially complete) (the “Second Amendment Additional Premises Delivery Date”). For the purpose of determining the Second Amendment Additional Premises Commencement Date, the Landlord Work shall be deemed substantially completed when completed the Landlord’s architect certifies that the Landlord Work is substantially complete, except for minor details or adjustments that do not materially interfere with Tenant’s use of the Premises for the ordinary conduct of its business (the “Substantial Completion Date”). The Second Amendment Additional Premises shall be demised to Tenant on all of the same terms, conditions, covenants and agreements of the Lease applicable to the Premises, except that in the event of any conflict between the provisions of the Lease and the provisions of this Second Amendment, the provisions of this Second Amendment shall control.

2.	CONDITION OF SECOND AMENDMENT ADDITIONAL PREMISES

The provisions of Section 4.3 of the Lease shall apply to the condition of the Second Amendment Additional Premises as of the Second Amendment Additional Premises Delivery Date.

3.	DEFINITION OF SECOND AMENDMENT ADDITIONAL PREMISES

Rentable Floor Area; The Rentable Floor Area of the Premises, as set forth in Section 1.2 of the Lease shall be increased by 3,111 Rentable Floor Area from the 5,080 square feet of Rentable Floor Area in the Original Lease to 8,191 square feet of Rentable Floor Area and shall be in the location shown on Exhibit A attached hereto.

4.	ANNUAL FIXED RENT

The Rent for the aforesaid original Premises (without the Second Amendment Additional Premises), shall remain unchanged from that set forth in the Lease, including Articles 5,6 and 7 thereof, except that the Annual Fixed Rent during the period beginning July 1, 2009 through and including July 31, 2010 shall be $124,460 ($10,371.67 monthly). The schedule of Annual Fixed Rent as applied solely and exclusively to the Second Amendment Additional Premises shall be as follows:

Rent Year	Annual Rate Per Rentable Square Foot	Annual Fixed Rent	Monthly Payment
Second Amendment Additional Premises Commencement Date to July 31, 2006	$23.50	$73,108.50	$6,092.38
August 1, 2006 to July 31,2007	$24.50	$76,219.50	$6,351.63
August 1, 2007 July 31, 2008	$25.50	$79,330.50	$6,610.88
August 1, 2008 July 31, 2009	$26.50	$82,441.50	$6,870.13
August 1, 2009 July 31, 2010	$27.50	$85,552.25	$7,129.38

Additional Rent for Taxes and Operating Expenses relative to the Second Amendment Additional Premises shall be paid in the same manner and upon the same terms and conditions as set forth in Articles 6 and 7 of the Lease except that the Base Taxes relative to the Second Amendment Additional Premises shall be Landlord’s Tax Expenses for fiscal tax year 2006 (that is the period beginning July 1, 2005 and ending June 30, 2006, and the Base Operating Expenses shall be the Operating Expenses for the Building for calendar year 2005. Tenant shall also pay electricity charges monthly relative to the Second Amendment Additional Premises at the rates, times and upon the same terms and conditions set forth in Section 5.3 of the Lease (as modified by the First Amendment). The initial estimate of such monthly electricity charges is $3,888.75. Section 5.2 shall not be applicable to the Second Amendment Additional Premises, but shall continue to be applicable to the original Premises

5.	SECOND AMENDMENT ADDITIONAL PREMISES IMPROVEMENTS

The Landlord has no responsibility for improvements to the Second Amendment Additional Premises, except for completion, at Landlord’s sole cost and expense, of the work shown on the plans attached hereto as Exhibit B, all in accordance with laws and the terms and provisions of the Lease, particularly Article 4 thereof (“Landlord’s Work”). The Landlord’s Work shall be done utilizing (to the extent applicable) Building Standard Specifications, as set forth in the original Lease.

6.	DEFINITION OF SECOND AMENDMENT ADDITIONAL PREMISES: PARKING

A. The Rentable Floor Area of the Premises, as set forth in Section 1.2 of the Lease and as affected by this Second Amendment to Lease, shall be increased from 5,080 square feet of Rentable Floor Area to 8,191 square feet of Rentable Floor Area.

B. As of the Second Amendment Additional Premises Commencement Date, Tenant is entitled to an increase in the number of parking privileges (meaning an increase of three (3) additional parking spaces), which spaces shall be available to Tenant pursuant to the terms and provisions of the Lease, including but not limited to payment of the monthly charge therefor, .currently $165. per space per month.

7.	SECURITY DEPOSIT

A. The $18,200 Security Deposit specified in the Lease shall be increased by $6,610.88 to $24,810.88 upon execution of this Amendment, which Security Deposit shall be held subject to the terms and conditions of the Lease, as modified by this Second Amendment.

8.	EXTENSION OPTION

The Extension Option set forth in Section 3.2 of the Lease shall remain in full force and effect but is hereby amended to be a) effective relative to the entire Premises, as hereby amended to include the Second Amendment Additional Premises, and b) exercisable not earlier than twelve (12) months nor later than nine (9) months prior to the Expiration Date for the Term, as amended by this Second Amendment, in any event subject to the terms and conditions of said Section 3.2

9.	BROKER

A. Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Second Amendment other than CRESA Partners (“Broker”). In the event that any claim is made against the Landlord relative to Tenant’s dealings with brokers other than the Broker, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection, subject to Landlord’s reasonable approval, and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

B. Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Second Amendment other than CRESA Partners ; and in the event any claim is made against the Tenant relative to Landlord’s dealings with brokers other than the Broker, Landlord shall defend the claim against Tenant with counsel of Tenant’s selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

C. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Broker.

10.	CAPITALIZED TERMS

Capitalized terms used in this Second Amendment without being defined herein shall have the respective meaning ascribed to them in the Lease

11.	RATIFICATION

As hereby amended, the Lease is ratified, confirmed and approved in all respects.

EXECUTED under seal as of the date first above-written.

LANDLORD:		TENANT:

DAVENPORT BUILDING LIMITED PARTNERSHIP, a Delaware limited partnership		ZIPCAR, INC., a Delaware corporation

By:	IBUS Davenport Cambridge, Inc., its general partner

By:		By:
Name:	Michael D. Lenart	Name: Scott W. Griffith
Title: Vice President		Title: President and CEO

Date Signed: 9/2/05		Date Signed: 8/11/05

08/26/2005 06:35 16179954300 ZIPCAR INC PAGE 02/03

Exhibit B

LEGEND
EXISTING PARTITION TO REMAIN
NEW PARTITION
EXISTING DOOR TO REMAIN
NEW DOOR
PROPOSED EXPANSION AREA
KEY PLAN - FLOOR 4
N
RECEPTION WAITING AREA
RECEPTION/OFFICE SUPPORT
MECH. ROOM
OPEN OFFICE
CONFERENCE ROOM
OFFICE
Door to closet
closet
walkway

bh+a

The Davenport, Cambridge, Massachusetts

Overview - ZipCar Expansion + Existing Space, 4th Floor

PARADIGM PROPERTIES

08/26/2005 06:35 16179954300 ZIPCAR INC PAGE 03/03

Exhibit B

OK Scott Griffith

OFFICE
OFFICE
CONFERENCE ROOM
OPEN OFFICE
RECEPTION/ SEATING AREA
RECEPTIONIST/ OFFICE SUPPORT
COATS
window?
large window
Half-wall w/shelf/counter on top
opening (no door)
LEGEND
EXISTING PARTITION TO REMAIN
NEW PARTITION
EXISTING DOOR TO REMAIN
NEW DOOR
0'
8'
16'
PROJECT AREA
KEY PLAN - FLOOR 4
The Davenport, Cambridge, Massachusetts
ZipCar Expansion Space, 4th Floor
PARADIGM
bhta

25 FIRST STREET

CAMBRIDGE, MASSACHUSETTS

(THE “BUILDING”)

THIRD AMENDMENT

SEPTEMBER 10, 2007

	LANDLORD:	25 First Street LLC, a Delaware limited liability company with a principal place of business c/o AEW Capital Management, L.P., Two Seaport Lane, World Trade Center East, Boston, MA 02210 (successor to Davenport Building Limited Partnership)

	TENANT:	Zipcar, Inc., a Delaware corporation

	PREMISES:	An area on the fourth (4th) floor of the Building, containing 8,191 square feet of Rentable Floor Area, as shown on Exhibit A, attached to this Third Amendment

ORIGINAL LEASE DATA	LEASE EXECUTION DATE:	January 23, 2004

	TERMINATION DATE:	July 1, 2010, unless extended, or sooner terminated, pursuant to the terms and provisions of the Lease

	PREVIOUS LEASE AMENDMENTS:	First Amendment dated March 17, 2004

Second Amendment dated August 11, 2005

THIRD AMENDMENT

	THIRD AMENDMENT ADDITIONAL PREMISES:	An area on the first (1st) floor of the Building, containing 2,678 square feet of Rentable Floor Area, as further defined in Section 3 below and as shown on Exhibit A attached hereto.

THIRD AMENDMENT ADDITIONAL PREMISES

COMMENCEMENT DATE THIRD AMENDMENT ADDITIONAL PREMISES EXPIRATION DATE	October 1, 2007, subject to the provisions of Section 1 below. March 31, 2008.

WHEREAS, Landlord and Tenant have entered into that certain Lease dated and executed as of January 23, 2004, as affected pursuant to as that certain Notice of Lease dated as of January 23, 2004 and as amended by the First Amendment dated March 17, 2004 (the “First Amendment”) and a Second Amendment dated August 11, 2005 (the “Second Amendment”), with respect to the Premises located at 25 First Street, Cambridge, Massachusetts, all as the same are more particularly set forth there in said Lease (herein collectively called the “Lease”); and

WHEREAS, Tenant desires to lease, on a temporary basis, additional premises from Landlord, to wit, the Third Amendment Additional Premises; and

WHEREAS, Landlord is willing to lease the Third Amendment Additional Premises to Tenant upon the terms and conditions hereinafter set forth;

NOW THEREFORE, the parties hereby agree that the above-referenced Lease is hereby amended as follows:

1.	DEMISE OF THE THIRD AMENDMENT ADDITIONAL PREMISES

Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, the Third Amendment Additional Premises for a term commencing as of the earlier of: (i) October 1, 2007 or (ii) the date on which Tenant occupies the Third Amendment Additional Premises for the conduct of its business therein (the “Third Amendment Additional Premises Commencement Date”), and terminating as of the Third Amendment Additional Premises Expiration Date, unless extended, or sooner terminated, pursuant to the terms and provisions of the Lease. Tenant shall be permitted entry to the Third Amendment Additional Premises prior to the Third Amendment Additional Premises Commencement Date for the purpose of installing fixtures, equipment or moving in furniture or other personal property. Such early entry shall be at Tenant’s sole risk and subject to all of the terms and conditions of the Lease except for the payment of Rent. Prior to any such early entry, Tenant shall provide Landlord with proof of insurance required by the Lease. No Rent shall be due and payable relative to the Third Amendment Additional Premises prior to the Third Amendment Additional Premises Commencement Date. The Third Amendment Additional Premises shall be demised to Tenant on all of the same terms, conditions, covenants and agreements of the Lease applicable to the Premises, except that in the event of any conflict between the provisions of the Lease and the provisions of this Third Amendment, the provisions of this Third Amendment shall control.

2.	CONDITION OF THIRD AMENDMENT ADDITIONAL PREMISES

The Third Amendment Additional Premises shall be demised to Tenant in “as-is” condition.

3.	DEFINITION OF THIRD AMENDMENT ADDITIONAL PREMISES

Rentable Floor Area: The Rentable Floor Area of the Premises, as set forth in Section 1.2 of the Lease shall, during the term of this Third Amendment only, be increased by 2,678 Rentable Floor Area from the 8,191 square feet of Rentable Floor Area in the Original Lease to 10,869 square feet of Rentable Floor Area and shall be in the location shown on Exhibit A attached hereto.

4.	ANNUAL FIXED RENT

The Rent for the aforesaid original Premises (without the Third Amendment Additional Premises), shall remain unchanged from that set forth in the Lease, including Articles 5, 6 and 7 thereof. The schedule of Annual Fixed Rent as applied solely and exclusively to the Third Amendment Additional Premises shall be as follows:

Rent Year	Annual Rate Per Rentable Square Foot	Annual Fixed Rent	Monthly Payment
Third Amendment Additional Premises Commencement Date to Third Amendment Additional Premises Expiration Date	$42.00	$112,476.00	$9,373.00

Tenant shall not be responsible to pay any Additional Rent for Taxes or Operating Expenses relative to the Third Amendment Additional Premises only. Rent for any partial months shall be pro-rated.

5.	ELECTRICITY

Landlord will furnish electricity to the Third Amendment Additional Premises through presently installed electrical facilities for Tenant’s reasonable use for lighting, electrical appliances, heating, ventilation and air conditioning exclusively serving the Third Amendment Additional Premises and all other equipment. If Landlord provides such electricity, Tenant shall pay, as Additional Rent, the sum of $4,017 per year in equal monthly installments with Base Rent. Said Additional Rent shall be subject to proportionate increase(s), from time to time and at any time throughout the Term for the Third Amendment Additional Premises, to the extent that the rate charged to Landlord by the utility company providing electricity to the Building is increased. Tenant agrees that, at Landlord’s sole option, an electrical consultant, selected by Landlord, may make periodic surveys of the electrical equipment in the Third Amendment Additional Premises. In the event such survey(s) indicate that Tenant’s use of electricity is greater than $1.50 per rentable square foot, the electricity charge shall be adjusted accordingly.

6.	THIRD AMENDMENT ADDITIONAL PREMISES IMPROVEMENTS

The Landlord has no responsibility for improvements to the Third Amendment Additional Premises,

7.	DEFINITION OF THIRD AMENDMENT ADDITIONAL PREMISES: PARKING

A. The Rentable Floor Area of the Premises, as set forth in Section 1.2 of the Lease and as affected by this Third Amendment to Lease, shall be increased from 8,191 square feet of Rentable Floor Area to 10,869 square feet of Rentable Floor Area,

B. As of the Third Amendment Additional Premises Commencement Date, Tenant is entitled to an increase in the number of parking privileges (meaning an increase of three (3) additional parking spaces), which spaces shall be available to Tenant pursuant to the terms and provisions of the Lease, including but not limited to payment of the monthly charge therefor, currently $165.00 per space per month.

8.	EXTENSION OPTION

Tenant shall have the option to extend the Term effective relative to the Third Amendment Additional Premises for an additional three (3) months upon the same terms and conditions contained herein. In order for such extension option to be to be effective, Tenant must provide Landlord written notice of its exercise not later than January 31, 2008. Tenant shall have no further right to extend the Term effective relative to the Third Amendment Additional Premises.

9.	BROKER

A. Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Third Amendment other than CRESA Partners (“Broker”). In the event that any claim is made against the Landlord relative to Tenant’s dealings with brokers other than the Broker, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection, subject to Landlord’s reasonable approval, and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

B. Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Third Amendment other than CRESA Partners; and in the event any claim is made against the Tenant relative to Landlord’s dealings with brokers other than the Broker, Landlord shall defend the claim against Tenant with counsel of Tenant’s selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

C. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Broker.

10.	CAPITALIZED TERMS

Capitalized terms used in this Third Amendment without being defined herein shall have the respective meaning ascribed to them in the Lease

11.	RATIFICATION

As hereby amended, the Lease is ratified, confirmed and approved in all respects.

EXECUTED under seal as of the date first above-written.

LANDLORD:			TENANT:

25 FIRST STREET, LLC, a Delaware limited liability company			ZIPCAR, INC., a Delaware corporation

By:	Federal Street Operating, LLC, a Delaware limited liability company, its Sole Member		By:

			Name:	Scott W. Griffith

	By:	Federal Street Management, LLC, a Delaware limited liability company, its Managing Member	Title:	President and CEO

	By:	Federal Street Management Co., Inc., a Delaware corporation, its Manager	Date Signed:	Sept 10, 2007

Date Signed:		September 14, 2007

By:

	Name:	Iphigenia Demetriades

	Title:	Authorized Signatory

April 9, 2008

Scott Griffith Zipcar, Inc. 25 First Street Cambridge, Massachusetts 02138 VIA OVERNIGHT DELIVERY

RE: Article XVI, Section 16.9 of Lease

NOTICES AND TIME FOR ACTION. Whenever, by the terms of this lease notice shall or may be given either to Landlord or to Tenant, such notices shall be in writing and shall be sent by hand, registered or certified mail, or overnight or other commercial courier, postage or delivery charges, as the case may be, prepaid as follows:

If intended for Landlord, addressed to Landlord at the address set forth on the first page of this lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice), with a copy to Goulston & Storrs, P.C. 400 Atlantic Avenue, Boston, MA 02110, Attn: Barry D. Green, Esq.

Dear Scott,
This notice is to inform you of an update for your lease. Please note the aforementioned portion of Article XVI Section 16.9 of your original lease shall be deleted and replaced with:

NOTICES AND TIME FOR ACTION. Whenever, by the terms of this lease notice shall or may be given either to Landlord or to Tenant, such notices shall be in writing and shall be sent by hand, registered or certified mail, or overnight or other commercial courier, postage or delivery charges, as the case may be, prepaid as follows:

If intended for Landlord, addressed to Landlord at 25 First Street, LLC, c/o AEW Capital Management, L.P., Two Seaport Lane, World Trade Center East, Boston, MA 02210 (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice), with a copy to Paradigm Properties 31 Milk Street, Suite 901, Boston, MA 02109 Attn: John Caldwell and Rubin & Rudman, LLP, 50 Rowes Wharf, Boston, MA 02110 Attn: James D. Sperling, Esq.

If you have any questions, feel free to contact me at 617.933.8242 or pnoble@paradigmprop.com.

Regards,

Patricka Noble
Leasing Assistant

Cc Paul Jakubowski, Esq. – Hale and Dorr LLP

25 FIRST STREET

CAMBRIDGE, MASSACHUSETTS

(THE “BUILDING”)

FOURTH AMENDMENT

MARCH 14, 2008

	LANDLORD:	25 First Street LLC, a Delaware limited liability company with a principal place of business c/o AEW Capital Management, L.P., Two Seaport Lane, World Trade Center East, Boston, MA 02210 (successor to Davenport Building Limited Partnership)

	TENANT:	Zipcar, Inc., a Delaware corporation

	CORE PREMISES:	An area on the fourth (4th) floor of the Building, containing 8,191 square feet of Rentable Floor Area, as shown on Exhibit A, attached to this Fourth Amendment

	THIRD AMENDMENT ADDITIONAL PREMISES:	An area on the first (1st) floor of the Building, containing 2,678 square feet of Rentable Area, as shown on Exhibit A attached to the Third Amendment.

ORIGINAL LEASE DATA	LEASE EXECUTION DATE:	January 23, 2004

	CURRENT TERMINATION DATE:	July 31, 2010, unless extended, or sooner terminated, pursuant to the terms and provisions of the Lease

	PREVIOUS LEASE AMENDMENTS:	First Amendment dated March 17, 2004 Second Amendment dated August 11, 2005 Third Amendment dated September 10, 2007

FOURTH AMENDMENT

FOURTH AMENDMENT TEMPORARY

PREMISES:	An area on the second (2nd) floor of the Building, containing 5,800 square feet of Rentable Floor Area, as further defined in Section 1 below and as shown on Exhibit A attached hereto.

FOURTH AMENDMENT ADDITIONAL PREMISES	An area on the fourth (4th) floor of the Building, containing 12,931 square square feet of Rentable Floor Area, as further defined in Section 2 below and as shown on Exhibit A attached hereto.

FOURTH AMENDMENT TEMPORARY PREMISES COMMENCEMENT DATE:	The date of this Amendment.

FOURTH AMENDMENT TEMPORARY PREMISES EXPIRATION DATE:	The day prior to the Fourth Amendment Additional Premises Commencement Date.

FOURTH AMENDMENT ADDITIONAL PREMISES COMMENCEMENT DATE:

The date that is the earlier of (i) the date that is ninety (90) days after the Fourth Amendment Additional Premises are recovered by Landlord from the prior tenant and delivered to Tenant, and (ii) the date that Tenant occupies the Fourth Amendment Additional Premises for the conduct of its business therein. If the Fourth Amendment Additional Premises is not delivered to the Tenant by January 1, 2009, then (i) the Tenant will have the right, at its option, to terminate this Amendment without further obligation or penalty by providing written notice thereof to Landlord on or before January 15, 2009 and the Lease in that event shall continue in effect unaltered by this Amendment, and Tenant shall within sixty (60) days vacate the Temporary Premises

2

FOURTH AMENDMENT ADDITIONAL PREMISES EXPIRATION DATE:	The last day of the calendar month that is sixty (60) months after the Fourth Amendment Additional Premises Commencement Date

WHEREAS, Landlord and Tenant have entered into that certain Lease dated and executed as of January 23, 2004, as affected pursuant to as that certain Notice of Lease dated as of January 23, 2004 and as amended by the First Amendment dated March 17, 2004 (the “First Amendment”) a Second Amendment dated August 11, 2005 (the “Second Amendment”), and a Third Amendment dated September 10, 2007 (the “Third Amendment”), with respect to the Core Premises and the Third Amendment Additional Premises, both located at 25 First Street, Cambridge, Massachusetts, all as the same are more particularly set forth there in said Lease (herein collectively called the “Lease”); and

WHEREAS, Tenant desires to lease additional premises from Landlord, to wit, the Fourth Amendment Additional Premises, and in the interim prior to the leasing of the Fourth Amendment Additional Premises, temporary space from Landlord, to wit, the Fourth Amendment Temporary Premises; and

WHEREAS, Landlord is willing to lease the Fourth Amendment Temporary Premises and the Fourth Amendment Additional Premises to Tenant upon the terms and conditions hereinafter set forth; and

WHEREAS, the term of the Lease as it pertains to the Core Premise is scheduled to expire on July 31, 2010, and the parties wish to extend the term such that it shall instead expire on the Fourth Amendment Additional Premises Expiration Date;

NOW THEREFORE, the parties hereby agree that the above-referenced Lease is hereby amended as follows:

1.	DEMISE OF THE FOURTH AMENDMENT TEMPORARY PREMISES

Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, the Fourth Amendment Temporary Premises for a term commencing as of the date hereof (the “Fourth Amendment Temporary Premises Commencement Date”), and terminating as of the day prior to the Fourth Amendment Additional Premises Commencement Date (the “Fourth Amendment Temporary Premises Expiration Date”), unless sooner terminated pursuant to the terms and provisions of the Lease, as amended herein.

2.	DEMISE OF THE FOURTH AMENDMENT ADDITIONAL PREMISES.

Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, the Fourth Amendment Additional Premises for a term commencing on the date (the

3

“Fourth Amendment Additional Premises Commencement Date”) that is the earlier of: (i) the date that is ninety (90) days following the date that Landlord recovers the Fourth Amendment Additional Premises from the prior tenant and delivers the same to Tenant or (ii) the date on which Tenant occupies the Fourth Amendment Additional Premises for the conduct of its business therein, and terminating as of the last day of the calendar month that is sixty (60) months after the Fourth Amendment Additional Premises Commencement Date (the “Fourth Amendment Additional Premises Expiration Date”), unless extended, or sooner terminated, pursuant to the terms and provisions of the Lease, as amended herein.

3.	THIRD AMENDMENT ADDITIONAL PREMISES.

Effective as of the date hereof, the Lease is hereby amended such that the Third Amendment Additional Premises Expiration Date shall be the same date as the Fourth Amendment Temporary Premises Expiration Date. Tenant shall continue to pay Annual Fixed Rent and Additional Rent in connection with the Third Amendment Additional Premises at the rates set forth in the Third Amendment until and including the Fourth Amendment Temporary Premises Expiration Date. Paragraph 8 of the Third Amendment is hereby deleted, and the parties agree that Tenant shall have no right to extend the term of the Third Amendment Additional Premises.

4.	CONDITION OF FOURTH AMENDMENT TEMPORARY PREMISES AND THE FOURTH AMENDMENT ADDITIONAL PREMISES

The Fourth Amendment Temporary Premises and Fourth Amendment Additional Premises shall be demised to Tenant in “as-is” condition, without any covenants or warranties by Landlord, and without any duty to improve the same.

5.	TENANT IMPROVEMENT ALLOWANCE

As an inducement to Tenant’s entering into this Amendment, Landlord shall provide to Tenant an allowance equal to up to Thirty and 00/100 Dollars ($30.00) per square foot of Rentable Floor Area of the Fourth Amendment Additional Premises and up to Ten and 00/100 Dollars ($10.00) per square foot of Rentable Floor Area of the Core Premises (i.e., in aggregate up to Four Hundred Sixty Nine Thousand, Eight Hundred and Forty and 00/100 Dollars ($469,840.00)) to be used by Tenant to pay for the cost of the performance of Tenant’s improvement work in the Fourth Amendment Additional Premises and the Core Premises (including the cost of all necessary permits and licenses, space planning, engineering, architectural and reasonable project management fees) (“Landlord’s Contribution”) but Tenant specifically may not utilize any unused Landlord Contribution for other soft costs such as, but not limited to, cabling, wiring and furniture, The parties acknowledge and agree that Landlord shall be responsible for payment of the property manager’s fee (if any) associated with Tenant’s above-referenced improvement work, and that Tenant shall be responsible for Tenant’s project manager fee (if any), which may be paid as part of Landlord’s Contribution.

Landlord shall pay the cost shown on each requisition (as hereinafter defined) submitted by Tenant to Landlord within thirty (30) days of submission thereof by the General Contractor or Tenant, as the case may be, until the entirety of Landlord’s Contribution has been exhausted (but

4

subject to Tenant’s obligation to make pro rata payments of any excess costs). For the purposes hereof, a “requisition” shall mean written documentation (including, without limitation, invoices, lien waivers, and such other documentation as Landlord or Landlord’s mortgagee may reasonably request) showing in reasonable detail the costs of the item in question. Each requisition shall be accompanied by evidence reasonably satisfactory to Landlord that items, services and work covered by such requisition has been fully paid by Tenant. Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant’s books and records relating to each requisition in order to verify the amount thereof. Tenant shall submit requisition(s) no more often than monthly.

Notwithstanding anything to the contrary herein contained:

(A) Landlord shall have no obligation to advance funds on account of Landlord’s Contribution unless and until Landlord has received the requisition in question.

(B) Except with respect to work and/or materials previously paid for by Tenant, as evidenced by paid invoices and written lien waivers provided to Landlord, Landlord shall have the right to have Landlord’s Contribution paid to directly to Tenant’s contractor(s), consultants, service providers, and vendor(s). In no event shall Landlord’s Contribution be applied to any fees paid to Tenant or any affiliate of Tenant.

(C) Landlord shall have no obligation to pay Landlord’s Contribution in respect of any requisition submitted after the date which is one (1) year after the Fourth Amendment Commencement Date.

(D) Tenant shall not be entitled to any unused portion of Landlord’s Contribution.

(E) Landlord’s obligation to pay any portion of Landlord’s Contribution shall be conditioned upon there existing no Event of Default at the time that Landlord would otherwise be required to make such payment.

6.	DEFINITION OF FOURTH AMENDMENT TEMPORARY PREMISES AND FOURTH AMENDMENT ADDITIONAL PREMISES

Rentable Floor Area:

The Rentable Floor Area of the Premises, as set forth in Section 1.2 of the Lease shall, from the Fourth Amendment Temporary Premises Commencement Date through the Fourth Amendment Temporary Premises Expiration Date (the “Fourth Amendment Temporary Period”), be increased by 5,800 Rentable Floor Area, from the 10,869 square feet of Rentable Floor Area in the Lease (representing the 8,191 square feet of Rentable Area that is the Core Premises and the 2,678 square feet of Rentable Area that is the Third Amendment Additional Premises) to 16,669 square feet of Rentable Floor Area, and shall be in the locations shown on Exhibit A attached hereto. During the Fourth Amendment Temporary Period, the term “the Premises” as used in the Lease shall refer to the Core Premises, the Third Amendment Additional Premises and the Fourth Amendment Temporary Premises.

5

The Rentable Floor Area of the Premises, as set forth in Section 1.2 of the Lease shall, from the Fourth Amendment Additional Premises Commencement Date through the Fourth Amendment Additional Premises Expiration Date (the “Fourth Amendment Term”), be 21,122 (representing the 8,191 square feet of Rentable Area that is the Core Premises and the 12,931 square feet of Rentable Area that is the Fourth Amendment Additional Premises), and shall be in the locations shown on Exhibit A attached hereto. During the Fourth Amendment Term, the term “the Premises” as used in the Lease shall refer to the Core Premises and the Fourth Amendment Additional Premises.

7.	ANNUAL FIXED RENT - FOURTH AMENDMENT TEMPORARY PREMISES

The schedule of Annual Fixed Rent as applied solely and exclusively to the Fourth Amendment Temporary Premises during the Fourth Amendment Temporary Period shall be as follows:

Time Period	Annual Rate Per Rentable Square Foot	Annual Fixed Rent	Monthly Payment
Fourth Amendment Temporary Premises Commencement Date through the last day of the calendar month that is three (3) months following the Fourth Amendment Temporary Premises Commencement Date (the “Three Month Bump Date”)	$20.00	$116,000.00	$9,666.00
Three Month Bump Date through the Fourth Amendment Temporary Premises Expiration Date	$40.00	$232,000.00	$19,333.33

Notwithstanding the foregoing, in the event that Landlord has failed to deliver the Fourth Amendment Additional Premises to Tenant on or before August 31, 2008, then the period of time commencing on September 1, 2008 and ending on the day prior to the Fourth Additional Premises Commencement Date shall be referred to as the “Holdover Period”, and Tenant shall owe Landlord no Fixed Rent in connection with Tenant’s occupancy of the Fourth Amendment Temporary Premises during the Holdover Period.

8.	ANNUAL FIXED RENT - FOURTH AMENDMENT ADDITIONAL PREMISES

The schedule of Annual Fixed Rent as applied solely and exclusively to the Fourth Amendment Additional Premises during the Fourth Amendment Term shall be as follows:

Time Period	Annual Rate Per Rentable Square Foot	Annual Fixed Rent	Monthly Payment
Rent Year 1	$42.00	$543,102.00	$45,258.50
Rent Year 2	$43.00	$556,033.00	$46,336.08
Rent Year 3	$44.00	$568,964.00	$47,413.67
Rent Year 4	$45.00	$581,895.00	$48,491.25
Rent Year 5	$46.00	$594,826.00	$49,568.83

6

For the purposes of Annual Fixed Rent in connection with the Fourth Amendment Additional Premises only, the term “Rent Year” shall mean any twelve (12) month period during the Fourth Amendment Term commencing on the Fourth Amendment Additional Premises Commencement Date, or as of any anniversary of the Fourth Amendment Additional Premises Commencement Date.

9.	ANNUAL FIXED RENT - CORE PREMISES AND THIRD AMENDMENT ADDITIONAL PREMISES

Except as specifically set forth herein (including but not limited to paragraph 3 above with regard to the Third Amendment Additional Premises), the Rent for the aforesaid Core Premises and Third Amendment Additional Premises shall remain unchanged from that set forth in the Lease, including Articles 5, 6 and 7 thereof. Specifically, the parties agree that Tenant shall continue to pay Fixed Rent with regard to the Core Premises pursuant to the terms of the Second Amendment through July 31, 2010. Notwithstanding the foregoing, as of August 1, 2010, the Annual Rate Per Rentable Square Foot paid by Tenant in connection with the Core Premises shall be changed such that it shall be the same rate that Tenant is then paying in respect to the Fourth Amendment Additional Premises, as the same increases periodically (so that as of August 1, 2010, Tenant shall be paying Annual Fixed Rent for the entirety Premises [i.e. the Core Premises and the Fourth Amendment Additional Premises] at the same rate). By way of example only, if Tenant is paying Annual Fixed Rent for the Fourth Amendment Additional Premises at the Rent Year 2 rate (as that term is defined in paragraph 7 above) as of August 1, 2010 (i.e. $43.00 per rentable square foot), then Tenant would be obligated to pay Landlord a total of $75,687.16 in Fixed Rent for the month of August, 2010 (such sum representing $29,351.08 in connection with the Core Premises plus $46,336.08 in connection with the Fourth Amendment Additional Premises).

10.	OPERATING EXPENSES AND REAL ESTATE TAXES

Effective as of the Fourth Amendment Additional Premises Commencement Date, the Sections 6.1(e) and 7.4(B) of Lease shall be amended such that Base Taxes shall mean Landlord’s Tax Expenses for the fiscal tax year 2008 (that is the period beginning July 1,2007 and ending June 30, 2008), and Base Operating Expenses shall mean Operating Expenses for the Building for calendar year 2008 (that is the period beginning January 1,2008 and ending December 31, 2008).

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11.	ELECTRICITY

Landlord will furnish electricity to the Fourth Amendment Temporary Premises and the Fourth Amendment Additional Premises through presently installed electrical facilities for Tenant’s reasonable use for lighting, electrical appliances, heating, ventilation and air conditioning exclusively serving, as applicable, the Fourth Amendment Temporary Premises and the Fourth Amendment Additional Premises and all other equipment. If Landlord provides such electricity, Tenant shall pay, as Additional Rent, for Fourth Amendment Temporary Period the sum of $8,700 per year (i.e. $1.50/rentable square foot, subject to the terms hereof) in equal monthly installments with Base Rent, and for the Fourth Amendment Term the sum of $19,396.50 per year (i.e. $ 1.50/rentable square foot, subject to the terms hereof) in equal monthly installments with Base Rent. Said Additional Rent shall be in addition to the Additional Rent paid by Tenant in connection with the other portions of the Premises then demised to Tenant, and shall subject to proportionate increase(s), from time to time and at any time throughout the Term for the Fourth Amendment Temporary Premises and the Fourth Amendment Additional Premises, to the extent that the rate charged to Landlord by the utility company providing electricity to the Building is increased provided that Landlord, prior to or simultaneous with increasing the Additional Rent, has. provided documentation to Tenant evidencing the increase in the electricity rate being charged to the Building by such utility company. Tenant agrees that, at Landlord’s sole option, an electrical consultant, selected by Landlord, may make periodic surveys of the electrical equipment in the Fourth Amendment Temporary Premises and Fourth Amendment Additional Premises. In the event such survey(s) indicate that Tenant’s use of electricity is greater than $1.50 per rentable square foot, the electricity charge shall be adjusted accordingly. Tenant shall continue to pay electricity charges with regard to the Third Amendment Additional Premises pursuant to the terms of the Third Amendment.

12.	SECURITY DEPOSIT

Effective as of the date hereof, the Security Deposit specified in Section 1.2 of the Lease, which is currently $24,810.00, shall be increased by $284,978.12, to $309,789.00, which Security Deposit shall be held subject to the terms and conditions of this Lease, as modified by this Fourth Amendment. Notwithstanding the foregoing, provided that Tenant is not then in default, and has not previously been in default, beyond the applicable notice and cure period, with respect to monetary obligations under the terms of this Lease, then effective as of first (1st) anniversary of the Fourth Amendment Additional Premises Commencement Date, Tenant shall have the right to request that the Security Deposit be reduced by twenty percent (20%) to $247,831.00. On each of the next three such anniversaries of the Fourth Amendment Additional Premises Commencement Date, provided Tenant is not then in default, under the terms of this Lease, and has not previously been in default, beyond the applicable notice and cure period, with respect to monetary obligations under the terms of this Lease, Tenant shall have the right to request that the Security Deposit shall be reduced by an additional twenty percent (20%) of the initial deposit (i.e. by $61,958.00) each time (i.e., reduced to $185,874.00 on the second anniversary, to $123,916.00 on the third anniversary, and to $61,958.00 on the fourth anniversary). In no event shall the Security and Restoration Deposit be reduced below the amount of $61,958.00.

Provided that Tenant has satisfied the conditions precedent for each such reduction, Landlord shall, within thirty (30) days following Tenant’s request for the reduction, return to Tenant the requisite amount of Security Deposit (to the extent that the same is held by Landlord

8

as a cash security deposit). In the event that Tenant has elected pursuant to Section 16.26 of the Lease to provide a Letter of Credit, Tenant shall, upon satisfaction of the above-referenced conditions, present to Landlord a substitute Letter of Credit that conforms with the terms of the Lease in the proper amount, following which Landlord shall return the Letter of Credit it was previously holding (if any) to Tenant.

13.	MONETARY DEFAULT

Section 15.1 (a) of the Lease is hereby deleted and the following substituted therefor:

“Tenant shall fail to pay any installment of the Annual Fixed Rent, or any Additional Rent or any other monetary amount due under this Lease on or before the date on which the same becomes due and payable, and such failure continues for ten (10) days after notice from Landlord thereof (provided, however, only for purposes of Section 16.26 of the Lease, as modified by this Amendment, a default of monetary obligations shall mean the failure of Tenant to pay any installment of the Annual Fixed Rent, or any Additional Rent or any other monetary amount due under this Lease on or before the date on which the same becomes due and payable, and such failure continues for five (5) days after notice from Landlord thereof); or”

14.	EXTENSION OPTION

The Extension Option set forth in Section 3.2 of the Lease to extend the Term of the Lease for one (1) additional period of five (5) years shall remain in full force and effect but is hereby amended to be a) effective only relative to the Core Premises and the Fourth Amendment Additional Premises, and b) exercisable not earlier than fifteen (15) months nor later than twelve (12) months prior to the Fourth Amendment Additional Premises Expiration Date, in any event subject to the terms and conditions of Section 3.2 of the Lease. The parties hereby agree that except for said option, Tenant has no further option to extend or renew the Term of this Lease as it pertains to any portion of the Premises.

15.	RIGHT OF FIRST OFFER

Subject to the rights of existing tenants of the Building granted prior to the date hereof, and subject to any renewal or extension granted to the then current tenant thereof, Tenant shall have a first right of offer (the “Right of First Offer”) on the Additional Space (as hereafter defined) during the Term and any extension thereof (the “Offer Period”) on the terms and conditions hereinafter set forth. Before leasing such space to any third party during the Offer Period, Landlord shall notify Tenant of the anticipated availability during the Offer Period of any fourth (4th) floor space in the Building not then leased by Tenant but contiguous to the Premises (the “Additional Space”), which notice (an “Offer Notice”) shall constitute an offer to Tenant to lease all of the Additional Space so offered pursuant to the terms hereof. The Offer Notice shall identify the space available and the rental rate and other terms and conditions (collectively, the “Terms”) under which Landlord intends to offer such space to third parties. Tenant may exercise its Right of First Offer by notifying Landlord within ten (10) days after receipt of an Offer Notice of Tenant’s election to lease the Additional Space. If Tenant elects to lease the

9

Additional Space within the period provided, the lease of the Additional Space shall commence thirty (30) days after Tenant’s exercise of such election. The lease of the Additional Space shall be upon all of the terms and conditions of this Lease, except that the Term thereof shall be coterminous with the Term under this Lease and shall be for no less than a twenty four (24) month term (a “Minimum Term”). If the remaining Term of this Lease on the date of the Offer Notice is less than a Minimum Term, and Tenant’s Extension Option pursuant to Section 3.2 of the Lease is viable, then Tenant’s exercise of this Right of First Offer shall constitute an exercise of Tenant’s Extension Option (as set forth in Section 3,2 of the Lease) and the Term for the Core Premises and Fourth Amendment Additional Premises shall be extended for five years pursuant to the Option to Extend and the term for the Additional Space shall be coterminous therewith. The Base Rent for the Additional Space (and for the Initial Premises to the extent leased for any period beyond the Initial Term) shall be the rental rate set forth in Landlord’s Offer Notice, it being understood that the Annual Fixed Rent shall be the Fair Market Rental Value as determined by Landlord. The Offer Period shall not include (i) the first twelve months of the Term nor (ii) any period of time during which the remaining Term under this Lease is less than the Minimum Term and no Option to Extend pursuant to Section 3.2 hereof remains.

Upon determination of the Base Rent for the Additional Space pursuant to the foregoing, the parties agree to execute an amendment to the Lease acknowledging the same and setting forth the new Term for the Premises and the Additional Space. Subject to the terms of the Lease regarding construction on the Premises and if the Additional Space is then vacant, Tenant may enter the Additional Space during the thirty (30) day period following Tenant’s election to lease the Additional Space for the purpose of making tenant improvements to the Additional Space, such use to be at no rental cost to Tenant; provided however that if Tenant occupies the Additional Space for its intended purpose, the commencement date for the term for such Additional Space shall be deemed instead to be the occupancy date. If Tenant fails to elect timely to lease the Additional Space, Landlord shall be entitled at any time thereafter and from time to time to lease the Additional Space to any party without need of notifying Tenant or reoffering the Additional Space to Tenant.

In order for Tenant’s exercise of the Right of First Offer to be effective (or for Landlord’s duty to provide an Offer Notice to exist) at the time of Landlord’s Offer Notice and at the time the term for the Additional Space is to commence, this Lease must be in full force and effect and Tenant shall not be in default at either time of any of the terms, covenants, or conditions of this Lease beyond any applicable cure period; and provided further that Tenant must then be occupying at least seventy-five (75%) percent of the Premises and has not sublet any of the Premises or assigned this Lease.

16.	DEFINITION OF FOURTH AMENDMENT TEMPORARY PREMISES AND FOURTH AMENDMENT ADDITIONAL PREMISES: PARKING

A. As set forth in paragraph 6, above, The Rentable Floor Area of the Premises, as set forth in Section 1.2 of the Lease and as affected by this Fourth Amendment to Lease, shall be as follows:

Time Period	Rentable Floor Area

Fourth Amendment Temporary Period:	16,669 square feet

Fourth Amendment Term:	21,122 square feet

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B. As of the Fourth Amendment Temporary Premises Commencement Date, Tenant is entitled to an increase in the number of parking privileges such that Tenant shall have a total of seventeen (17) parking spaces, which spaces shall be available to Tenant pursuant to the terms and provisions of the Lease, including but not limited to payment of the monthly charge therefor, currently $170.00 per space per month. As of the Fourth Amendment Additional Premises Commencement Date, Tenant is entitled to an increase in the number of parking privileges such that Tenant shall have a total of twenty-one (21) parking spaces, which spaces shall be available to Tenant pursuant to the terms and provisions of the Lease, including but not limited to payment of the monthly charge therefor, currently $170.00 per space per month.

17.	BROKER

A. Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Fourth Amendment other than CRESA Partners (“Broker”). In the event that any claim is made against the Landlord relative to Tenant’s dealings with brokers other than the Broker, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection, subject to Landlord’s reasonable approval, and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

B. Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Fourth Amendment other than CRESA Partners; and in the event any claim is made against the Tenant relative to Landlord’s dealings with brokers other than the Broker, Landlord shall defend the claim against Tenant with counsel of Tenant’s selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

C. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Broker.

18.	CAPITALIZED TERMS

Capitalized terms used in this Fourth Amendment without being defined herein shall have the respective meaning ascribed to them in the Lease

19.	RATIFICATION

As hereby amended, the Lease is ratified, confirmed and approved in all respects.

EXECUTED under seal as of the date first above-written.

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LANDLORD:			TENANT:

25 FIRST STREET, LLC, a Delaware limited liability company			ZIPCAR, INC., a Delaware corporation

By:	Federal Street Operating, LLC, a Delaware limited liability company, its Sole Member		By:
Print Name: Scott W. Griffith
	By:	Federal Street Management, LLC, a Delaware limited liability company, its Managing Member	Print Title: CEO Hereunto duly authorized

	By:	Federal Street Management Co., Inc., a Delaware corporation, its Manager

By:
Print Name: Iphigenia Demetriades
Print Title: VP
Hereunto duly authorized

Date Signed: 3/14/08			Date Signed: 3/11/2008

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Exhibit A

OTIS STREET
ZIPCAR
7/31/13
ZIPCAR
7/31/13
ZIPCAR
7/31/13
ATRIUM
EXTERIOR COURTYARD
Existing Tenant
Existing Tenant
FIRST STREET
THORNDIKE STREET
0 10 20 40

FOURTH FLOOR

THE DAVENPORT BUILDING

25 FIRST STREET, CAMBRIDGE, MASSACHUSETTS

CUSHMAN & WAKEFIELD.

08 DavenportMKT-plan_text 3-07-08

Exhibit A cont.

OTIS STREET
[redacted]
ATRIUM
VACANT
EXTERIOR COURTYARD
ZIPCAR
FIRST STREET
THORNDIKE STREET
0 10 20 40

SECOND FLOOR

THE DAVENPORT BUILDING

25 FIRST STREET, CAMBRIDGE, MASSACHUSETTS

CUSHMAN & WAKEFIELD.
Global Real Estate Solutions™

68 DavenportMKT-plan_text 3-07-08

25 FIRST STREET

CAMBRIDGE, MASSACHUSETTS

(THE “BUILDING”)

FIFTH AMENDMENT

September 11, 2009

	LANDLORD:	25 First Street LLC, a Delaware limited liability company with a principal place of business c/o AEW Capital Vlanagement, L.P., Two Seaport Lane, World Trade Center East, Boston, MA 02210 (successor to Davenport Building limited Partnership)

	TENANT:	Zipcar, Inc., a Delaware corporation

	CORE PREMISES:	An area on the fourth (4th) floor of the Building, containing 3,191 square feet of Rentable Floor Area, as shown on Exhibit A, attached to this Fourth Amendment

	FOURTH AMENDMENT ADDITIONAL PREMISES	An area on the fourth (4th) floor of the Building, containing 12,931 square feet of Rentable Floor Area as shown on Exhibit A attached to the Fourth Amendment.
ORIGINAL
LEASE DATA	LEASE EXECUTION DATE:	January 23, 2004

CURRENT TERMINATION
	DATE:	August 31, 2013, unless extended, or sooner terminated, pursuant to the terms and provisions of the Lease

PREVIOUS LEASE
	AMENDMENTS:	First Amendment dated March 17, 2004 Second Amendment dated August 11,2005 Third Amendment dated September 10, 2007 Fourth Amendment dated March 14,2008
FIFTH AMENDMENT
	FIFTH AMENDMENT ADDITIONAL PREMISES	An area on the fourth (4th) floor of the Building, containing 3,098 square feet of Rentable Floor Area, as further defined below and as shown on Exhibit A attached hereto.

FIFTH AMENDMENT ADDITIONAL PREMISES COMMENCEMENT DATE:	As defined in Paragraph 1 below.

FIFTH AMENDMENT ADDITIONAL PREMISES EXPIRATION DATE:	August 31, 2013

WHEREAS, Landlord and Tenant have entered into that certain Lease dated and executed as of January 23, 2004, as evidenced by that certain Notice of Lease dated as of January 23, 2004 and as amended by a First Amendment dated March 17, 2004 (the “First Amendment”), s further amended by a Second Amendment dated August 11,2005 (the “Second Amendment”), as further amended by a Third Amendment dated September 10, 2007 (the “Third Amendment”), and further amended by a Fourth Amendment dated March 14, 2008 (the “Fourth Amendment”), with respect to the Core Premises and the Fourth Amendment Additional Premises, both located at 25 First Street, Cambridge, Massachusetts, as the same are more particularly set forth in said Lease (herein collectively referred to as the “Lease”); and

WHEREAS, Tenant desires to lease additional premises from Landlord, to wit, the Fifth Amendment Additional Premises; and

WHEREAS, Landlord is willing to lease the Fifth Amendment Additional Premises to Tenant upon the terms and conditions hereinafter set forth.

NOW THEREFORE, the parties hereby agree that the above-referenced Lease is hereby amended as follows:

1.	DEMISE OF THE FIFTH AMENDMENT ADDITIONAL PREMISES.

Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, the Fifth Amendment Additional Premises for a term commencing on the date (the “Fifth Amendment Additional Premises Commencement Date”) that is the earlier of: (i) the date that the Fifth Amendment Additional Premises is delivered to the Tenant for occupancy in the condition set forth in Section 2 below or (ii) the date on which Tenant occupies the Fifth Amendment Additional Premises for the conduct of its business therein, and terminating on August 31, 2013 (the “Fifth Amendment Additional Premises Expiration Date”), which date is the current expiration date of the term of the Lease with respect to the Core Premises and the Fourth Amendment Additional Premises unless extended, or sooner terminated, pursuant to the terms and provisions of the Lease, as amended herein.

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2.	CONDITION OF FIFTH AMENDMENT ADDITIONAL PREMISES

The Fifth Amendment Additional Premises shall be demised to Tenant in “as-is” condition, without any covenants or warranties by Landlord, and without any duty to improve the same. Notwithstanding the foregoing, all systems serving the Fifth Amendment Additional Premises shall be in good working order and Landlord shall perform the following work to prepare the Fifth Amendment Additional Premises for occupancy by Tenant: (i) Landlord shall paint (two coats) all walls and install new carpet in the Fifth Amendment Additional Premises in color, style and quality consistent with that in the Core Premises and the Fourth Amendment Additional Premises and in keeping with the Building standard aesthetics and costs; (ii) Landlord shall demise the Fifth Amendment Additional Premises and create access from the same to the atrium corridor; (iii) Landlord shall upgrade the HVAC system, which work shall include the removal of the existing floor-mounted HVAC units and installation of upgraded air handlers and new spiral ducts throughout the Fifth Amendment Additional Premises to provide heating and cooling; (iv) Landlord shall install glass panel egress doors in the Fifth Amendment Additional Premises that are consistent with those in the Core Premises and the Fourth Amendment Additional Premises; and (v) Landlord shall also provide building standard signage to the entry of the suite comprising the Fifth Amendment Additional Premises. Landlord shall not deliver the Fifth Amendment Additional Premises to Tenant for occupancy until it meets the requirements set forth in this Section 2. All other work or improvements desired by Tenant shall be performed by Tenant in accordance with the terms and conditions of the Lease and at Tenant’s sole cost and expense without contribution or reimbursement from Landlord.

3.	DEFINITION OF FIFTH AMENDMENT ADDITIONAL PREMISES

Rentable Floor Area:

The Rentable Floor Area of the Premises, as set forth in Section 1.2 of the Lease shall, from the Fifth Amendment Additional Premises Commencement Date through the Fifth Amendment Additional Premises Expiration Date (the “Fifth Amendment Term”), be 24,220 (representing the 8,191 square feet of Rentable Area that is the Core Premises, the 12,931 square feet of Rentable Area that is the Fourth Amendment Additional Premises and the 3,098 square feet of Rentable Area that is the Fifth Amendment Additional Premises), and shall be in the locations shown on Exhibit A attached hereto. During the Fifth Amendment Term, the term “the Premises” as used in the Lease shall collectively refer to the Core Premises, the Fourth Amendment Additional Premises and the Fifth Amendment Additional Premises.

4.	ANNUAL FLXED RENT - FIFTH AMENDMENT ADDITIONAL PREMISES

The schedule of Annual Fixed Rent as applied solely and exclusively to the Fifth Amendment Additional Premises during the Fifth Amendment Term shall be as follows:

Time Period	Annual Rate Per Rentable Square Foot	Annual Fixed Rent	Monthly Payment
Rent Year 1 (through 12/31/10)	$31.00	$96,038.00	$8,003.17
Rent Year 2 (through 12/31/11)	$32.00	$99,136.00	$8,261.33
Rent Year 3 (through 12/31/12)	$33.00	$102,234.00	$8,519.50
Rent Year 4 through 8/31/13)	$34.00	$105,332.00	$8,777.67

3

For the purposes of Annual Fixed Rent in connection with the Fifth Amendment Additional Premises, the term “Rent Year” shall mean the twelve (12) month period during the Fifth Amendment Term commencing on the Fifth Amendment Additional Premises Commencement Date, except that Rent Year 1 shall extend until December 31, 2010 and each succeeding Rent Year, beginning with Rent Year 2, shall mean the succeeding twelve (12) month period commencing on January 1. Notwithstanding the foregoing, Tenant shall not be responsible for payment of Fixed Rent during the first nine (9) months following the Fifth Additional Premises Commencement Date (the “Free Rent Period”).

5.	ANNUAL FIXED RENT - CORE PREMISES AND FOURTH AMENDMENT ADDITIONAL PREMISES

Except as specifically set forth herein, the Rent for the aforesaid Core Premises and Fourth Amendment Additional Premises shall remain unchanged from that set forth in the Lease, including Articles 5, 6 and 7 thereof. Specifically, the parties agree that Tenant shall continue to pay Fixed Rent with regard to the Core Premises and the Fourth Amendment Additional Premises pursuant to the terms of the Second Amendment and the Fourth Amendment through August 31,2013.

6.	OPERATING EXPENSES AND REAL ESTATE TAXES

Effective as of the Fifth Amendment Additional Premises Commencement Date, Tenant shall pay Base Taxes Allocable to the Premises and Operating Expenses allocable to the Premises for the Fifth Amendment Additional Premises in accordance with the terms and conditions of the Lease.

7.	ELECTRICITY

Landlord will furnish electricity to the Fifth Amendment Additional Premises through presently installed electrical facilities for Tenant’s reasonable use for lighting, electrical appliances, heating, ventilation and air conditioning exclusively serving, as applicable, the Fifth Amendment Additional Premises and all other equipment. If Landlord provides such electricity, Tenant shall pay, as Additional Rent, for the Fifth Amendment Term the sum of $4,647.00 per year (i.e. $1.50/rentable square foot, subject to the terms hereof) in equal monthly installments with Base Rent. Said Additional Rent shall be in addition to the Additional Rent paid by Tenant in connection with the other portions of the Premises then demised to Tenant, and shall subject to proportionate increase(s), from time to time and at any time throughout the Term for the Fifth Amendment Additional Premises, to the extent that the rate charged to Landlord by the utility company providing electricity to the Building is increased provided that Landlord, prior to or simultaneous with increasing the Additional Rent, has. provided documentation to Tenant evidencing the increase in the electricity rate being charged to the Building by such utility company. Tenant agrees that, at Landlord’s sole option, an electrical consultant, selected by Landlord, may make periodic surveys of the electrical equipment in the Fifth Amendment Additional Premises. In the event such survey(s) indicate that Tenant’s use of electricity is greater than $1.50 per rentable square foot, the electricity charge shall be adjusted accordingly.

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8.	SECURITY DEPOSIT

Effective as of the date hereof, pursuant to Section 1.2 of the Lease, Landlord is holding a Security Deposit which is currently $309,789.00, which amount shall not be increased in connection with this Amendment but may be reduced in accordance with the terms of the Fourth Amendment.

9.	EXTENSION OPTION

The parties hereby agree that, except for the Extension Option set forth in Section 3.2 of the Lease to extend the Term of the Lease for one (1) additional period of five (5) years, as amended by the Fourth Amendment, Tenant has no further option to extend or renew the Term of this Lease as it pertains to any portion of the Premises.

10.	DEFINITION OF FIFTH AMENDMENT ADDITIONAL PREMISES; PARKING

A. As set forth in paragraph 6, above, The Rentable Floor Area of the Premises, as set forth in Section 1.2 of the Lease and as affected by this Fifth Amendment to Lease, shall be as follows:

Time Period	Rentable Floor Area

Fifth Amendment Term:	24,220 square feet

B. As of the Fifth Amendment Additional Premises Commencement Date, Tenant is entitled to an increase in the number of parking privileges such that Tenant shall have a total of twenty-four (24) parking spaces, which spaces shall be available to Tenant pursuant to the terms and provisions of the Lease, including but not limited to payment of the monthly charge therefor, currently $200.00 per space per month.

11.	BROKER

A. Tenant warrants and represents that Tenant has not dealt with any brokers in connection with the consummation of this Fifth Amendment other than CRESA Partners and Cushman & Wakefield of Massachusetts, Inc. (collectively, “Brokers”). In the event that any claim is made against the Landlord relative to Tenant’s dealings with brokers other than the Brokers, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection, subject to Landlord’s reasonable approval, and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

B. Landlord warrants and represents that Landlord has not dealt with any brokers in connection with the consummation of this Fifth Amendment other than Brokers; and in the event any claim is made against the Tenant relative to Landlord’s dealings with brokers other than the Brokers, Landlord shall defend the claim against Tenant with counsel of Tenant’s selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

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C. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Brokers.

12.	CAPITALIZED TERMS

Capitalized terms used in this Fifth Amendment and not specifically defined herein shall have the respective meanings ascribed to them in the Lease

13.	RATIFICATION

As hereby amended, the Lease is ratified, confirmed and approved in all respects.

EXECUTED as an instrument under seal as of the date first above-written.

LANDLORD:				TENANT:

25 FIRST STREET, LLC, a Delaware limited liability company				ZIPCAR, INC., a Delaware corporation

By:	Federal Street Operating, LLC, a Delaware limited liability company, its Sole Member			By:
Name: Scott W. Griffith
Title: Chairman and CEO
	By:	Federal Street Management, LLC, a Delaware limited liability company, its Managing Member

		By:	Federal Street Management Co., Inc., a Delaware corporation, its Manager

By:
Name: Jonathan E. Martin
Title: Authorized Signatory

Date Signed: Sept. 11, 2009				Date Signed: Sept 1, 2009

6

COMMENCEMENT DATE AGREEMENT

AGREEMENT made this 2nd day of June 2009, by and between 25 First Street LLC, a Delaware limited liability company with a principal place of business c/o AEW Capital Management, L.P., Two Seaport Lane, World Trade Center East, Boston, MA 02210 (successor to Davenport Building Limited Partnership) (hereinafter referred to as “Landlord”), and Zipcar, Inc., a Delaware corporation (hereinafter referred to as “Client”).

W I T N E S S E T H:

WHEREAS, Client and Landlord entered into a certain Lease dated January 23, 2004, as amended by the First Amendment to Lease dated March 17, 2004, by the Second Amendment to Lease dated August 11, 2005, by the Third Amendment to Lease dated September 10, 2007, and further amended by the Fourth Amendment to Lease dated March 14,2008 (collectively, the “Lease”);

WHEREAS, the Fourth Amendment to Lease added the Fourth Amendment Additional Premises to the Premises; and

WHEREAS, Landlord and Client desire to specify the Fourth Amendment Additional Premises Commencement Date and certain other dates of the Lease.

NOW, THEREFORE, the parties hereto do hereby agree as follows:

1. The Fourth Amendment Additional Premises Commencement Date and the Rent Commencement Date for the Fourth Amendment Additional Premises is agreed to be September 1, 2008.

2. The terms of the Lease relative to the original Premises shall be unaffected by this Agreement.

3. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Lease.

IN WITNESS WHEREOF, the parties have hereunto caused to be set their respective hands and seals as of the date first above written.

LANDLORD:				TENANT:

25 FIRST STREET, LLC, a Delaware limited liability company				ZIPCAR, INC., a Delaware corporation

By:	Federal Street Operating, LLC, a Delaware limited liability company, its Sole Member			By:
Name: Scott W. Griffith
Title: CEO
	By:	Federal Street Management, LLC, a Delaware limited liability company, its Managing Member

		By:	Federal Street Management Co., Inc., a Delaware corporation, its Manager

By:
Name: Jonathan E. Martin
Title: Authorized Signatory

		Date Signed: Sept. 11, 2009		Date Signed:

25 FIRST STREET

CAMBRIDGE, MASSACHUSETTS

(THE “BUILDING”)

SIXTH AMENDMENT

December 1, 2009

	LANDLORD:	25 First Street LLC, a Delaware limited liability company with a principal place of business c/o AEW Capital Management, L.P.. Two Seaport Lane, World Trade Center East, Boston, MA 02210 (successor to Davenport Building Limited Partnership)

	TENANT:	Zipcar, Inc., a Delaware corporation

	CORE PREMISES:	An area on the fourth (4th) floor of the Building, containing 8,191 square feet of Rentable Floor Area, as shown on Exhibit A, attached to this Fourth Amendment

	FIFTH AMENDMENT ADDITIONAL PREMISES	An area on the fourth (4th) floor of the Building, containing 3,098 square feet of Rentable Floor Area as shown on Exhibit A attached to the Fifth Amendment.

ORIGINAL LEASE DATA	LEASE EXECUTION DATE:	January 23, 2004

	CURRENT TERMINATION DATE:	August 31, 2013, unless extended, or sooner terminated, pursuant to the terms and provisions of the Lease

	PREVIOUS LEASE AMENDMENTS:	First Amendment dated March 17, 2004 Second Amendment dated August 11, 2005 Third Amendment dated September 10,2007 Fourth Amendment dated March 14,2008 Fifth Amendment dated August 11, 2009
SIXTH AMENDMENT

SIXTH AMENDMENT ADDITIONAL PREMISES	An area on the fourth (4th) floor of the Building, containing 4,951 square feet of Rentable Floor Area, as further defined below and as shown on Exhibit A attached hereto.

SIXTH AMENDMENT ADDITIONAL PREMISES COMMENCEMENT DATE:	February 1, 2010.

SIXTH AMENDMENT ADDITIONAL PREMISES EXPIRATION DATE:	January 31, 2015

WHEREAS, Landlord and Tenant have entered into that certain Lease dated and executed as of January 23,2004, as evidenced by that certain Notice of Lease dated as of January 23, 2004 and as amended by a First Amendment dated March 17, 2004 (the “First Amendment”), s further amended by a Second Amendment dated August 11, 2005 (the “Second Amendment”), as further amended by a Third Amendment dated September 10, 2007 (the “Third Amendment”), as further amended by a Fourth Amendment dated March 14, 2008 (the “Fourth Amendment”), and further amended by a Fifth Amendment dated August 11, 2009 (the “Fifth Amendment”), with respect to the Core Premises and the Additional Premises added by the Amendments set forth above, all located at 25 First Street, Cambridge, Massachusetts, as the same are more particularly set forth in said Lease (herein collectively referred to as the “Lease”); and

WHEREAS, Tenant desires to lease additional premises from Landlord, to wit, the Sixth Amendment Additional Premises; and

WHEREAS, Landlord is willing to lease the Sixth Amendment Additional Premises to Tenant upon the terms and conditions hereinafter set forth.

NOW THEREFORE, the parties hereby agree that the above-referenced Lease is hereby amended as follows:

1.	DEMISE OF THE SIXTH AMENDMENT ADDITIONAL PREMISES.

Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, the Sixth Amendment Additional Premises for a term commencing on February 1, 2010 (the “Sixth Amendment Additional Premises Commencement Date”), and terminating on January 31, 2015 (the “Sixth Amendment Additional Premises Expiration Date”). Tenant acknowledges that such expiration date is different than the Current Termination Date).

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2.	CONDITION OF SIXTH AMENDMENT ADDITIONAL PREMISES AND TENANT IMPROVEMENT ALLOWANCE

The Sixth Amendment Additional Premises shall be demised to Tenant in “as-is” condition, without any covenants or warranties by Landlord, and without any duty to improve the same. Provided Tenant is not in Default hereunder, subject to the terms hereof and of the Work Letter attached hereto as Exhibit B and made a part hereof (the “Work Letter”), Landlord shall provide to Tenant an allowance equal to up to Twenty Eight and 88/100 Dollars ($28.88 ) per square foot of Rentable Floor Area of the Sixth Amendment Additional Premises (i.e., up to One Hundred Forty Two Thousand, Nine Hundred and Eighty Four and 88/100 Dollars ($142,984.88)) ”)) to be used by Tenant to pay for the cost of the performance of the Tenant Improvement Work in the Sixth Amendment Additional Premises (including the cost of all necessary permits and licenses, design services, electrical engineers, mechanical engineers, life safety, plumbing, space planning, engineering, architectural and reasonable project management fees, costs of installing Tenant’s telecommunication cabling and moving costs), more particularly described in the Work Letter (“Landlord’s Contribution”), but Tenant specifically may not utilize any unused Landlord Contribution for other soft costs such as, but not limited to, cabling, wiring and furniture.

Landlord shall pay the cost shown on each requisition (as hereinafter defined) submitted to Landlord within thirty (30) days of submission thereof by the General Contractor, Architect or Tenant, as the case may be, until the entirety of Landlord’s Contribution has been exhausted.

All other work or improvements desired by Tenant shall be performed by Tenant in accordance with the terms and conditions of the Lease and at Tenant’s sole cost and expense without contribution or reimbursement from Landlord.

3.	DEFINITION OF SIXTH AMENDMENT ADDITIONAL PREMISES

Rentable Floor Area:

The Rentable Floor Area of the Premises, as set forth in Section 1.2 of the Lease shall, from the Sixth Amendment Additional Premises Commencement Date through Current Termination Date (the “Current Term”), be 29,171 (representing the 8,191 square feet of Rentable Area that is the Core Premises, the 12,931 square feet of Rentable Area that is the Fourth Amendment Additional Premises, the 3,098 square feet of Rentable Area that is the Fifth Amendment Additional Premises and the 4,951 square feet of Rentable Area that is the Sixth Amendment Additional Premises), and shall be in the locations shown on Exhibit A attached hereto. During the portion of the Term for the Sixth Amendment Additional Premises that is prior to and includes the Current Termination Date, the term “the Premises” as used in the Lease shall collectively refer to the Core Premises, the Fourth Amendment Additional Premises the Fifth Amendment Additional Premises and the Sixth Amendment Additional Premises. During the portion of the Sixth Amendment Term that is after the Current Termination Date, the term “the Premises” as used in the Lease shall refer exclusively to the Sixth Amendment Additional Premises and the Rentable Area shall be 4,951 square feet.

4.	ANNUAL FIXED RENT - SIXTH AMENDMENT ADDITIONAL PREMISES

The schedule of Annual Fixed Rent as applied solely and exclusively to the Sixth Amendment Additional Premises during the Sixth Amendment Term shall be as follows:

Time Period	Annual Rate Per Rentable Square Foot	Annual Fixed Rent	Monthly Payment
Rent Year 1 (2/1/10 through 1/31/1)	$30.00	$148,530.00	$12,377 50
Rent Year 2 (2/1/11 through 1/31/12)	$30.50	$151,005.50	$12,583.79
Rent Year 3 (2/1/12 through 1/31/13)	$31.00	$153,481.00	$12,790.08
Rent Year 4 (2/1/13 through 1/31/14)	$31.50	$155,956.50	$12,996.38
Rent Year 5 (2/1/14 through 1/31/15)	$32.00	$158,432.00	$13,202.67

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For the purposes of Annual Fixed Rent in connection with the Sixth Amendment Additional Premises, the term “Rent Year” shall mean each successive twelve (12) month period during the Sixth Amendment Term commencing on the Sixth Amendment Additional Premises Commencement Date.

5.	ANNUAL FIXED RENT - CORE PREMISES, FOURTH AMENDMENT AND FIFTH AMENDMENT ADDITIONAL PREMISES

The Rent for the aforesaid Core Premises, Fourth Amendment Additional Premises and Fifth Amendment Additional Premises shall remain unchanged from that set forth in the Lease, including Articles 5, 6 and 7 thereof. Specifically, the parties agree that Tenant shall continue to pay Fixed Rent with regard to the Core Premises, the Fourth Amendment Additional Premises and Fifth Amendment Additional Premises pursuant to the terms of the Second Amendment, the Fourth Amendment and Fifth Amendment through August 31, 2013.

6.	OPERATING EXPENSES AND REAL ESTATE TAXES

Effective as of the Sixth Amendment Additional Premises Commencement Date, Tenant shall pay Base Taxes Allocable to the Premises and Operating Expenses allocable to the Premises for the Sixth Amendment Additional Premises in accordance with the terms and conditions of the Lease, provided, however, that Base Operating Expenses for the Sixth Amendment Additional Premises only, shall mean Operating Expenses for calendar year 2009 and Base Taxes for the Sixth Amendment Additional Premises only, shall mean Taxes for fiscal year 2010 (i.e. July 1, 2009 – June 30, 2010) with respect to Taxes.

7.	ELECTRICITY

Landlord will furnish electricity to the Sixth Amendment Additional Premises through presently installed electrical facilities for Tenant’s reasonable use for lighting, electrical appliances, heating, ventilation and air conditioning exclusively serving, as applicable, the Sixth Amendment Additional Premises and all other equipment. If Landlord provides such electricity, Tenant shall pay, as Additional Rent, for the Sixth Amendment Term the sum of $7,426.50 per year (i.e. $1.50/rentable square foot, subject to the terms hereof) in equal monthly installments with Base Rent. Said Additional Rent shall be in addition to the Additional Rent paid by Tenant

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in connection with the other portions of the Premises then demised to Tenant, and shall subject to proportionate increase(s), from time to time and at any time throughout the Term for the Sixth Amendment Additional Premises, to the extent that the rate charged to Landlord by the utility company providing electricity to the Building is increased provided that Landlord, prior to or simultaneous with increasing the Additional Rent, has. provided documentation to Tenant evidencing the increase in the electricity rate being charged to the Building by such utility company. Tenant agrees that, at Landlord’s sole option, an electrical consultant, selected by Landlord, may make periodic surveys of the electrical equipment in the Fifth Amendment Additional Premises. In the event such survey(s) indicate that Tenant’s use of electricity is greater than $1.50 per rentable square foot, the electricity charge shall be adjusted accordingly.

8.	SECURITY DEPOSIT

Effective as of the date hereof, pursuant to Section 1.2 of the Lease, Landlord is holding a Security Deposit which is currently $309,789.00. which amount shall be increased by $13,202.67 to $322,991.67 in connection with this Amendment. The Security Deposit shall be reduced to $13,202.67 in accordance with the Security Deposit provisions of the Lease upon the Current Termination Date and Tenant’s compliance with all of its obligations under the Lease relative thereto

9.	DEFINITION OF SIXTH AMENDMENT ADDITIONAL PREMISES: PARKING

(A) As set forth in paragraph 3, above, The Rentable Floor Area of the Sixth Amendment Additional Premises, as set forth in Section 1.2 of the Lease and as affected by this Sixth Amendment, shall be as follows:

Time Period	Rentable Floor Area

Sixth Amendment Term:	4,951 square feet

(B) As of the Sixth Amendment Additional Premises Commencement Date, Tenant is entitled to an increase in the number of parking privileges such that Tenant shall have a total of twenty-nine (29) parking spaces, which spaces shall be available to Tenant pursuant to the terms and provisions of the Lease, including but not limited to payment of the monthly charge therefor, currently $200.00 per space per month. As of the Current Termination Date, the number of parking spaces to which Tenant shall be entitled pursuant to the terms and conditions of the Lease shall automatically reduce to five (5) spaces.

10.	TERMINATION OPTION

(A) Notwithstanding anything to the contrary contained herein, effective as of the date which is the third anniversary of the Sixth Amendment Additional Premises Commencement Date (the “Termination Date”), Tenant shall have, as to the Sixth Amendment Additional Premises only, a one-time option to terminate the Lease (a “Termination Option”), upon the following terms and conditions. If Tenant desires to exercise the Termination Option, Tenant shall give Landlord written notice (a “Termination Notice”) of Tenant’s exercise of this

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Termination Option on or before the date which is nine (9) months prior to the Termination Date (the “Notice Date”). Time is of the essence of this provision and such exercise, once given, shall be irrevocable. Notwithstanding the foregoing, if at any time after Tenant’s exercise of this Termination Option, up to and including the Termination Date, Tenant shall be in Monetary Default, beyond applicable notice and grace periods, if any, of the Lease, then Landlord may elect, but is not obligated, to cancel and declare null and void Tenant’s exercise of this Termination Option, and, after applying same to any outstanding monetary defaults, Landlord shall return the Termination Fee (as defined below) and the Lease shall continue in full force and effect for the full Lease Term hereof unaffected by Tenant’s exercise of this Termination Option. If Landlord does not cancel Tenant’s exercise of the Termination Option after Tenant’s Default, Tenant shall cure any Default within the period specified in the Lease and this obligation shall survive the Termination Date. In the event that Tenant gives the Termination Notice on a timely basis, and all other conditions of exercise of this Termination Option are satisfied, the Lease shall terminate at 5:00 p.m. on the Termination Date. In order for such Termination Notice to be effective, such notice must be accompanied by the termination fee (“Termination Fee”), which termination fee shall be calculated pursuant to the following formula: Termination Fee = (Landlord’s. Cost + Accrued Interest). As used herein, “Landlord’s Costs” shall mean the unamortized portion of all actual third-party expenses paid by Landlord associated with the Lease including, without limitation, tenant improvement costs, brokerage and legal fees. Based on the foregoing, the Termination Fee shall be $73,830.43 (2/5 of the sum of $142,984.88 Landlord Contribution, $5,000 legal fees, $14,853.00 broker’s fee, plus accrued interest). “Accrued Interest” shall mean the sum of interest that would be payable during the period from the Rent Commencement Date through the Termination Date with respect to a fully-amortizing loan assuming level payments of principal and interest where the principal amount equals Landlord’s Cost, the annual rate of interest equals eight percent (8%) and the term is five years. The Termination Fee shall be payable with the Termination Notice by check, in cash or certified funds. Tenant’s obligations to pay Rent, Additional Rent, and any other costs and charges under this Amendment and under the Lease, and to perform all other Lease obligations for the period up to and including the Termination Date, shall survive the termination of this Amendment. In the event Tenant exercises the Termination Option, Tenant covenants and agrees to surrender full and complete possession of the Premises to Landlord on or before the Termination Date in compliance with the requirements of Section 16.5 of the Lease. If Tenant shall fail to deliver possession of the Sixth Amendment Additional Premises on or before the Termination Date in accordance with the terms hereof, Tenant shall be deemed to be a holdover tenant subject to the remedies set forth in the Lease. If Tenant properly and timely exercises the Termination Option and (if Landlord elects to apply such condition) no Event of Default exists either at the time of Tenant’s exercise of the Termination Option or on the Termination Date, the lease of the Sixth Amendment Additional Premises shall cease and expire on the Termination Date with the same force and effect as if said Termination Date were originally provided in this Amendment as the Sixth Amendment Additional Premises Expiration Date. Notwithstanding anything contained herein to the contrary, a Permitted Tenant Successor and/or Tenant Affiliate shall have the right to exercise the Termination Option pursuant to this Section.

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11.	BROKER

(A) Tenant warrants and represents that Tenant has not dealt with any brokers in connection with the consummation of this Sixth Amendment other than Cushman & Wakefield of Massachusetts, Inc. and CresaPartners (“Brokers”). In the event that any claim is made against the Landlord relative to Tenant’s dealings with brokers other than the Brokers, Tenant ,# shall defend the claim against Landlord with counsel of Tenant’s selection, subject to Landlord’s reasonable approval, and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B) Landlord warrants and represents that Landlord has not dealt with any brokers in connection with the consummation of this Sixth Amendment other than Brokers; and in the event any claim is made against the Tenant relative to Landlord’s dealings with brokers other than the Brokers, Landlord shall defend the claim against Tenant with counsel of Tenant’s selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

(C) Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Broker.

12.	CAPITALIZED TERMS

Capitalized terms used in this Sixth Amendment and not specifically defined herein shall have the respective meanings ascribed to them in the Lease

13.	RATIFICATION

As hereby amended, the Lease is ratified, confirmed and approved in all respects.

[SIGNATURE PAGE FOLLOWS]

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EXECUTED as an instrument under seal as of the date first above-written.

LANDLORD:				TENANT:

25 FIRST STREET, LLC, a Delaware limited liability company				ZIPCAR. INC., a Delaware corporation

By:	Federal Street Operating, LLC, a Delaware limited liability company, its Sole Member			By:
Name: Scott W. Griffith
Title: CEO
	By:	Federal Street Management, LLC, a Delaware limited liability company, its Managing Member

		By:	Federal Street Management Co., Inc. a Delaware corporation, its Manager

By:
Name: Iphigenia Demetriades
Title: Authorized Signatory

Date Signed: 12/1/09				Date Signed: 11/25/09

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EXHIBIT A

PLAN OF SIXTH AMENDMENT ADDITIONAL PREMISES

[omitted from lease]

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EXHIBIT B

WORK LETTER

THE DAVENPORT

This Exhibit is attached to and made a part of that certain Sixth Amendment to Lease dated as of the     day of November, 2009 (the “Lease”), by and between 25 First Street LLC (“Landlord”) and ZIPCAR, INC. (“Tenant”).

1.	LANDLORD’S WORK.

The Sixth Amendment Additional Premises shall be delivered to Tenant “as-is”, without any obligations on the part of Landlord to prepare such Sixth Amendment Additional Premises, and without any warranties concerning the condition of the Sixth Amendment Additional Premises, or its suitability for Tenant’s Use.

At Landlord’s expense, Landlord shall provide a facilities person to walk through the Building with Tenant to determine exactly what can be demolished and what if any existing wiring and cables can be removed or cut.

2.	COMMENCEMENT DATE.

The Sixth Amendment Additional Premises Commencement Date shall be February 1, 2010.

3.	DEFINITIONS.

“Punch List Items” shall be defined as incomplete items of work and adjustment of equipment and fixtures in the Sixth Amendment Additional Premises. The Punch List Items shall be set forth in a so-called punch list prepared and signed by Tenant. Landlord may provide Tenant with punch list items only to the extent the items are joining or adjacent to Landlord’s common areas or corridors or to the extent the items include or involve any element or feature which is part of the structure or the systems (such as plumbing, mechanical, electrical and HVAC) used in common with others in the Building or which are visible to others in the Building. The Tenant shall complete, as soon as conditions practically permit, all Punch List Items.

4.	PLANS

Landlord and Tenant shall cooperate with each other in the design process for the Tenant Improvement Work. Tenant shall submit to Landlord for Landlord’s approval a full set of construction drawings for Tenant Improvement Work (collectively “the Plans”), as soon as possible following the date of this Amendment. The Plans shall contain at least the information required by, and shall conform to the requirements of, applicable law, and shall contain all information required for the issuance of a building permit for the work shown thereon. Landlord must approve or state the reasons for disapproval of the Plans within five (5) business days of receipt of the Plans. Landlord’s approval of the Plans shall not be unreasonably withheld, conditioned or delayed. Landlord’s approval is

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solely given for the benefit of Landlord under this Section 4 and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of Tenant’s plans for any other purpose whatsoever. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Sixth Amendment Additional Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design.

5.	WORK PERFORMED BY TENANT.

The parties acknowledge that Tenant will employing contractors in preparing the Sixth Amendment Additional Premises for Tenant’s occupancy to install wiring, telecommunications and data systems, security systems, and furnishings in the Sixth Amendment Additional Premises (“Tenant Work”). Any Tenant Work shall be done in accordance with the requirements of Article 9 of the Lease. In addition, all of Tenant Improvement Work shall be coordinated with any work being performed by, or for, Landlord, and in such manner as to maintain harmonious labor relations.

6.	PERFORMANCE OF THE TENANT IMPROVEMENT WORK: COST OF TENANT IMPROVEMENT WORK

A. General Contractor. Tenant shall engage a General Contractor (“General Contractor”) approved by Landlord, which approval shall not be unreasonably withheld or delayed, to perform the Tenant Improvement Work. Tenant will provide Landlord with a copy of the bids received from the subcontractors.

B. Cost Proposal. Tenant shall advise Landlord of price estimates (including breakdowns by trade) as promptly as possible but in any event within twenty (20) business days after Landlord’s receipt of the Plans. Tenant shall calculate and furnish to Landlord a “Cost Proposal” which shall constitute the aggregate of (i) the amounts payable under the subcontracts selected (and, where the General Contractor is performing work that would be performed by a subcontractor, the cost of such work) in the bid process, broken down by trade (“Direct Costs”), and (ii) the amount of the General Contractor’s fee and general conditions based on the Direct Costs. The components of the Cost Proposal shall (subject to Change Orders) be fixed at the rates set forth therein.

C. Landlord Approval of Cost Proposal; Redesign Period. Landlord shall approve or reject the Cost Proposal in writing to Tenant on or before five (5) business days after being furnished the same. If Landlord fails to give Tenant notice approving of the Cost Proposal within the period required under the preceding sentence, Landlord shall be deemed to have accepted the Cost Proposal. If Landlord rejects the Cost Proposal, (i) no Tenant Improvement Work will commence until a Cost Proposal has been approved by Landlord, and (ii) within fifteen (15) business days after the expiration of Landlord’s response period under the first sentence of this Section 6(C), Tenant shall make such revisions to the Plans as Landlord desires to make to change the cost of the Tenant Improvement Work and resubmit the same to Landlord for approval pursuant to the

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process set forth above. In such event, Tenant shall direct Tenant’s General Contractor to re-price the Tenant Improvement Work based upon the revised Plans and shall submit a revised Cost Proposal to Landlord within ten (10) business days (or twenty-one (21) business days in the case of a major redesign) after receipt of revised Plans. Landlord shall give Tenant written notice accepting or rejecting the revised Cost Proposal on or before the earlier of (x) five (5) business days after Landlord’s receipt thereof or (y) the Final Notice to Proceed Date, and failure to give such notice within such period shall be deemed an acceptance thereof.

D. Change Orders. Tenant shall have the right to submit for Landlord’s approval (which shall not be unreasonably withheld) change proposals subsequent to Landlord’s approval of the Plans and the Cost Proposal (each, a “Change Proposal”). Landlord agrees to respond to any such Change Proposal (which response shall include any information necessary for Tenant to evaluate such Change Proposal) within 3 business days after the submission thereof by Tenant, advising Tenant of any anticipated costs (“Change Order Costs”) associated with such Change Proposal, as well as an estimate of any delay which would likely result. Tenant shall have the right to then approve or withdraw such Change Proposal within five (5) business days after receipt of such information; if approved, it shall become a Change Order, and the Change Order Costs associated with it shall be deemed additions to the Cost Proposal.

E. Cost of Tenant Improvement Work. The Tenant Improvement Work shall, subject to Landlord’s Contribution (as defined in Section 2 of this Amendment and referred to in Section 8 hereof), be performed at Tenant’s sole cost and expense. If the cost of the Tenant Improvement Work exceeds the total amount of Landlord’s Contribution, then Tenant shall pay the amount of such excess.

7.	QUALITY AND PERFORMANCE OF WORK.

A. Quality of Work. All construction work required or permitted by this Amendment shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions, and orders and requirements of all public authorities (“Legal Requirements”) and all insurance requirements.

B. Correction of Defects. Tenant warrants to Landlord that the Tenant’s Improvement Work will be performed free from defects in workmanship and materials (“Tenant’s Warranty”). Tenant’s Warranty shall be subject to the exclusions which are set forth in Section 3.5.1 of the form A201 General Conditions published by the American Institute of Architects (1997 edition). Tenant’s obligations under this Section 7(B) shall only apply during the Warranty Period, as hereinafter defined. The “Warranty Period” shall be twelve months after the Sixth Amendment Additional Premises Commencement Date; however, Tenant agrees to notify Landlord promptly after Tenant’s discovery of any alleged defect. The Warranty Period shall apply to any defect which Tenant either discovers or of which Landlord notifies Tenant during such Warranty Period. Tenant agrees to correct or repair, at Tenant’s expense, items which are in breach of Tenant’s Warranty or which otherwise are incomplete or do not conform to the work contemplated or to Tenant’s Plans.

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8.	LANDLORD’S CONTRIBUTION.

A. Amount. See Landlord’s Contribution in Section 2 of this Amendment.

B. Requisitions. Landlord shall disburse funds to Tenant for the purposes of reimbursing Tenant’s Architect, General Contractor and any subcontractors engaged by the General Contractor. Landlord shall be responsible for dispersal of funds up to and including the amount of Landlord’s Contribution noted in Section 2 of this Amendment. Funds up to the amount of Landlord’s Contribution shall be disbursed to Tenant within thirty (30) days of receipt of written proof of payment of invoices from Tenant’s Architect or General Contractor for completed work as provided by Tenant to Landlord. Prior to each requisition (as hereinafter defined), Tenant shall submit a certification from its General Contractor to Landlord stating the cost of Tenant’s Improvement Work that has been completed and for which payment is being requested. Landlord may corroborate with Tenant’s General Contractor any and all invoices, receipts and/or other proofs of payment for work made by Tenant. In the event that either the Cost Proposal for the Tenant Improvement Work or Tenant’s actual costs therefor for the preparation of the Sixth Amendment Additional Premises exceeds the amount of Landlord’s Contribution, Tenant shall be required to pay any such excess in order the complete the Tenant Improvement Work and Landlord shall have no obligation to reimburse Tenant for any costs above and beyond Landlord’s Contribution.

C. Payments on account of the Tenant Improvement Work shall be made by Tenant within thirty (30) days of receipt of invoice therefor by the General Contractor. Tenant shall pay its pro rata share and 100% of any Change Order Costs or other excess over and above the amount of the Landlord’s Contribution on account of the Tenant Improvement Work. For the purposes hereof, a “requisition” shall mean written documentation (including, without limitation, invoices, lien waivers, and such other documentation as Landlord or Landlord’s mortgagee may reasonably request) showing in reasonable detail the costs of the item in question. Each requisition shall be accompanied by evidence reasonably satisfactory to Landlord that items, services and work covered by such requisition have been fully paid by Tenant. Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant’s books and records relating to each requisition in order to verify the amount thereof. Tenant shall submit requisition(s) no more often than monthly.

D. Conditions, Notwithstanding anything to the contrary herein contained:

(i)	Landlord shall have no obligation to advance funds on account of Landlord’s Contribution unless and until Landlord has received the requisition in question.

(ii)	Except with respect to work and/or materials previously paid for by Tenant, as evidenced by paid invoices and written lien waivers provided to

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Landlord, Landlord shall have the right to have Landlord’s Contribution paid to directly to Tenant’s contractor(s), consultants, service providers, and vendor(s). In no event shall Landlord’s Contribution be applied to any fees paid to Tenant or any affiliate of Tenant.

(iii)	Landlord shall have no obligation to pay Landlord’s Contribution in respect of any requisition submitted after the date which is one (1) year after the Sixth Amendment Additional Premises Commencement Date.

(iv)	Landlord’s obligation to pay any portion of Landlord’s Contribution shall be conditioned upon there existing no Event of Default at the time that Landlord would otherwise be required to make such payment.

9.	DISPUTES. Any dispute between the parties with respect to the provisions of this Exhibit shall be submitted to arbitration in accordance with the applicable provision of the Lease.

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